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                  BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                            BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                            THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                              Dated April 25, 2002

                           _______________________

                       Mortgage Pass-Through Certificates

                                  Series 2002-C








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


                                TABLE OF CONTENTS



PRELIMINARY STATEMENT......................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Interest Calculations........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations, Warranties and Covenants of the Servicer....
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans..............................................
Section 2.05  Designation of Interests in the REMIC........................
Section 2.06  Designation of Start-up Day..................................
Section 2.07  REMIC Certificate Maturity Date..............................
Section 2.08  Execution and Delivery of Certificates.......................
Section 2.09  Repurchase of Converted Mortgage Loans.......................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer.....
Section 3.03  Fidelity Bond; Errors and Omissions Insurance................
Section 3.04  Access to Certain Documentation..............................
Section 3.05  Maintenance of  Primary Mortgage Insurance Policy; Claims....
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer....................................................
Section 3.07  Trustee to Act as Servicer...................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account; and Certificate Account............................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans..........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and Certificate Account.....................................
Section 3.12  Maintenance of Hazard Insurance..............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.16  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee.........................
Section 3.17  Servicing Compensation.......................................
Section 3.18  Annual Statement as to Compliance............................
Section 3.19  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.20  Advances.....................................................
Section 3.21  Modifications, Waivers, Amendments and Consents..............
Section 3.22  Reports to the Securities and Exchange Commission............


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate.......................................


                                    ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions................................................
Section 5.02  Priorities of Distributions..................................
Section 5.03  Allocation of Losses.........................................
Section 5.04  Statements to Certificateholders.............................
Section 5.05  Tax Returns and Reports to Certificateholders................
Section 5.06  Tax Matters Person...........................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee...
Section 5.08  REMIC Related Covenants......................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.............................................
Section 6.02  Registration of Transfer and Exchange of Certificates........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 6.04  Persons Deemed Owners........................................


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01 Respective Liabilities of the Depositor and the Servicer......
Section 7.02 Merger or Consolidation of the Depositor or the Servicer......
Section 7.03 Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 7.04  Depositor and Servicer Not to Resign.........................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default............................................
Section 8.02  Remedies of Trustee..........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default............................................
Section 8.05  Trustee to Act; Appointment of Successor.....................
Section 8.06  Notification to Certificateholders...........................


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee............................................
Section 9.02  Certain Matters Affecting the Trustee........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 9.04  Trustee May Own Certificates.................................
Section 9.05  Eligibility Requirements for Trustee.........................
Section 9.06  Resignation and Removal of Trustee...........................
Section 9.07  Successor Trustee............................................
Section 9.08  Merger or Consolidation of Trustee...........................
Section 9.09  Appointment of Co-Trustee or Separate Trustee................
Section 9.10  Authenticating Agents........................................
Section 9.11  Trustee's Fees and Expenses..................................
Section 9.12  Appointment of Custodian.....................................
Section 9.13  Paying Agents................................................
Section 9.14  Limitation of Liability......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates................................................
Section 9.16  Suits for Enforcement........................................
Section 9.17  Waiver of Bond Requirement...................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement....


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans.......................................
Section 10.02 Additional Termination Requirements..........................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement.....................................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Certificates Nonassessable and Fully Paid....................
Section 11.08 Access to List of Certificateholders.........................
Section 11.09 Recharacterization...........................................



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EXHIBITS

Exhibit A-1       -     Form of Face of Class A-1 Certificate
Exhibit A-2       -     Form of Face of Class A-2 Certificate
Exhibit A-3       -     Form of Face of Class A-3 Certificate
Exhibit A-4       -     Form of Face of Class A-4 Certificate
Exhibit A-R       -     Form of Face of Class A-R Certificate
Exhibit B-1       -     Form of Face of Class B-1 Certificate
Exhibit B-2       -     Form of Face of Class B-2 Certificate
Exhibit B-3       -     Form of Face of Class B-3 Certificate
Exhibit B-4       -     Form of Face of Class B-4 Certificate
Exhibit B-5       -     Form of Face of Class B-5 Certificate
Exhibit B-6       -     Form of Face of Class B-6 Certificate
Exhibit C         Form of Reverse of all Certificates...................
Exhibit D         Mortgage Loan Schedule................................
Exhibit E         Request for Release of Documents......................
Exhibit F         Form of Certification of Establishment of Account.....
Exhibit G-1       Form of Transferor's Certificate......................
Exhibit G-2A      Form 1 of Transferee's Certificate....................
Exhibit G-2B      Form 2 of Transferee's Certificate....................
Exhibit H         Form of Transferee Representation Letter
                  for ERISA Restricted Certificates.....................
Exhibit I         Form of Affidavit Regarding Transfer of Residual
                  Certificate ..........................................
Exhibit J         Contents of Servicing File............................
Exhibit K         Form of Special Servicing Agreement...................
Exhibit L         List of Recordation States............................

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated April 25, 2002 is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                        W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (the "REMIC"). The Class A Certificates (other than the Class A-R Certificate) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

                                                                     Integral
                                          Pass-                      Multiples
               Initial Class              Through     Minimum        in Excess
Classes        Certificate Balance        Rate        Denomination   of Minimum
-------        -------------------        -------     ------------   ----------

Class A-1      $   362,597,000.00           (1)          $1,000         $1
Class A-2      $    50,000,000.00           (1)          $1,000         $1
Class A-3      $     1,425,000.00           (1)          $1,000         $1
Class A-4      $       666,340.00           (2)          $25,000        $1
Class A-R      $           100.00           (1)          $100           N/A
Class B-1      $     5,767,000.00           (1)          $25,000        $1
Class B-2      $     2,134,000.00           (1)          $25,000        $1
Class B-3      $     2,134,000.00           (1)          $25,000        $1
Class B-4      $       641,000.00           (1)          $25,000        $1
Class B-5      $       640,000.00           (1)          $25,000        $1
Class B-6      $       854,053.00           (1)          $25,000        $1

----------

(1) For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue on these Certificates at the rate of 5.512% per annum. For each Distribution Date after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue on these Certificates at a per annum rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution
Date).

(2) The Class A-4 Certificates will be Principal-Only Certificates and will receive only distributions of principal until and including the Distribution Date in March 2007. For each Distribution Date after the Distribution Date in March 2007, interest will accrue on the Class A-4 Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act:  The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Net WAC: As to any Distribution Date, the fraction, expressed as a percentage, equal to (A) the sum of the product, for each Mortgage Loan, of (i) the Net Mortgage Interest Rate for such Mortgage Loan multiplied by (ii) the Stated Principal Balance of such Mortgage Loan on the Due Date of the month preceding the month of such Distribution Date divided by (B) the sum of the product, for each Mortgage Loan, of (i) the Non-Ratio Strip Percentage for such Mortgage Loan multiplied by (ii) the Stated Principal Balance of such Mortgage Loan on the Due Date of the month preceding the month of such Distribution Date.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (Ratio Strip Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the Ratio Strip Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Kentucky, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-C that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-C." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, The Bank of New York; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

            Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-R Certificates.

            Class A-2 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class A-2 Certificates would be reduced as a result of the allocation of any Realized Loss to such Class pursuant to Section 5.03(a)(i) or the allocation of any reduction pursuant to Section 5.03(b) to such Class, in each case without regard to the operation of Section 5.03(e).

            Class A-3 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class A-3 Certificates with respect to such Distribution Date prior to any reduction for the Class A-3 Loss Allocation Amount and (b) the Class A-2 Loss Amount with respect to such Distribution Date.

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a), (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to
Section 5.03(b), and (iv) in the case of the Class A-3 Certificates, any reduction allocated thereto pursuant to Section 5.03(e).

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: April 25, 2002.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: As defined in Section 3.17.

            Conversion Date: The date on which a Mortgage Loan becomes a Converted Mortgage Loan.

            Converted Mortgage Loan: Any Mortgage Loan as to which the related Mortgagor has exercised its option pursuant to the related Mortgage Note to convert the adjustable rate of interest on such Mortgage Loan to a fixed rate of interest.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention: Corporate Trust - MBS (Fax: (212) 328-7620).

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: April 1, 2002.

            Cut-Off Date Pool Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans which is $426,858,493.52.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate as of the Closing Date that is less than 5.512% per annum.

            Distribution Date: The 25th day of each month beginning in May 2002 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class B-4, Class B-5 or Class B-6 Certificate.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            FNMA: Fannie Mae, or any successor thereto.

            Fractional Interest: As defined in Section 5.02(d).

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap and the Lifetime Cap) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Rate Adjustment Date, a rate per annum that is defined to be the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Adjustment Date or (ii) forty-five days before the applicable Adjustment Date or, in the event that such index is no longer available, a substitute index selected by the Servicer in accordance with the terms of the related Mortgage Note.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, together with all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-4 Certificates until the April 2007 Distribution Date), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class (other than the Class A-4 Certificates prior to the April 2007 Distribution Date), the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Lifetime Cap: As to any Mortgage Loan, the maximum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, the sum of the Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Lifetime Cap applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated April 25, 2002, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property;
(iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-Off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date;
(xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style;
(xv) the Appraised Value; (xvi) the first Rate Adjustment Date; (xvii) the Rate Ceiling; (xviii) the Periodic Cap; (xix) the Gross Margin; and (xx) whether such Mortgage Loan has an option to convert from an adjustable rate of interest to a fixed rate of interest. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-Ratio Strip Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 5.512%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-Ratio Strip Principal Amount: As to any Distribution Date, the sum of the applicable Non-Ratio Strip Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               1.50%
                       Class B-2               1.00%
                       Class B-3               0.50%
                       Class B-4               0.35%
                       Class B-5               0.20%
                       Class B-6               0.00%

            Original Subordinate Certificate Balance: $12,170,053.00.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02, 2.04 or 2.09.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate described in the Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

            Permitted Investments:  One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "P-1" by Moody's and "A-1" by S&P;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "P-1" by Moody's and "A-1" by S&P;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-1" by Moody's and "A-1" by S&P;

            (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated "Aaa" by Moody's and either "AAAm" or "AAAm G" by S&P or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan:  As defined in Section 6.02(e).

            Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and
(ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Premium Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate as of the Closing Date that is equal to or more than 5.512% per annum.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-4 Certificates are Principal-Only Certificate until the April 2007 Distribution Date.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Rate Adjustment Date and each subsequent anniversary thereof.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            Rating Agency: Each of S&P and Moody's. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Ratio Strip Deferred Amount: As to any Distribution Date, the aggregate of the applicable Ratio Strip Percentage of each Realized Loss to be allocated to the Class A-4 Certificates on such Distribution Date or previously allocated to the Class A-4 Certificates and not yet paid to the Holders of the Class A-4 Certificates pursuant to Section 5.02(a)(iii) and the amount (without duplication) of any reduction in the Class Certificate Balance of the Class A-4 Certificates pursuant to Section 5.03(b).

            Ratio Strip Percentage: As to any Discount Mortgage Loan, 100% minus the Non-Ratio Strip Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            Ratio Strip Principal Amount: As to any Distribution Date, the sum of the applicable Ratio Strip Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the related Seller or the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04 and as to any Converted Mortgage Loan repurchased on any date pursuant to Section 2.09, an amount equal to the sum of
(i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificate: The Class A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-4 Certificates) immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-4 Certificates) immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date during the seven years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh year anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date, unless (i) on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%, (ii) on any Distribution Date before the Distribution Date occurring in May 2005, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage plus 50% of the Subordinate Percentage or (iii) on any Distribution Date occurring after the Distribution Date in May 2005, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage. Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur and the Senior Prepayment Percentage will be calculated without regard to clause (ii) or
(iii) in the preceding sentence unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-Ratio Strip Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-Ratio Strip Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the applicable Non-Ratio Strip Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-Ratio Strip Principal Amount" for such Distribution Date.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more, as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                               Percentage of Original
   Distribution Date Occurring In         Subordinate Certificate Balance
   ------------------------------         -------------------------------

May 2002 through April 2005                           20%
May 2005 through April 2010                           30%
May 2010 through April 2011                           35%
May 2011 through April 2012                           40%
May 2012 through April 2013                           45%
May 2013 and thereafter                               50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan until and including the March 2007 Distribution Date, the per annum rate equal to (i) the related Mortgage Interest Rate on the Closing Date less (ii) the sum of 5.512% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate will not be less than 0.25% per annum with respect to any Mortgage Loan. The Servicing Rate with respect to each Mortgage Loan after the March 2007 Distribution Date will be 0.25% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Similar Law: As defined in Section 6.02(e).

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-Ratio Strip Percentage of all amounts described in clauses
(a) through (d) of the definition of "Non-Ratio Strip Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-Ratio Strip Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-Ratio Strip Principal Amount" for such Distribution Date.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a Gross Margin equal to that of the Defective Mortgage Loan; (v) have a Periodic Cap and Rate Ceiling equal to that of the Defective Mortgage Loan; (vi) have the same Index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan; (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (viii) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Mortgage Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0030% per annum.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-C, The Bank of New York, as trustee for the holders of the Certificates" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                 (A) The stock certificate;

                 (B) The stock power executed in blank;

                 (C) The executed proprietary lease;

                 (D) The executed recognition agreement;

                 (E) The executed assignment of recognition agreement;

                 (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                 (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). As set forth on Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the Servicer.

            The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 20 to 30-year adjustable rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

            (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
     (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

            (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxviii) Each Mortgage Loan is a "qualified mortgage" within
     Section 860G(a)(3) of the Code.

            (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is May 25, 2032.

            Section 2.08 Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            Section 2.09 Repurchase of Converted Mortgage Loans. The Depositor shall repurchase from the Trust any Converted Mortgage Loan prior to the first Due Date for such Mortgage Loan following the Conversion Date. Any such repurchase shall be at the Repurchase Price. The Repurchase Price for any repurchased Converted Mortgage Loan shall be deposited by the Depositor in the Certificate Account and, upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Depositor, the Trustee shall release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor legal and beneficial ownership of such Converted Mortgage Loan.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of
Servicer.

            (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance.

            The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation.

            The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Mortgage Insurance Policy;
Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Mortgage Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Mortgage Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer.

            If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; and Certificate Account.

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
     Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
     Section 3.14;

            (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
     3.20 and any payments of Compensating Interest; and

            (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-C and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Mortgage Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

Section 3.11 Permitted Withdrawals from the Servicer Custodial Account and Certificate Account.

            (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Sections 2.02, 2.04 or 2.09, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

            (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance.

            The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of
(i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO
Property.

            (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on the REMIC (as defined in Section 860F of the Code) or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if (a) in the Depositor's judgment, the default is not likely to be cured by the Mortgagor and (b) such Mortgage Loan is 180 days or more delinquent or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

            The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17 Servicing Compensation.

            The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

            Section 3.18 Annual Statement as to Compliance.

            The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20 Advances.

            The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission.

            The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.

                                   ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions.

            (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds from the Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

            (i) to each Class of Senior Certificates (other than the Class A-4 Certificates until the Distribution Date in April 2007), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) concurrently to the Class A Certificates (other than the Class A-4 Certificates) and the Class A-4 Certificates, pro rata, based on their respective Senior Principal Distribution Amount and Ratio Strip Principal Amount, (A) to the Class A Certificates (other than the Class A-4 Certificates), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-4 Certificates in an aggregate amount up to the Ratio Strip Principal Amount;

            (iii) to the Class A-4 Certificates, any Ratio Strip Deferred Amount, up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable first to the Class B-6 Certificates pursuant to clause (iv)(L) below, second to the Class B-5 Certificates pursuant to clause (iv)(J) below, third to the Class B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3 Certificates pursuant to clause (iv)(F) below, fifth to the Clause B-2 Certificates pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates pursuant to clause (iv)(B) below;

            (iv) to each Class of Subordinate Certificates, subject to paragraph
     (d) below, in the following order of priority:


                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

            (v) to the Holder of the Class A-R Certificate, any remaining Pool Distribution Amount.

            On any Distribution Date, amounts distributed in respect of Ratio Strip Deferred Amounts will not reduce the Class Certificate Balance of the Class A-4 Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            (b) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Class A Certificates (other than the Class A-4 Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, to the Class A-R Certificate, until its Class Certificate Balance has been reduced to zero; and

                  second, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Class A Certificates (other than the Class A-4 Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) on and after the Senior Credit Support Depletion Date, any Realized Loss allocable to interest and (C) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), (A) if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes"), the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes; provided, however, if the aggregate Class Certificate Balances of the Subordinate Certificates that are not Restricted Classes are reduced to zero, then notwithstanding the above, any funds remaining will be distributed sequentially to the Restricted Classes in order of their respective numerical Class designations (beginning with the Class of Restricted Certificates then outstanding with the lowest numerical Class designation) and
(B) if with respect to any Class of Subordinate Certificates on any Distribution Date prior to the Distribution Date in May 2013, the Fractional Interest of such Class is less than twice its Original Fractional Interest and the Senior Prepayment Percentage for such Distribution Date is determined in accordance with clause (ii) or (iii) of the second sentence of the definition of "Senior Prepayment Percentage," the Classes of Subordinate Certificates that have higher numerical designations will receive in respect of clause (ii) of the Subordinate Principal Distribution Amount, an amount equal to the product of their Pro Rata Shares and the percentages set forth in the following table:

Distribution Date Occurring                       Percentage
---------------------------                       ----------
May 2002 through April 2009                          0%
May 2009 through April 2010                          30%
May 2010 through April 2011                          40%
May 2011 through April 2012                          60%
May 2012 through April 2013                          80%

Each Class of Subordinate Certificates that received its full Pro Rata Share will be allocated any remaining amount in respect of clause (ii) of the Subordinate Principal Distribution Amount, pro rata (based on the Class Certificate Balances of only those Subordinate Certificates that received a full Pro Rata Share).

            Section 5.03 Allocation of Losses.

            (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses with respect to the related Distribution Date.

            The principal portion of Realized Losses with respect to any Distribution Date shall be allocated as follows:

            (i) the applicable Ratio Strip Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan shall be allocated to the Class A-4 Certificates until the Class Certificate Balance thereof is reduced to zero; and

            (ii) the applicable Non-Ratio Strip Percentage of the principal portion of any Realized Loss shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-4 Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date, until the Class Certificate Balances thereof have been reduced to zero.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Ratio Strip Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate (other than the Class Certificate Balance of the Class A-4 Certificates) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-4 Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for such Distribution Date and (ii) the Adjusted Pool Amount (Ratio Strip Portion) for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates (other than the Class A-4 Certificates) based on the Class Certificate Balances immediately prior to such Distribution Date.

            The Class Certificate Balance of the Class A-4 Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-4 Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (Ratio Strip Portion) for such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            (e) After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class A-3 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class A-3 Certificates will be reduced by the Class A-3 Loss Allocation Amount and, notwithstanding Section 5.03(a)(ii) and Section 5.03(b), the Class Certificate Balance of the Class A-2 Certificates will not be reduced by the Class A-3 Loss Allocation Amount.

            Section 5.04 Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the Senior Percentage and the Subordinate Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days
     (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date; and

            (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month or any Ratio Strip Deferred Amounts for such Distribution Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of the REMIC for its short taxable year ending December 31, 2002, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By the acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as a REMIC and avoid the imposition of tax on the REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04, 2.09 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the REMIC and will not disqualify the Trust Estate from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section
2.01. The Senior Certificates (other than the Class A-4 and Class A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-4 Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance. The Class A-R Certificate shall be in a minimum denomination of $100. The Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02 Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
     6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
     Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
     Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor.

            (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that (i) any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
     (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A2" by Moody's or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the Ratio Strip Deferred Amount with respect to the Class A-4 Certificates, and (II) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements.

            (a) If the Depositor exercises its purchase option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
     Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the REMIC.

            (b) By the acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to reduce the percentage of the Cut-Off Date Pool Principal Balance at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust Estate as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Estate as a REMIC.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests, and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 101 East Main Street, Suite 400, Louisville, Kentucky 40202, Attention: Servicing Manager, with a copy to:
Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina 28255,
Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention:
Corporate Trust - MBS Group (Fax: (212) 328-7620), (d) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attn: Residential Mortgage Monitoring Group, and (e) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.



                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor


                                    By:
                                       ---------------------------------------
                                       Name:  Judy Ford
                                       Title: Vice President


                                    BANK OF AMERICA, N.A.,
                                       as Servicer


                                    By:
                                       ---------------------------------------
                                       Name:  Robert J. DeBenedet
                                       Title: Senior Vice President


                                    THE BANK OF NEW YORK,
                                       as Trustee


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK )

                         )    ss.:

COUNTY OF NEW YORK )

                         )

            On the 25th day of April, 2002, before me, a notary public in and for the State of New York, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that s/he is a ________________ of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of such corporation.




                                       _______________________________________
                                                    Notary Public
[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA  )

                         ) ss.:

COUNTY OF MECKLENBURG    )

                         )

            On the 25th day of April, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.




                                       _______________________________________
                                                    Notary Public
[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA  )

                         ) ss.:

COUNTY OF MECKLENBURG    )

                         )

            On the 25th day of April, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.




                                       _______________________________________
                                                    Notary Public
[Notarial Seal]

My commission expires ____________.

                                 EXHIBIT A-1

                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-1

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $362,597,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HE 1

ISIN No.:                     US06050HHE18

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2

                   [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-2

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $50,000,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HF 8

ISIN No.:                     US06050HHF82

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-3

                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS A-2 CERTIFICATES WILL BE BORNE BY THE CLASS A-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-3

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,425,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HG 6

ISIN No.:                     US06050HHG65

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-4

                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-4

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $666,340.00

Pass-Through Rate:            Principal Only/Variable

CUSIP No.:                    06050H HH 4

ISIN No.:                     US06050HHH49

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-4 Certificate represents the right to receive principal only prior to and including the Distribution Date in March 2007. After the March 2007 Distribution Date, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                   EXHIBIT A-R

                   [FORM OF FACE OF CLASS A-R CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $100.00

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HJ 0

ISIN No.:                     US06050HHJ05

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1

                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-1

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,767,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HK 7

ISIN No.:                     US06050HHK77

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2

                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-2

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,134,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HL 5

ISIN No.:                     US06050HHL50

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-3

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,134,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HM 3

ISIN No.:                     US06050HHM34

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-4

                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-4

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $641,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HN 1

ISIN No:                      US06050HHN17

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-5

                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-5

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $640,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HP 6

ISIN No.:                     US06050HHP64

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-6

                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-C
                                    Class B-6

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by


           Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 April 1, 2002

First Distribution Date:      May 28, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $854,053.00

Pass-Through Rate:            Variable

CUSIP No.:                    06050H HQ 4

ISIN No.:                     US06050HHQ48

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 25, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in November 2006, interest will accrue at a per annum rate equal to 5.512%. For each Distribution Date occurring after the Distribution Date in November 2006 and prior to the Distribution Date in April 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in April 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                    EXHIBIT C

                    [FORM OF REVERSE OF ALL CERTIFICATES]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:

                                    THE BANK OF NEW YORK,
                                     as Trustee


                                       By
                                         -----------------------------------
                                          Authorized Signatory






                          CERTIFICATE OF AUTHENTICATION
      This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.


                                    THE BANK OF NEW YORK,
                                     as Trustee


                                       By
                                         -----------------------------------
                                          Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:
                                    ----------------------------------------
                                    Signature by or on behalf of assignor






                            DISTRIBUTION INSTRUCTIONS
      The assignee should include the following for purposes of distribution:

      Distributions  shall  be  made,  by  wire  transfer  or  otherwise,   in
immediately                 available                 funds                 to
____________________________________________________   for  the   account   of
___________________,  account number _________________________,  or, if mailed by check, to ________________________________________________________________.
Applicable statements should be mailed to ___________________________________.

      This information is provided by , the assignee named above, or , as its agent.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

BANK OF AMERICA MORTGAGE
BOAMS 2002-C
MORTGAGE SCHEDULE

   LOAN              PROPERTY                                    LOAN                   DOC          ORIG   NOTE       ORIGINAL
  NUMBER               TYPE              OCCUPANCY             PURPOSE                 TYPE          LTV    RATE          PB
  ------             --------            ---------             -------                 ----          ----   ----       --------
6000143708        Single Family           Primary             Refinance                Rapid        80.00   6.625       440,000
6000206372        Single Family           Primary         Cash-out Refinance         Standard       48.40   6.250       484,000
6000637147             PUD                Primary              Purchase               Reduced       80.00   6.000       328,000
6001343901             PUD                Primary             Refinance              Standard       78.63   6.750       578,000
6003201354        Single Family           Primary              Purchase                Rapid        79.99   6.250       455,550
6003905319             PUD                Primary             Refinance                Rapid        54.05   6.250       973,000
6004508294        Single Family           Primary              Purchase               Reduced       79.68   6.125       600,000
6006444803             PUD                Primary             Refinance                Rapid        61.36   6.250       675,000
6007029421             PUD                Primary             Refinance                Rapid        69.67   6.500       425,000
6009434579             PUD                Primary             Refinance           All Ready Home    57.70   6.250       981,000
6009466365        Single Family           Primary         Cash-out Refinance          Reduced       64.10   6.500       500,000
6010345566        Single Family           Primary         Cash-out Refinance           Rapid        75.00   6.250       405,000
6010368733        Single Family           Primary              Purchase                Rapid        79.11   6.375       356,000
6011214597             PUD                Primary         Cash-out Refinance           Rapid        63.55   6.375       750,000
6011600332        Single Family           Primary             Refinance              Standard       80.00   6.250       420,000
6012007735             PUD                Primary         Cash-out Refinance         Standard       44.91   6.125       750,000
6012792799        Single Family           Primary              Purchase               Reduced       80.00   5.250       468,000
6012920457             PUD                Primary              Purchase               Reduced       72.58   6.375       450,000
6013411886             PUD               Secondary             Purchase                Rapid        75.75   6.125       625,000
6014162033        Single Family           Primary             Refinance           All Ready Home    75.00   6.500       862,500
6014549007        Single Family           Primary              Purchase              Standard       41.90   6.750       900,000
6015589085        Single Family           Primary             Refinance           All Ready Home    73.75   6.250       936,750
6018003316        Single Family           Primary             Refinance              Standard       80.00   6.125       640,000
6019573317             PUD                Primary              Purchase              Standard       68.20   6.250       429,000
6020389976        Single Family           Primary         Cash-out Refinance         Standard       66.96   6.125       375,000
6021211914         Condominium            Primary              Purchase               Reduced       75.86   5.875       330,000
6021556979             PUD                Primary              Purchase              Standard       79.93   6.500       389,500
6022318734        Single Family           Primary             Refinance               Reduced       56.34   6.000       355,000
6022867987        Single Family           Primary              Purchase                Rapid        79.99   5.875       479,999
6025914372             PUD                Primary              Purchase              Standard       95.00   6.250       367,251
6028371984        Single Family           Primary             Refinance                Rapid        57.68   6.375       321,000
6029442446             PUD                Primary              Purchase                Rapid        70.00   5.875       532,000
6031741694         Condominium            Primary             Refinance               Reduced       76.55   6.000       320,000
6033029429        Single Family           Primary              Purchase              Standard       80.00   5.750       540,000
6033638559        Single Family           Primary             Refinance                Rapid        61.53   6.125       400,000
6034884905        Single Family           Primary         Cash-out Refinance           Rapid        58.44   6.375       450,000
6035884235             PUD                Primary             Refinance               Reduced       71.42   6.250       400,000
6036770458             PUD                Primary         Cash-out Refinance          Reduced       68.08   6.000       320,000
6038928005         Condominium           Secondary            Refinance                Rapid        66.03   6.250       383,000
6041819845        Single Family           Primary             Refinance              Standard       44.23   5.875       376,000
6046883002        Single Family           Primary             Refinance               Reduced       53.39   6.250       307,000
6048846296        Single Family           Primary         Cash-out Refinance         Standard       49.68   6.375       400,000
6050691648             PUD                Primary             Refinance               Reduced       76.16   6.375       457,000
6051785753        Single Family           Primary              Purchase               Reduced       80.00   6.000       567,200
6054791600             PUD                Primary             Refinance               Reduced       80.00   6.000       336,000
6055386780        Single Family           Primary             Refinance              Standard       30.94   6.250       882,000
6057332246        Single Family           Primary              Purchase                Rapid        80.00   5.750       383,200
6057556323        Single Family           Primary         Cash-out Refinance         Standard       73.81   6.375       406,000
6057797158             PUD                Primary             Refinance                Rapid        73.98   6.250       556,000
6057904622        Single Family           Primary             Refinance               Reduced       61.58   5.875       369,500
6060549760             PUD                Primary              Purchase              Standard       89.64   6.000       433,000
6063897257         Condominium            Primary              Purchase               Reduced       80.00   6.375       556,000
6065167865        Single Family           Primary             Refinance              Standard       50.84   6.000       750,000
6065889419        Single Family           Primary         Cash-out Refinance         Standard       70.00   5.875       472,500
6066760114             PUD                Primary             Refinance                Rapid        80.00   6.375       366,400
6068486940        Single Family           Primary              Purchase              Standard       77.07   6.125       400,000
6068499877         Condominium            Primary              Purchase                Rapid        80.00   6.250       384,000
6070638538        Single Family           Primary             Refinance                Rapid        27.65   6.250       968,000
6070732935        Single Family           Primary         Cash-out Refinance         Standard       65.78   6.625       500,000
6071513151          Two Family           Investor             Refinance              Standard       54.00   6.250       540,000
6071953514        Single Family           Primary             Refinance                Rapid        80.00   6.250       372,000
6071962903             PUD                Primary             Refinance              Standard       16.35   6.250       785,000
6072509570        Single Family           Primary             Refinance               Reduced       75.00   6.250       450,000
6072693911             PUD                Primary              Purchase              Standard       95.00   6.250       356,250
6072863951             PUD                Primary              Purchase                Rapid        80.00   6.125       416,000
6074854768        Single Family           Primary              Purchase                Rapid        80.00   6.500       388,000
6074878197        Single Family           Primary              Purchase              Standard       90.00   6.250       382,500
6077989140        Single Family           Primary             Refinance                Rapid        80.00   6.375       332,800
6079165111             PUD                Primary              Purchase                Rapid        80.00   6.125       412,000
6079438625             PUD                Primary              Purchase               Reduced       65.39   5.000       377,950
6081378504        Single Family           Primary         Cash-out Refinance          Reduced       74.21   6.375       378,500
6083087822        Single Family           Primary              Purchase              Standard       80.00   6.375       612,000
6083748910        Single Family           Primary             Refinance              Standard       80.00   6.250       440,000
6083826435          Townhouse            Secondary             Purchase               Reduced       80.00   6.125       342,400
6084434890        Single Family           Primary             Refinance              Standard       67.27   6.375       437,295
6084826624        Single Family           Primary              Purchase                Rapid        80.00   6.250       368,000
6086819379        Single Family           Primary         Cash-out Refinance          Reduced       52.38   6.000       406,000
6089409434             PUD                Primary             Refinance              Standard       72.45   6.375       329,652
6092045225        Single Family           Primary             Refinance               Reduced       49.20   6.125       310,000
6092166393        Single Family           Primary             Refinance               Reduced       57.72   5.750       635,000
6093829197        Single Family           Primary         Cash-out Refinance          Reduced       64.14   6.125       500,000
6094199749        Single Family           Primary              Purchase               Reduced       94.99   6.375       332,850
6094903884        Single Family           Primary             Refinance           All Ready Home    53.65   6.625       319,269
6096034357        Single Family           Primary             Refinance              Standard       74.24   5.875       367,500
6096151763        Single Family           Primary         Cash-out Refinance          Reduced       70.00   6.125       472,500
6096234973        Single Family           Primary              Purchase                Rapid        80.00   6.000       488,000
6096877599        Single Family           Primary              Purchase                Rapid        62.29   6.125       355,000
6097649807        Single Family           Primary             Refinance                Rapid        68.46   6.375       445,000
6099224823             PUD                Primary             Refinance              Standard       71.75   6.375       348,000
6100190633        Single Family           Primary              Purchase                Rapid        69.89   6.250       650,000
6101170717             PUD                Primary             Refinance           All Ready Home    59.18   6.500       739,800
6101242169         Condominium            Primary              Purchase              Standard       80.00   6.250       324,800
6101991757             PUD                Primary              Purchase                Rapid        80.00   5.500       427,200
6104893687             PUD                Primary              Purchase              Standard       80.00   6.000       520,000
6105107954        Single Family           Primary         Cash-out Refinance          Reduced       60.00   6.500       570,000
6105532805        Single Family           Primary              Purchase                Rapid        80.00   6.125       348,000
6105539404             PUD                Primary         Cash-out Refinance         Standard       50.00   6.375       600,000
6105669490        Single Family           Primary              Purchase                Rapid        80.00   6.250       424,000
6106338384        Single Family           Primary             Refinance                Rapid        67.77   6.375       448,000
6107100494        Single Family           Primary         Cash-out Refinance          Reduced       71.42   5.875       500,000
6108478519        Single Family           Primary              Purchase                Rapid        79.88   6.000       544,000
6109726338             PUD               Secondary            Refinance                Rapid        73.15   6.500       695,000
6110420707         Condominium            Primary              Purchase                Rapid        75.00   5.875       449,250
6113392887        Single Family           Primary         Cash-out Refinance          Reduced       57.69   6.125       750,000
6114442145             PUD                Primary             Refinance                Rapid        69.58   6.125       382,000
6115759489        Single Family           Primary             Refinance              Standard       28.50   6.250       570,000
6116113728        Single Family           Primary         Cash-out Refinance           Rapid        39.44   6.375     1,000,000
6116633790        Single Family           Primary             Refinance              Standard       36.40   6.250       910,000
6118408506        Single Family           Primary              Purchase              Standard       95.00   6.625       455,050
6118622080         Condominium            Primary              Purchase                Rapid        80.00   6.375       476,000
6118870952             PUD               Secondary        Cash-out Refinance           Rapid        70.00   6.500       413,000
6119723416        Single Family          Secondary             Purchase                Rapid        75.00   6.250       825,000
6121825092             PUD                Primary         Cash-out Refinance           Rapid        70.00   6.375       584,500
6122015743             PUD                Primary             Refinance               Reduced       77.50   5.875       310,000
6122330142        Single Family           Primary         Cash-out Refinance          Reduced       60.00   5.750       510,000
6125878428        Single Family           Primary             Refinance              Standard       26.92   6.250       350,000
6126436648        Single Family           Primary              Purchase                Rapid        66.85   6.500       585,000
6126607248             PUD                Primary              Purchase               Reduced       80.00   6.500       439,600
6128092357         Condominium           Secondary            Refinance              Standard       75.45   6.750       332,000
6130559757        Single Family           Primary         Cash-out Refinance         Standard       58.93   6.500       442,000
6131144096        Single Family           Primary         Cash-out Refinance           Rapid        71.02   6.625       375,000
6133268232             PUD                Primary         Cash-out Refinance         Standard       58.59   6.125       375,000
6133905254        Single Family           Primary             Refinance              Standard       80.00   6.500       680,000
6134979654        Single Family           Primary             Refinance               Reduced       69.45   6.375       382,000
6137029432        Single Family           Primary             Refinance               Reduced       36.00   6.000       540,000
6137611361             PUD                Primary         Cash-out Refinance          Reduced       24.00   6.125       600,000
6138009987        Single Family           Primary         Cash-out Refinance         Standard       64.06   6.375       410,000
6138338386             PUD                Primary              Purchase                Rapid        72.00   5.875       450,000
6138344434        Single Family           Primary             Refinance               Reduced       53.07   6.375       345,000
6139789645        Single Family           Primary             Refinance               Reduced       47.61   6.000       400,000
6139830944        Single Family           Primary             Refinance              Standard       42.91   6.000       643,696
6140146579        Single Family           Primary             Refinance               Reduced       64.21   6.000       488,000
6140239952             PUD                Primary         Cash-out Refinance         Standard       30.08   5.875       355,000
6143415849         Condominium            Primary              Purchase               Reduced       80.00   6.125       416,000
6143582317             PUD                Primary             Refinance               Reduced       30.14   6.625       535,000
6144139794        Single Family           Primary              Purchase               Reduced       68.42   6.125       650,000
6144619795        Single Family           Primary              Purchase              Standard       80.00   6.250       334,400
6145418247             PUD                Primary             Refinance               Reduced       78.31   6.375       372,000
6145583776        Single Family           Primary              Purchase              Standard       75.00   6.375       864,000
6145881501        Single Family           Primary             Refinance               Reduced       76.47   6.125       650,000
6147438607         Condominium            Primary             Refinance               Reduced       55.93   6.250       495,000
6148357772             PUD                Primary             Refinance                Rapid        78.98   6.500       466,000
6149460666        Single Family           Primary              Purchase                Rapid        68.60   6.250       590,000
6149912872        Single Family           Primary         Cash-out Refinance           Rapid        71.54   6.500       440,000
6150112370             PUD                Primary             Refinance                Rapid        61.06   5.875       571,000
6152701238        Single Family           Primary         Cash-out Refinance         Standard       68.96   6.000       400,000
6154465667             PUD                Primary              Purchase                Rapid        80.00   6.375       532,000
6154524133         Condominium            Primary              Purchase              Standard       80.00   6.125       436,000
6154684762        Single Family           Primary             Refinance               Reduced       79.16   6.000       475,000
6156031756        Single Family           Primary              Purchase              Standard       80.00   6.500       440,000
6157754190        Single Family           Primary             Refinance               Reduced       49.12   6.250       393,000
6158832409        Single Family           Primary             Refinance              Standard       46.53   6.625       477,000
6159786083        Single Family           Primary             Refinance           All Ready Home    22.72   6.375     1,000,000
6160778525        Single Family           Primary              Purchase                Rapid        80.00   6.000       424,000
6163150557        Single Family           Primary              Purchase                Rapid        80.00   6.500       372,000
6163175703        Single Family           Primary             Refinance                Rapid        75.00   6.375       862,500
6163441980        Single Family           Primary             Refinance              Standard       29.62   6.125     1,000,000
6165140556        Single Family           Primary             Refinance               Reduced       80.00   6.500       600,000
6167268587             PUD                Primary             Refinance               Reduced       47.61   6.375       650,000
6167342689             PUD                Primary              Purchase                Rapid        80.00   6.125       391,200
6167574935             PUD                Primary         Cash-out Refinance          Reduced       70.00   6.250       700,000
6168393590        Single Family           Primary              Purchase              Standard       80.00   6.500       332,000
6169785091             PUD                Primary         Cash-out Refinance         Standard       80.00   6.375       372,000
6170238189        Single Family           Primary         Cash-out Refinance           Rapid        67.70   6.125       650,000
6172851310        Single Family           Primary             Refinance              Standard       69.01   6.125       490,000
6175270054        Single Family           Primary             Refinance              Standard       80.00   6.125       324,000
6175721627             PUD                Primary         Cash-out Refinance           Rapid        31.25   6.625     1,000,000
6176182712        Single Family           Primary              Purchase               Reduced       80.00   6.750       608,000
6178105281             PUD                Primary              Purchase              Standard       75.00   6.375       401,250
6178303852        Single Family           Primary             Refinance              Standard       44.00   6.375       440,000
6180933589             PUD                Primary              Purchase               Reduced       80.00   6.125       615,200
6182086006             PUD                Primary              Purchase              Standard       80.00   6.375       675,200
6183887923        Single Family           Primary              Purchase              Standard       80.00   5.875       335,200
6186246945             PUD                Primary             Refinance                Rapid        57.46   6.250       862,000
6187502882        Single Family           Primary         Cash-out Refinance         Standard       73.50   6.250       430,000
6188964784        Single Family           Primary             Refinance              Standard       73.29   6.625       355,500
6189218834        Single Family           Primary              Purchase                Rapid        80.00   6.000       511,200
6190985579        Single Family           Primary             Refinance               Reduced       85.95   5.500       352,423
6192425095        Single Family           Primary             Refinance           All Ready Home    79.73   6.250       486,400
6193270458             PUD                Primary             Refinance               Reduced       63.84   6.250       415,000
6194176126             PUD               Secondary            Refinance                Rapid        36.55   6.250       340,000
6195577413             PUD                Primary             Refinance               Reduced       40.51   6.125       312,000
6196769639        Single Family           Primary             Refinance                Rapid        66.26   6.250       550,000
6199104727        Single Family           Primary         Cash-out Refinance           Rapid        23.10   6.000       350,000
6200143573        Single Family           Primary         Cash-out Refinance           Rapid        57.42   5.875       402,000
6200355227        Single Family           Primary             Refinance                Rapid        65.23   6.000       685,000
6200547385        Single Family           Primary             Refinance                Rapid        56.96   6.125       319,000
6205538678             PUD                Primary             Refinance              Standard       80.00   6.125       432,000
6209691945        Single Family           Primary              Purchase              Standard       80.00   6.125       456,000
6210010374        Single Family           Primary         Cash-out Refinance           Rapid        56.62   6.375       407,722
6210202393             PUD                Primary         Cash-out Refinance         Standard       54.16   5.875       650,000
6210255466        Single Family           Primary             Refinance               Reduced       40.68   5.875       305,100
6211254120        Single Family           Primary             Refinance               Reduced       34.41   6.500       413,000
6211375537        Single Family           Primary              Purchase               Reduced       42.85   6.375       360,000
6212034471        Single Family           Primary              Purchase              Standard       89.99   6.375       431,662
6214117258        Single Family           Primary             Refinance           All Ready Home    75.68   6.250       499,500
6215262400             PUD               Secondary            Refinance           All Ready Home    47.36   6.125       450,000
6215989267        Single Family           Primary              Purchase                Rapid        80.00   6.125       388,000
6219859961        Single Family           Primary             Refinance                Rapid        61.07   6.250       397,000
6220709429        Single Family          Secondary             Purchase              Standard       80.00   6.375       360,000
6222814375             PUD                Primary             Refinance                Rapid        49.50   5.875       396,000
6223585925        Single Family           Primary         Cash-out Refinance           Rapid        80.00   5.875       420,000
6223759249        Single Family           Primary             Refinance               Reduced       48.64   6.500       377,000
6224266665          Two Family            Primary             Refinance                Rapid        38.46   6.250       500,000
6224926243        Single Family           Primary         Cash-out Refinance         Standard       47.05   5.625       400,000
6225461208        Single Family           Primary             Refinance               Reduced       63.04   6.125       517,000
6227243349             PUD                Primary              Purchase               Reduced       80.00   6.375       487,520
6227581540          Two Family            Primary             Refinance              Standard       65.55   6.375       590,000
6227728448        Single Family           Primary             Refinance              Standard       77.97   6.250       347,000
6227750178             PUD                Primary         Cash-out Refinance           Rapid        23.52   6.250       400,000
6229273724        Single Family           Primary             Refinance              Standard       53.84   6.375       420,000
6229735581             PUD               Secondary            Refinance               Reduced       33.83   6.125       609,000
6230973288        Single Family           Primary             Refinance                Rapid        59.25   6.375       400,000
6232748431        Single Family           Primary             Refinance                Rapid        54.79   6.250     1,000,000
6234834486             PUD                Primary              Purchase                Rapid        79.99   6.375       812,417
6236253131        Single Family           Primary             Refinance           All Ready Home    57.33   6.250       344,000
6238131988        Single Family           Primary         Cash-out Refinance           Rapid        39.73   6.125       596,000
6239568873        Single Family           Primary             Refinance              Standard       15.74   6.000       437,000
6239630947       High-Rise Condo          Primary             Refinance               Reduced       50.46   6.000       492,000
6240336609        Single Family           Primary             Refinance           All Ready Home    45.33   6.125       612,000
6240479748        Single Family           Primary              Purchase              Standard       80.00   6.125       408,000
6240625191        Single Family           Primary             Refinance               Reduced       45.47   6.125       454,700
6241762472             PUD                Primary             Refinance               Reduced       31.23   6.250       328,000
6241804746        Single Family          Investor              Purchase              Standard       75.52   6.375       321,000
6243704811        Single Family           Primary              Purchase              Standard       80.00   5.875       552,000
6244210131        Single Family           Primary             Refinance                Rapid        80.00   6.000       473,600
6244588544        Single Family           Primary         Cash-out Refinance          Reduced       66.90   6.000       380,000
6245296717        Single Family           Primary             Refinance                Rapid        80.00   6.125       548,000
6247448316        Single Family           Primary             Refinance                Rapid        79.92   5.875       999,000
6247612036        Single Family           Primary              Purchase                Rapid        72.11   6.375       937,500
6247648220        Single Family           Primary              Purchase                Rapid        80.00   6.125       580,000
6248284009        Single Family           Primary              Purchase                Rapid        80.00   6.375       504,000
6249266583        Single Family           Primary             Refinance               Reduced       53.40   5.750       381,850
6249495729        Single Family          Secondary            Refinance               Reduced       65.69   6.125       450,000
6249639227        Single Family           Primary             Refinance           All Ready Home    50.00   6.500       387,500
6250502900             PUD                Primary             Refinance           All Ready Home    53.33   6.375       400,000
6251234347        Single Family           Primary              Purchase               Reduced       80.00   6.625       360,000
6251490550        Single Family           Primary             Refinance               Reduced       68.57   6.250       516,400
6251527955             PUD                Primary              Purchase              Standard       79.99   5.875       448,747
6251732514        Single Family           Primary             Refinance              Standard       76.40   5.375       340,000
6252876559        Single Family           Primary         Cash-out Refinance         Standard       78.26   6.250       360,000
6253146499        Single Family           Primary             Refinance           All Ready Home    70.00   6.000       994,000
6257988359        Single Family           Primary             Refinance              Standard       63.76   6.125       382,600
6260804825        Single Family           Primary             Refinance               Reduced       59.02   6.125       425,000
6263054915        Single Family           Primary              Purchase                Rapid        80.00   6.500       639,200
6267904818        Single Family           Primary             Refinance                Rapid        69.67   6.250       689,800
6268169486        Single Family           Primary         Cash-out Refinance          Reduced       74.28   6.000       325,000
6269171101        Single Family           Primary              Purchase              Standard       80.00   6.375       336,000
6272395192        Single Family           Primary              Purchase               Reduced       80.00   6.500       332,000
6273070752        Single Family           Primary             Refinance              Standard       54.16   6.000       975,000
6273322583        Single Family           Primary              Purchase               Reduced       80.00   6.375       388,000
6274643821         Condominium            Primary             Refinance               Reduced       81.85   6.125       442,000
6274810735        Single Family           Primary              Purchase                Rapid        75.00   6.375       900,000
6277308406        Single Family           Primary              Purchase                Rapid        80.00   6.375       488,000
6277321110             PUD                Primary              Purchase              Standard       80.00   6.500       332,000
6277693856        Single Family           Primary              Purchase               Reduced       80.00   6.125       420,000
6280229243        Single Family           Primary              Purchase                Rapid        80.00   6.500       311,920
6283075973             PUD                Primary             Refinance               Reduced       62.78   6.250       437,000
6283201249             PUD                Primary             Refinance                Rapid        61.50   6.000       984,000
6284906507        Single Family          Secondary             Purchase                Rapid        80.00   6.375       519,200
6285082191             PUD                Primary              Purchase                Rapid        61.90   5.875       650,000
6288103614             PUD                Primary              Purchase                Rapid        80.00   6.250       340,000
6289418326         Condominium            Primary             Refinance                Rapid        49.38   6.125       565,500
6289459080        Single Family           Primary              Purchase                Rapid        80.00   6.500       392,000
6290434189        Single Family           Primary         Cash-out Refinance         Standard       73.92   6.250       480,500
6291044227             PUD                Primary              Purchase                Rapid        78.02   6.500       355,000
6291630124        Single Family           Primary              Purchase               Reduced       80.00   6.375       396,000
6291870340        Single Family           Primary             Refinance               Reduced       48.00   6.250       420,000
6292431423         Condominium            Primary              Purchase                Rapid        80.00   6.125       328,000
6293025810        Single Family          Secondary             Purchase                Rapid        80.00   6.375       455,200
6294101214        Single Family           Primary             Refinance               Reduced       75.48   5.750       339,682
6296264093             PUD                Primary              Purchase                Rapid        80.00   6.625       383,960
6301065485        Single Family           Primary             Refinance              Standard       69.27   5.625       336,000
6301937469        Single Family           Primary             Refinance               Reduced       61.85   6.000       494,800
6302558710        Single Family           Primary              Purchase                Rapid        80.00   6.000       330,400
6303545070        Single Family           Primary              Purchase                Rapid        80.00   6.375       440,000
6305785146             PUD               Secondary             Purchase                Rapid        80.00   6.000       440,000
6306283174        Single Family           Primary             Refinance               Reduced       61.65   6.250       373,000
6311668146        Single Family           Primary             Refinance               Reduced       72.60   5.875       312,222
6311780057             PUD                Primary              Purchase               Reduced       80.00   6.250       383,200
6313376482        Single Family           Primary              Purchase                Rapid        70.00   6.500       570,500
6313524644        Single Family           Primary         Cash-out Refinance           Rapid        44.82   6.000       650,000
6313739838        Single Family           Primary             Refinance               Reduced       66.23   6.125       364,300
6315404951             PUD                Primary             Refinance               Reduced       80.00   6.375       324,000
6315868916             PUD                Primary              Purchase               Reduced       80.00   6.000       352,000
6316106324        Single Family           Primary         Cash-out Refinance         Standard       66.22   6.000       596,000
6316688495        Single Family           Primary         Cash-out Refinance          Reduced       75.00   6.250       360,000
6317736806        Single Family           Primary         Cash-out Refinance          Reduced       57.66   6.125       395,000
6319008493        Single Family           Primary              Purchase                Rapid        79.95   6.250       342,200
6321839802        Single Family           Primary         Cash-out Refinance         Standard       50.00   6.500     1,000,000
6321921303        Single Family           Primary             Refinance              Standard       56.05   5.875       504,500
6323231149        Single Family           Primary             Refinance                Rapid        63.63   5.875       700,000
6323520558        Single Family           Primary              Purchase              Standard       80.00   6.375       434,000
6324872073        Single Family          Investor              Purchase              Standard       59.42   6.500       364,000
6325069950         Condominium            Primary         Cash-out Refinance          Reduced       70.00   6.125       381,500
6325599071             PUD                Primary             Refinance                Rapid        80.00   6.625       480,000
6331301934        Single Family           Primary         Cash-out Refinance          Reduced       70.00   6.125       350,000
6333660220        Single Family           Primary         Cash-out Refinance         Standard       70.00   6.250       742,000
6334731913        Single Family           Primary              Purchase                Rapid        80.00   6.250       349,600
6334914451        Single Family           Primary             Refinance               Reduced       78.84   6.125       532,200
6336713331        Single Family           Primary              Purchase              Standard       80.00   6.250       380,000
6338901033         Condominium            Primary              Purchase                Rapid        80.00   6.250       540,000
6340922829        Single Family           Primary              Purchase                Rapid        80.00   6.500       349,600
6341015920             PUD                Primary         Cash-out Refinance           Rapid        52.79   6.125       353,700
6343940190        Single Family           Primary         Cash-out Refinance         Standard       68.68   6.250       340,000
6346214460        Single Family           Primary         Cash-out Refinance           Rapid        55.36   6.500       609,000
6347432855             PUD                Primary         Cash-out Refinance           Rapid        70.00   6.250       350,000
6347939339        Single Family           Primary             Refinance                Rapid        34.84   6.250       993,000
6348813582        Single Family           Primary             Refinance               Reduced       52.11   6.250       458,600
6352469628        Single Family           Primary             Refinance               Reduced       64.78   6.250       447,000
6354359876        Single Family           Primary              Purchase                Rapid        70.00   5.500       451,500
6355703809        Single Family           Primary         Cash-out Refinance         Standard       68.09   6.000       715,000
6358378864             PUD                Primary              Purchase               Reduced       76.10   5.500       500,000
6359794275             PUD                Primary              Purchase                Rapid        76.22   6.000       448,888
6363517746        Single Family           Primary             Refinance              Standard       66.61   5.875       443,000
6368426224        Single Family          Secondary             Purchase               Reduced       79.56   6.375       370,000
6368756828        Single Family           Primary             Refinance               Reduced       42.72   6.000       305,500
6369177891        Single Family           Primary              Purchase                Rapid        80.00   6.250       368,000
6370420389        Single Family           Primary         Cash-out Refinance           Rapid        59.09   6.500       325,000
6371047512         Condominium            Primary              Purchase               Reduced       76.19   5.875       320,000
6372053428        Single Family           Primary              Purchase              Standard       80.00   5.875       576,000
6373502001        Single Family           Primary         Cash-out Refinance         Standard       71.45   6.625       393,000
6374110432        Single Family           Primary             Refinance           All Ready Home    75.24   6.375       380,000
6374421086        Single Family           Primary              Purchase              Standard       80.00   6.500       504,000
6376049349        Single Family           Primary              Purchase              Standard       75.00   6.500       881,250
6376364078        Single Family           Primary             Refinance               Reduced       49.86   5.750       573,500
6376795941        Single Family          Secondary            Refinance                Rapid        74.90   6.125       546,800
6376988868        Single Family           Primary             Refinance           All Ready Home    75.00   6.250       712,500
6378100058         Condominium            Primary              Purchase                Rapid        74.87   6.500       900,000
6378497645        Single Family           Primary             Refinance                Rapid        90.00   6.500       373,500
6378572645        Single Family           Primary         Cash-out Refinance           Rapid        62.85   6.125       660,000
6378935685        Single Family           Primary              Purchase              Standard       80.00   6.250       704,000
6379285239        Single Family           Primary             Refinance                Rapid        75.00   6.375       585,000
6379413583        Single Family           Primary              Purchase               Reduced       78.94   6.750       750,000
6380364122        Single Family           Primary             Refinance                Rapid        78.44   6.375       706,000
6380892213        Single Family           Primary             Refinance               Reduced       78.95   6.125       324,508
6384275399             PUD                Primary             Refinance                Rapid        74.12   6.000       404,000
6385014987        Single Family           Primary             Refinance               Reduced       48.63   5.875       462,000
6385686883             PUD                Primary              Purchase               Reduced       80.00   6.125       500,000
6386440397             PUD                Primary              Purchase              Standard       80.00   6.250       472,000
6386449232        Single Family           Primary              Purchase              Standard       72.72   6.000       800,000
6386875626        Single Family           Primary             Refinance               Reduced       53.02   6.500       636,250
6386938663        Single Family           Primary              Purchase              Standard       95.00   6.000       328,700
6387227488         Condominium            Primary             Refinance                Rapid        80.00   5.875       344,000
6387449462             PUD                Primary         Cash-out Refinance         Standard       50.76   6.000       660,000
6387689901        Single Family           Primary              Purchase               Reduced       80.00   6.375       468,000
6388141985             PUD               Secondary             Purchase                Rapid        56.89   6.625       825,000
6388833821             PUD                Primary             Refinance                Rapid        67.42   6.500       633,800
6390210737        Single Family           Primary              Purchase              Standard       80.00   6.000       580,000
6391042352        Single Family           Primary              Purchase                Rapid        80.00   5.625       578,000
6392175961        Single Family           Primary         Cash-out Refinance           Rapid        51.60   6.375       450,000
6392403025        Single Family           Primary             Refinance                Rapid        79.19   6.250       443,500
6393958266             PUD               Investor              Purchase              Standard       79.99   6.250       323,240
6394308636             PUD                Primary             Refinance              Standard       67.48   6.125       330,000
6394634692        Single Family           Primary              Purchase                Rapid        80.00   6.250       376,000
6395929638        Single Family           Primary         Cash-out Refinance         Standard       45.00   6.125       450,000
6396442508        Single Family           Primary             Refinance               Reduced       67.11   6.500       500,000
6397546810        Single Family           Primary              Purchase              Standard       80.00   5.750       692,000
6397818292        Single Family           Primary              Purchase              Standard       52.75   6.375       335,000
6399933560        Single Family           Primary              Purchase              Standard       79.85   6.375       440,000
6400505183        Single Family           Primary             Refinance               Reduced       58.17   6.875       340,316
6401118473        Single Family           Primary              Purchase                Rapid        80.00   6.750       426,664
6401120917        Single Family           Primary             Refinance                Rapid        80.00   6.375       716,000
6401289332             PUD                Primary              Purchase                Rapid        75.00   6.375       993,750
6402721440        Single Family           Primary             Refinance              Standard       79.57   6.500       448,000
6404273895        Single Family           Primary         Cash-out Refinance         Standard       68.37   6.250       400,000
6405621886        Single Family           Primary         Cash-out Refinance         Standard       46.81   6.750       426,000
6405645687        Single Family           Primary             Refinance                Rapid        47.61   6.250     1,000,000
6406241890         Condominium            Primary              Purchase              Standard       80.00   6.375       343,920
6407203824             PUD               Secondary            Refinance                Rapid        80.00   6.125       352,000
6407625059        Single Family           Primary             Refinance               Reduced       50.00   6.125       750,000
6409655153        Single Family          Secondary        Cash-out Refinance         Standard       50.00   6.000       360,000
6410375106        Single Family           Primary              Purchase                Rapid        80.00   6.625       364,000
6411141309        Single Family           Primary         Cash-out Refinance         Standard       60.24   6.000       538,000
6412024694             PUD               Secondary             Purchase              Standard       80.00   6.125       476,000
6412804939             PUD                Primary             Refinance               Reduced       36.94   6.250       498,700
6415769451             PUD                Primary             Refinance                Rapid        54.52   6.250       512,000
6415998126       High-Rise Condo          Primary              Purchase               Reduced       71.30   6.750       410,000
6416540380        Single Family           Primary             Refinance                Rapid        68.14   6.250       368,000
6418625411         Condominium            Primary             Refinance                Rapid        79.19   6.500       316,000
6418983182        Single Family           Primary             Refinance               Reduced       38.00   6.000       513,000
6420170174        Single Family          Investor             Refinance              Standard       60.86   6.125       350,000
6420214790        Single Family           Primary         Cash-out Refinance         Standard       50.83   6.375       610,000
6421055564        Single Family           Primary              Purchase              Standard       80.00   6.000       423,600
6421593747             PUD                Primary              Purchase              Standard       80.00   6.125       352,000
6421688414        Single Family           Primary              Purchase              Standard       80.00   6.250       376,000
6422333051         Condominium            Primary              Purchase                Rapid        80.00   6.500       328,000
6424176847        Single Family           Primary         Cash-out Refinance          Reduced       62.47   6.250       443,600
6424577093        Single Family           Primary              Purchase              Standard       80.00   6.125       320,000
6430824562        Single Family           Primary              Purchase                Rapid        79.89   6.250       624,000
6432268875        Single Family           Primary         Cash-out Refinance          Reduced       43.24   5.875       400,000
6432891205             PUD               Secondary            Refinance              Standard       80.00   6.250       600,000
6439953776        Single Family           Primary              Purchase               Reduced       80.00   6.500       472,000
6442045263        Single Family           Primary             Refinance              Standard       42.77   6.625       802,000
6443256877        Single Family           Primary              Purchase                Rapid        80.00   6.125       412,000
6444815580             PUD                Primary              Purchase                Rapid        79.99   6.375       340,250
6446435155             PUD                Primary             Refinance                Rapid        78.88   6.250       568,000
6446800317          Two Family            Primary              Purchase              Standard       80.00   6.375       492,000
6447964278             PUD                Primary             Refinance                Rapid        69.20   6.125       564,000
6451091885             PUD                Primary              Purchase                Rapid        79.99   6.250       419,900
6453456391        Single Family           Primary             Refinance                Rapid        80.00   6.250       388,000
6454031573          Two Family            Primary             Refinance           All Ready Home    40.62   6.250       650,000
6455066230        Single Family           Primary             Refinance               Reduced       64.74   6.250       505,000
6455950581        Single Family           Primary             Refinance              Standard       75.34   6.250       700,000
6456923785             PUD                Primary         Cash-out Refinance         Standard       57.97   6.375       400,000
6457075288        Single Family           Primary              Purchase              Standard       42.10   5.375       800,000
6457391503        Single Family          Secondary             Purchase              Standard       80.00   6.375       460,000
6458191266        Single Family           Primary         Cash-out Refinance          Reduced       28.84   6.000       340,000
6459017817             PUD                Primary             Refinance                Rapid        75.23   6.250       395,000
6459182819             PUD                Primary             Refinance               Reduced       42.30   6.000       550,000
6460799486        Single Family           Primary              Purchase               Reduced       80.00   6.500       680,800
6461152131        Single Family           Primary              Purchase                Rapid        80.00   6.375       600,000
6462816874        Single Family           Primary              Purchase                Rapid        80.00   6.625       588,000
6462985141        Single Family           Primary             Refinance                Rapid        79.87   6.000       647,000
6463416682        Single Family           Primary         Cash-out Refinance          Reduced       55.14   5.875       407,000
6467454960             PUD                Primary              Purchase               Reduced       80.00   6.000       344,000
6468081812        Single Family           Primary             Refinance                Rapid        63.58   6.000       620,000
6468217820        Single Family           Primary             Refinance               Reduced       12.92   6.500       581,500
6468415010        Single Family           Primary         Cash-out Refinance           Rapid        71.56   6.000       365,000
6472172144        Single Family           Primary              Purchase               Reduced       80.00   6.375       310,400
6474358642        Single Family           Primary             Refinance               Reduced       71.94   6.125       318,000
6475167281             PUD                Primary             Refinance              Standard       77.90   6.375       423,000
6475302839             PUD                Primary              Purchase                Rapid        80.00   5.875       384,000
6478159111        Single Family           Primary         Cash-out Refinance           Rapid        63.30   6.625       364,000
6478967570        Single Family           Primary              Purchase                Rapid        80.00   6.625       396,000
6480624037        Single Family           Primary             Refinance                Rapid        59.02   6.500       605,000
6481509997        Single Family           Primary              Purchase                Rapid        57.97   5.875     1,000,000
6482506661        Single Family           Primary         Cash-out Refinance          Reduced       77.63   6.125       375,000
6484178840        Single Family           Primary              Purchase              Standard       72.46   6.375     1,000,000
6484629545             PUD                Primary             Refinance               Reduced       68.18   6.375       750,000
6485203886        Single Family           Primary             Refinance           All Ready Home    20.15   7.000       403,000
6487245646        Single Family           Primary         Cash-out Refinance          Reduced       57.45   6.375       316,000
6487571744        Single Family           Primary              Purchase                Rapid        80.00   6.250       386,400
6488995298             PUD                Primary              Purchase                Rapid        67.48   5.875       550,000
6489843562        Single Family           Primary             Refinance              Standard       66.40   6.375       996,000
6490860100        Single Family           Primary             Refinance               Reduced       40.12   5.750       465,400
6490939490         Condominium            Primary              Purchase                Rapid        74.07   6.125       750,000
6491854888             PUD                Primary             Refinance              Standard       80.00   6.375       344,000
6493311994        Single Family           Primary             Refinance                Rapid        77.80   6.250       319,000
6496483097             PUD               Secondary        Cash-out Refinance         Standard       69.93   6.750       500,000
6497580982        Single Family           Primary             Refinance              Standard       72.59   6.125       704,200
6499472188        Single Family           Primary             Refinance               Reduced       53.45   5.875       387,000
6503063882        Single Family           Primary         Cash-out Refinance          Reduced       75.00   6.125       412,500
6504643062        Single Family           Primary             Refinance              Standard       56.00   6.375       462,000
6505036183        Single Family           Primary             Refinance                Rapid        42.89   6.125       697,000
6505445368        Single Family           Primary             Refinance               Reduced       32.00   6.250       600,000
6505752300             PUD                Primary              Purchase                Rapid        80.00   6.000       418,800
6508466353       High-Rise Condo          Primary             Refinance              Standard       64.39   6.500       425,000
6512996775             PUD                Primary              Purchase                Rapid        80.00   6.500       443,200
6513324514        Single Family           Primary              Purchase                Rapid        80.00   6.250       492,000
6517216567             PUD                Primary             Refinance                Rapid        73.30   6.375       487,500
6518901555        Single Family           Primary             Refinance                Rapid        49.23   5.875       640,000
6524114920        Single Family           Primary              Purchase               Reduced       80.00   5.750       580,000
6525570575             PUD                Primary             Refinance               Reduced       64.92   6.375       385,000
6527300310             PUD                Primary              Purchase              Standard       83.27   5.750       395,850
6527869389             PUD                Primary             Refinance               Reduced       51.67   6.375       338,500
6528800151             PUD                Primary              Purchase                Rapid        80.00   6.250       468,000
6528883058        Single Family           Primary              Purchase                Rapid        76.00   6.125       475,000
6530666814             PUD                Primary              Purchase               Reduced       80.00   6.125       336,000
6530966362        Single Family           Primary             Refinance               Reduced       62.79   6.250       675,000
6531655212             PUD                Primary             Refinance                Rapid        80.00   6.250       368,000
6532598072        Single Family           Primary             Refinance               Reduced       73.48   6.375       411,530
6532874853        Single Family           Primary             Refinance               Reduced       63.57   5.875       445,000
6536204917        Single Family           Primary              Purchase                Rapid        80.00   5.875       510,400
6538136760        Single Family           Primary             Refinance               Reduced       48.08   6.375       339,000
6538872547             PUD                Primary              Purchase                Rapid        80.00   6.250       408,000
6539000007             PUD                Primary             Refinance                Rapid        59.52   5.750       750,000
6539275047        Single Family           Primary              Purchase              Standard       80.00   6.500       583,200
6539335155        Single Family           Primary             Refinance                Rapid        61.31   6.125       374,000
6539613544         Condominium            Primary              Purchase                Rapid        80.00   6.375       324,000
6539701828             PUD                Primary             Refinance               Reduced       68.58   6.250       339,500
6542415606             PUD                Primary              Purchase               Reduced       65.21   6.000       375,000
6547147212        Single Family          Secondary            Refinance                Rapid        47.00   6.000       470,000
6549204854        Single Family           Primary             Refinance               Reduced       54.15   6.000       352,000
6549749643        Single Family           Primary             Refinance                Rapid        76.92   6.250       750,000
6551738914       High-Rise Condo          Primary             Refinance                Rapid        46.74   6.250       603,000
6553189405             PUD                Primary              Purchase               Reduced       57.50   6.000       328,000
6553983641        Single Family           Primary              Purchase                Rapid        80.00   6.000       344,000
6554764750         Condominium            Primary             Refinance               Reduced       68.69   6.000       395,000
6554840147             PUD                Primary             Refinance              Standard       67.87   5.875       814,500
6555912853        Single Family           Primary              Purchase                Rapid        69.92   5.875       444,000
6557323158        Single Family           Primary              Purchase                Rapid        80.00   6.375       559,200
6558147184        Single Family           Primary             Refinance               Reduced       50.40   5.875       630,000
6558623978        Single Family           Primary             Refinance              Standard       52.17   6.375       730,500
6558980865             PUD               Secondary             Purchase              Standard       62.50   6.500     1,000,000
6559188708        Single Family           Primary              Purchase                Rapid        80.00   6.250       520,000
6559423295             PUD                Primary             Refinance              Standard       62.50   6.125       750,000
6559487829             PUD                Primary         Cash-out Refinance           Rapid        70.00   6.000       595,000
6560068824        Single Family           Primary              Purchase               Reduced       45.00   6.125       405,000
6561648186        Single Family           Primary             Refinance               Reduced       34.31   6.000       437,500
6561781367        Single Family           Primary         Cash-out Refinance         Standard       45.45   6.125     1,000,000
6561994929         Condominium            Primary             Refinance              Standard       56.09   6.250       345,000
6567164774             PUD                Primary             Refinance               Reduced       42.28   6.000       740,000
6567765257        Single Family           Primary             Refinance               Reduced       58.20   6.000       494,700
6568534710        Single Family           Primary             Refinance              Standard       78.26   6.375       450,000
6569641605        Single Family           Primary              Purchase                Rapid        80.00   6.000       465,600
6569843615        Single Family           Primary              Purchase               Reduced       80.00   6.000       360,000
6573007009             PUD                Primary              Purchase               Reduced       78.04   6.500       400,000
6577466821             PUD                Primary         Cash-out Refinance         Standard       42.10   6.000       400,000
6577685578        Single Family           Primary              Purchase              Standard       80.00   6.250       375,200
6579055200             PUD                Primary             Refinance               Reduced       61.35   6.250       597,000
6579169795        Single Family           Primary              Purchase                Rapid        68.96   6.500     1,000,000
6581765093        Single Family           Primary             Refinance               Reduced       48.90   6.375       489,000
6586387828        Single Family           Primary         Cash-out Refinance          Reduced       45.49   5.750       636,900
6587330140        Single Family           Primary             Refinance               Reduced       35.37   6.250       398,000
6587658045        Single Family           Primary             Refinance                Rapid        61.60   6.125       785,500
6587738490             PUD                Primary              Purchase              Standard       95.00   6.625       370,500
6587930790        Single Family           Primary         Cash-out Refinance         Standard       55.12   6.500       672,000
6589178596             PUD                Primary              Purchase              Standard       79.99   6.375       391,786
6589480000        Single Family           Primary         Cash-out Refinance         Standard       56.60   6.625       300,000
6591457913        Single Family           Primary              Purchase                Rapid        80.00   6.875       352,000
6591691099             PUD                Primary         Cash-out Refinance          Reduced       56.75   6.250       454,000
6593966010             PUD                Primary              Purchase                Rapid        90.00   6.500       369,000
6595281343             PUD               Secondary            Refinance               Reduced       77.17   6.250       426,800
6596644804             PUD                Primary             Refinance               Reduced       72.26   6.250       514,500
6597037818             PUD                Primary              Purchase              Standard       80.00   6.125       331,600
6598099957        Single Family           Primary              Purchase                Rapid        77.87   6.500       440,000
6599123277        Single Family           Primary             Refinance                Rapid        50.27   6.125       930,000
6599820583         Condominium            Primary              Purchase               Reduced       80.00   6.750       388,800
6601920397             PUD                Primary             Refinance           All Ready Home    48.22   5.750       356,000
6602092287        Single Family           Primary         Cash-out Refinance         Standard       47.61   5.500       350,000
6603070209        Single Family           Primary              Purchase              Standard       80.00   6.375       345,600
6605003489        Single Family           Primary              Purchase               Reduced       79.82   6.375       372,000
6606448386             PUD                Primary              Purchase               Reduced       80.00   6.000       432,000
6613561478         Condominium            Primary              Purchase                Rapid        80.00   6.250       383,200
6615508238             PUD                Primary             Refinance              Standard       72.66   6.250       545,000
6615691091             PUD                Primary              Purchase              Standard       80.00   6.500       784,000
6617136921        Single Family           Primary              Purchase                Rapid        80.00   6.625       336,000
6617461410        Single Family           Primary             Refinance                Rapid        69.73   6.375       530,000
6618503897        Single Family          Secondary             Purchase                Rapid        75.00   6.250       750,000
6620833100        Single Family           Primary              Purchase                Rapid        80.00   5.625       364,000
6621194189        Single Family           Primary             Refinance              Standard       75.80   6.000       398,000
6621439246         Condominium            Primary              Purchase                Rapid        79.99   6.000       351,900
6621676292        Single Family           Primary             Refinance                Rapid        57.13   6.250       999,900
6622754908        Single Family           Primary              Purchase                Rapid        80.00   6.125       529,600
6622767041        Single Family           Primary             Refinance           All Ready Home    46.87   6.250       961,000
6623556757        Single Family           Primary         Cash-out Refinance         Standard       51.69   5.750       672,000
6626659822             PUD                Primary              Purchase              Standard       80.00   6.375       456,000
6627421875          Two Family            Primary         Cash-out Refinance         Standard       51.72   5.875       750,000
6630054051        Single Family           Primary              Purchase                Rapid        80.00   6.375       632,000
6631669048        Single Family           Primary             Refinance                Rapid        80.00   6.625       420,000
6631983233        Single Family           Primary         Cash-out Refinance           Rapid        61.25   6.000       735,000
6634062738        Single Family           Primary             Refinance               Reduced       24.81   6.250       335,000
6634490806        Single Family           Primary              Purchase              Standard       80.00   6.250       481,600
6637303485        Single Family           Primary             Refinance               Reduced       80.00   5.875       460,000
6639281176        Single Family           Primary              Purchase              Standard       80.00   6.500       460,800
6640618887        Single Family           Primary             Refinance               Reduced       44.00   5.875       308,000
6640934458             PUD                Primary             Refinance                Rapid        80.00   6.375       540,000
6641797235             PUD                Primary              Purchase               Reduced       77.31   6.750       750,000
6642507203        Single Family           Primary             Refinance               Reduced       77.51   5.875       500,000
6645865483             PUD                Primary             Refinance                Rapid        75.00   5.875       423,750
6647237525         Four Family           Investor              Purchase              Standard       80.00   6.250       281,600
6648317854        Single Family           Primary              Purchase                Rapid        80.00   6.375       408,000
6648979059             PUD                Primary             Refinance               Reduced       65.26   6.250       310,000
6649244875        Single Family           Primary              Purchase              Standard       80.00   6.000       520,000
6650586354        Single Family           Primary         Cash-out Refinance           Rapid        74.07   6.500       400,000
6652312528        Single Family           Primary             Refinance              Standard       80.00   6.375       335,200
6652962074             PUD                Primary              Purchase               Reduced       68.51   6.750       355,000
6655008941        Single Family           Primary              Purchase              Standard       95.00   6.000       380,000
6655214036        Single Family           Primary         Cash-out Refinance         Standard       66.29   6.125       358,000
6655429386             PUD                Primary             Refinance                Rapid        46.47   5.875       395,000
6657989544        Single Family           Primary             Refinance               Reduced       79.50   6.125       322,000
6659017849             PUD                Primary         Cash-out Refinance         Standard       65.21   6.500       450,000
6659414772        Single Family           Primary              Purchase                Rapid        80.00   6.250       512,000
6660174365        Single Family           Primary             Refinance              Standard       42.09   6.000       583,000
6662162228        Single Family           Primary             Refinance                Rapid        80.00   6.125       423,200
6663763222        Single Family           Primary              Purchase              Standard       89.97   6.375       359,900
6665466220         Condominium            Primary             Refinance               Reduced       43.25   5.750       385,000
6665810617        Single Family           Primary             Refinance                Rapid        52.72   6.250       580,000
6665877327             PUD                Primary              Purchase              Standard       78.94   5.875       750,000
6666802852             PUD                Primary             Refinance               Reduced       43.44   6.000       391,000
6667927393             PUD                Primary         Cash-out Refinance          Reduced       62.60   5.750       313,000
6669275379             PUD                Primary              Purchase               Reduced       80.00   5.750       396,000
6670486379        Single Family           Primary             Refinance              Standard       54.92   6.250       714,000
6674101099        Single Family           Primary             Refinance               Reduced       25.22   6.000       425,000
6675468596        Single Family           Primary             Refinance                Rapid        70.97   6.000       511,000
6676709956        Single Family           Primary              Purchase              Standard       79.99   6.250       684,700
6676751032        Single Family           Primary         Cash-out Refinance          Reduced       50.03   5.875       400,000
6679670700        Single Family           Primary              Purchase                Rapid        63.95   6.125       550,000
6679937083        Single Family           Primary              Purchase                Rapid        79.98   6.375       391,900
6680692933        Single Family           Primary              Purchase                Rapid        50.61   6.250       700,000
6682079550        Single Family           Primary             Refinance               Reduced       77.74   5.875       482,000
6682460164        Single Family           Primary              Purchase                Rapid        80.00   6.125       389,200
6682899486        Single Family           Primary         Cash-out Refinance           Rapid        55.76   6.250       435,000
6683001108             PUD                Primary             Refinance              Standard       46.46   5.875       302,000
6683794421        Single Family           Primary             Refinance               Reduced       34.73   6.375       694,700
6684789651             PUD                Primary             Refinance               Reduced       68.21   6.250       440,000
6687553914        Single Family           Primary             Refinance              Standard       71.94   5.875       500,000
6689357868             PUD                Primary             Refinance                Rapid        70.00   6.125       357,000
6689825070             PUD                Primary             Refinance                Rapid        80.00   6.250       540,000
6690130726        Single Family           Primary              Purchase              Standard       80.00   6.500       364,000
6691729690             PUD                Primary              Purchase               Reduced       80.00   6.500       400,000
6695129863             PUD                Primary             Refinance               Reduced       50.66   6.125       456,000
6695489267        Single Family           Primary              Purchase                Rapid        80.00   6.250       322,400
6697092408        Single Family           Primary             Refinance              Standard       79.74   6.000       630,000
6697863436             PUD                Primary              Purchase                Rapid        80.00   5.875       591,200
6699262728             PUD                Primary         Cash-out Refinance           Rapid        70.00   6.125       399,000
6699339997             PUD                Primary             Refinance               Reduced       65.58   5.750       531,200
6701123322        Single Family           Primary             Refinance               Reduced       80.00   6.125       592,000
6701145622        Single Family           Primary             Refinance                Rapid        78.11   6.500       596,000
6701632447             PUD                Primary              Purchase               Reduced       65.46   6.500       565,000
6703193521        Single Family           Primary             Refinance                Rapid        53.57   6.250       750,000
6704473583        Single Family          Secondary            Refinance                Rapid        62.50   6.250     1,000,000
6705234232        Single Family           Primary             Refinance               Reduced       24.35   6.125       414,000
6706243620        Single Family           Primary              Purchase                Rapid        80.00   6.500       520,000
6706329072             PUD               Secondary            Refinance                Rapid        74.54   6.000       820,000
6707278344        Single Family           Primary         Cash-out Refinance          Reduced       68.20   6.250       439,900
6711313665         Condominium            Primary             Refinance              Standard       73.52   6.500       937,500
6712983839             PUD                Primary              Purchase                Rapid        80.00   6.250       356,000
6713505425        Single Family           Primary             Refinance               Reduced       71.83   6.500       466,940
6713693858        Single Family           Primary             Refinance               Reduced       36.11   6.250       650,000
6714052377        Single Family           Primary              Purchase                Rapid        80.00   6.250       564,000
6716259756        Single Family           Primary             Refinance                Rapid        64.00   6.250       336,000
6716356479        Single Family           Primary         Cash-out Refinance         Standard       73.82   6.125       422,100
6717680810        Single Family           Primary         Cash-out Refinance           Rapid        70.00   6.000       518,000
6719758226        Single Family           Primary         Cash-out Refinance          Reduced       70.91   6.500       334,000
6720806287             PUD                Primary              Purchase               Reduced       80.00   6.000       509,600
6721461512        Single Family           Primary              Purchase              Standard       95.00   6.375       323,000
6721724471             PUD                Primary             Refinance              Standard       63.18   6.500       366,500
6722533533             PUD                Primary              Purchase                Rapid        89.98   6.625       364,450
6722604961        Single Family           Primary              Purchase              Standard       80.00   6.375       340,000
6723264054        Single Family           Primary             Refinance                Rapid        70.00   6.125       413,000
6725739020             PUD               Secondary        Cash-out Refinance           Rapid        17.76   6.375       400,000
6727033646         Condominium           Investor             Refinance                Rapid        68.96   6.250       400,000
6727497429         Condominium            Primary              Purchase               Reduced       80.00   6.375       408,000
6727715317        Single Family           Primary              Purchase               Reduced       80.00   5.875       368,000
6729029568        Single Family           Primary         Cash-out Refinance           Rapid        61.66   6.125       370,000
6732187288        Single Family           Primary         Cash-out Refinance         Standard       75.33   6.125       342,000
6734915736         Condominium            Primary             Refinance              Standard       50.63   6.250     1,000,000
6735441682        Single Family           Primary             Refinance                Rapid        70.42   6.375     1,000,000
6735970961        Single Family           Primary             Refinance               Reduced       56.80   6.250       426,000
6736581254             PUD                Primary         Cash-out Refinance         Standard       67.48   6.000       575,000
6736605483        Single Family           Primary              Purchase              Standard       80.00   6.500       460,000
6737772779         Condominium            Primary              Purchase                Rapid        80.00   6.125       504,000
6738622551        Single Family           Primary             Refinance           All Ready Home    60.22   6.375       397,500
6738690467             PUD                Primary             Refinance                Rapid        37.38   6.000       785,000
6739849138         Condominium            Primary              Purchase              Standard       80.00   5.875       396,000
6741296740        Single Family           Primary              Purchase               Reduced       71.92   6.375       520,000
6741533712        Single Family           Primary              Purchase              Standard       80.00   6.125       432,000
6743260843        Single Family           Primary             Refinance                Rapid        60.86   5.750       700,000
6744954519        Single Family          Secondary            Refinance               Reduced       56.66   6.125       595,000
6747669940        Single Family           Primary         Cash-out Refinance           Rapid        59.57   6.375       417,000
6748611966        Single Family           Primary             Refinance               Reduced       62.07   6.250       730,000
6748992887        Single Family           Primary              Purchase                Rapid        77.09   5.875       424,000
6750457241        Single Family           Primary              Purchase                Rapid        80.00   6.625       368,000
6751245637        Single Family           Primary             Refinance               Reduced       68.80   6.250       430,000
6752759107             PUD                Primary             Refinance               Reduced       75.03   6.000       495,200
6752952108        Single Family           Primary             Refinance                Rapid        74.94   6.000       712,000
6753106522        Single Family           Primary              Purchase               Reduced       80.00   7.000       380,760
6756292808        Single Family           Primary             Refinance           All Ready Home    28.12   6.250       900,000
6757592586        Single Family           Primary              Purchase              Standard       80.00   6.250       512,000
6758664376        Single Family           Primary             Refinance               Reduced       66.60   6.375       333,000
6759888974             PUD                Primary              Purchase                Rapid        80.00   6.250       504,000
6761491841             PUD                Primary              Purchase                Rapid        80.00   6.500       341,200
6761590741        Single Family           Primary             Refinance               Reduced       80.00   5.750       536,000
6762191176        Single Family           Primary              Purchase              Standard       75.57   6.500       475,000
6762395918        Single Family           Primary             Refinance           All Ready Home    37.58   5.625       545,000
6762460365        Single Family           Primary         Cash-out Refinance         Standard       60.60   6.250       400,000
6763379077        Single Family           Primary         Cash-out Refinance           Rapid        55.38   6.375       360,000
6768901198        Single Family           Primary              Purchase                Rapid        66.11   5.750       800,000
6769208122        Single Family           Primary         Cash-out Refinance         Standard       60.83   6.250       730,000
6769846459        Single Family           Primary             Refinance               Reduced       59.05   6.000       750,000
6771069280        Single Family          Secondary            Refinance              Standard       71.47   6.375       461,000
6771935613         Condominium            Primary              Purchase                Rapid        80.00   6.375       404,000
6774413055        Single Family           Primary              Purchase                Rapid        80.00   6.375       412,000
6776847383             PUD                Primary              Purchase                Rapid        70.00   6.375       721,000
6777887347             PUD                Primary         Cash-out Refinance         Standard       78.40   6.000       345,000
6779131645        Single Family           Primary             Refinance               Reduced       45.25   6.125       362,000
6780733918        Single Family           Primary         Cash-out Refinance         Standard       69.10   5.875       615,000
6782132366             PUD                Primary              Purchase              Standard       69.19   6.000       674,000
6782308404          Two Family            Primary         Cash-out Refinance         Standard       62.50   6.250       625,000
6782725698        Single Family          Investor              Purchase              Standard       76.47   6.375       325,000
6783461590        Single Family           Primary             Refinance              Standard       68.14   6.125       477,000
6783785543        Single Family           Primary             Refinance                Rapid        23.78   6.125       880,000
6784907823        Single Family           Primary             Refinance               Reduced       50.00   6.125       700,000
6787171625        Single Family           Primary         Cash-out Refinance          Reduced       71.86   6.125       350,000
6788380621        Single Family           Primary              Purchase               Reduced       75.00   6.250       423,750
6788429352        Single Family           Primary              Purchase              Standard       70.00   6.000       858,200
6789594881        Single Family           Primary         Cash-out Refinance         Standard       61.36   6.375       675,000
6789640528             PUD                Primary         Cash-out Refinance         Standard       80.00   6.125       372,800
6789743785             PUD                Primary         Cash-out Refinance          Reduced       70.00   5.875       371,000
6791236505             PUD                Primary         Cash-out Refinance         Standard       47.72   6.125       525,000
6791726125         Condominium            Primary              Purchase                Rapid        80.00   6.375       328,000
6792395284             PUD                Primary              Purchase              Standard       80.00   6.625       424,760
6792446210        Single Family           Primary             Refinance                Rapid        77.04   6.250       470,000
6792806157        Single Family           Primary              Purchase                Rapid        80.00   5.875       440,000
6796832423             PUD                Primary         Cash-out Refinance         Standard       45.00   6.375       450,000
6797039713        Single Family           Primary         Cash-out Refinance          Reduced       64.75   6.375       388,500
6797788350        Single Family           Primary         Cash-out Refinance         Standard       75.00   6.500       318,750
6798258973         Condominium            Primary              Purchase                Rapid        79.36   6.250       750,000
6799123036        Single Family           Primary             Refinance              Standard       37.00   6.625       740,000
6799372765             PUD                Primary             Refinance               Reduced       40.00   6.000       390,000
6800844810        Single Family           Primary             Refinance                Rapid        67.05   6.125       973,000
6803693552             PUD                Primary              Purchase                Rapid        78.31   5.875       650,000
6805638191        Single Family           Primary             Refinance                Rapid        62.78   6.000       326,500
6807808784         Condominium            Primary              Purchase              Standard       80.00   6.125       426,400
6808440520             PUD                Primary              Purchase              Standard       63.60   6.000       319,755
6809610311        Single Family           Primary         Cash-out Refinance           Rapid        73.37   6.375       337,516
6809727107        Single Family           Primary              Purchase                Rapid        80.00   5.875       536,000
6814328644        Single Family           Primary              Purchase              Standard       70.26   6.250       850,000
6815005480        Single Family           Primary         Cash-out Refinance           Rapid        45.00   5.750       450,000
6820253273        Single Family           Primary              Purchase                Rapid        80.00   5.875       448,000
6821304638        Single Family           Primary         Cash-out Refinance           Rapid        65.16   6.375       580,000
6823269581             PUD                Primary             Refinance               Reduced       62.40   6.250       390,000
6823694275        Single Family           Primary             Refinance               Reduced       80.00   6.375       535,600
6827685493             PUD                Primary              Purchase               Reduced       80.00   6.375       542,400
6830305386        Single Family           Primary         Cash-out Refinance          Reduced       65.08   6.250       371,000
6830835457        Single Family           Primary              Purchase              Standard       80.00   6.250       431,200
6833277053        Single Family           Primary              Purchase              Standard       70.92   5.125     1,000,000
6833846352        Single Family           Primary             Refinance               Reduced       62.17   6.375       600,000
6835196335        Single Family           Primary             Refinance               Reduced       66.77   5.750       302,500
6835822625        Single Family           Primary             Refinance               Reduced       42.10   6.500       400,000
6837897245        Single Family           Primary              Purchase               Reduced       80.00   5.750       332,000
6838054515       High-Rise Condo          Primary             Refinance                Rapid        32.32   6.250       905,000
6840948258             PUD                Primary             Refinance               Reduced       16.13   6.000       367,000
6845423216        Single Family           Primary             Refinance                Rapid        57.53   6.375       374,000
6845481891             PUD                Primary              Purchase                Rapid        80.00   6.500       396,000
6846353099        Single Family           Primary              Purchase               Reduced       69.93   5.500       400,000
6846718259             PUD                Primary             Refinance              Standard       68.46   6.625       445,000
6846968086        Single Family           Primary             Refinance               Reduced       60.64   6.250       379,000
6847009237        Single Family           Primary              Purchase               Reduced       80.00   6.250       361,600
6847325732        Single Family           Primary             Refinance                Rapid        22.11   6.250       995,000
6847667356             PUD                Primary             Refinance               Reduced       78.28   6.250       685,000
6848960396         Condominium            Primary              Purchase               Reduced       57.29   6.250       495,000
6850585248        Single Family           Primary             Refinance               Reduced       60.32   6.375       325,752
6851526225        Single Family           Primary             Refinance                Rapid        33.49   6.125       412,000
6851604428             PUD                Primary             Refinance           All Ready Home    18.75   5.875       750,000
6853730114        Single Family           Primary         Cash-out Refinance         Standard       44.44   6.625       400,000
6854515670        Single Family           Primary             Refinance           All Ready Home    21.33   5.875       981,300
6854701510             PUD                Primary         Cash-out Refinance         Standard       74.46   6.625       350,000
6854751655         Condominium            Primary              Purchase                Rapid        80.00   6.500       556,000
6855736937        Single Family           Primary              Purchase               Reduced       75.00   6.625       393,000
6858943340             PUD                Primary             Refinance                Rapid        62.50   5.250     1,000,000
6859368349        Single Family           Primary             Refinance                Rapid        56.56   6.000       362,000
6861214424        Single Family           Primary              Purchase              Standard       80.00   6.250       319,600
6861981576             PUD                Primary              Purchase                Rapid        80.00   6.500       372,000
6862022909        Single Family           Primary              Purchase              Standard       80.00   5.750       448,000
6864940660             PUD                Primary             Refinance              Standard       56.45   6.000       350,000
6867026442             PUD                Primary              Purchase                Rapid        79.30   6.375       444,900
6867491570        Single Family           Primary             Refinance              Standard       77.40   6.375       418,000
6867814854        Single Family           Primary             Refinance               Reduced       68.78   6.500       540,000
6868828846        Single Family           Primary              Purchase                Rapid        80.00   6.375       367,200
6870204085        Single Family           Primary             Refinance                Rapid        80.00   6.375       360,000
6870688758             PUD                Primary              Purchase               Reduced       72.91   5.750       350,000
6871214844             PUD               Secondary             Purchase                Rapid        80.00   6.500       314,000
6873765967        Single Family           Primary              Purchase                Rapid        80.00   6.500       440,000
6874667121        Single Family           Primary              Purchase                Rapid        80.00   6.250       364,000
6876091866             PUD                Primary             Refinance               Reduced       20.75   6.125       685,000
6878350161        Single Family           Primary             Refinance           All Ready Home    52.32   6.375       450,000
6879370259             PUD                Primary             Refinance           All Ready Home    51.79   6.375       360,000
6880979023             PUD                Primary             Refinance                Rapid        19.40   6.000       650,000
6881066317             PUD                Primary              Purchase                Rapid        79.36   6.375       373,000
6881418492        Single Family           Primary         Cash-out Refinance         Standard       29.62   6.375       400,000
6882452342        Single Family           Primary             Refinance              Standard       74.36   6.000       468,500
6885913795        Single Family           Primary              Purchase                Rapid        80.00   6.625       664,800
6887540471        Single Family           Primary         Cash-out Refinance           Rapid        80.00   6.625       384,000
6888506463        Single Family           Primary             Refinance               Reduced       48.46   6.125       315,000
6889072929        Single Family           Primary             Refinance               Reduced       32.40   6.250       405,000
6892105351         Three Family           Primary         Cash-out Refinance         Standard       49.41   6.375       506,500
6893852910        Single Family           Primary              Purchase              Standard       95.00   5.125       366,605
6897737364             PUD                Primary              Purchase                Rapid        51.61   5.875       800,000
6897982473         Condominium           Secondary             Purchase                Rapid        80.00   6.250       400,000
6898421893        Single Family           Primary             Refinance                Rapid        40.00   6.000       490,000
6898588709        Single Family           Primary              Purchase              Standard       80.00   6.375       520,000
6898676124             PUD                Primary             Refinance                Rapid        69.54   5.875       765,000
6898737124             PUD                Primary             Refinance               Reduced       66.98   6.250       355,000
6898995292        Single Family           Primary             Refinance                Rapid        45.45   6.000       500,000
6900205342             PUD                Primary              Purchase               Reduced       56.66   6.250       340,000
6900522985        Single Family           Primary             Refinance                Rapid        70.00   6.250       700,000
6902394425             PUD                Primary             Refinance           All Ready Home    74.03   6.125       981,000
6902409306        Single Family           Primary             Refinance                Rapid        74.64   6.500       627,000
6902555736             PUD                Primary             Refinance               Reduced       78.82   6.250       335,000
6905369689        Single Family           Primary              Purchase                Rapid        95.00   6.250       310,650
6909652858             PUD                Primary             Refinance                Rapid        59.86   6.375       440,000
6911103478        Single Family           Primary              Purchase                Rapid        66.66   6.500       500,000
6911443825         Condominium            Primary             Refinance               Reduced       74.00   6.125       333,000
6912474035        Single Family          Investor             Refinance              Standard       27.48   6.250       687,000
6915888827             PUD                Primary             Refinance                Rapid        42.10   6.125       477,850
6916737627        Single Family           Primary             Refinance                Rapid        33.33   6.375     1,000,000
6917096239         Condominium            Primary              Purchase               Reduced       80.00   5.875       424,000
6917777507        Single Family           Primary             Refinance              Standard       47.61   6.250     1,000,000
6918271385        Single Family           Primary              Purchase              Standard       80.00   6.500       357,600
6919752094             PUD                Primary             Refinance              Standard       76.63   6.125       410,000
6919943834             PUD                Primary              Purchase              Standard       80.00   6.250       636,000
6920034433        Single Family           Primary              Purchase                Rapid        80.00   6.375       600,000
6920991095        Single Family           Primary              Purchase               Reduced       80.00   6.125       444,000
6923516527             PUD                Primary              Purchase              Standard       80.09   6.125       368,447
6925538743        Single Family           Primary         Cash-out Refinance          Reduced       57.23   6.000       352,000
6926187748             PUD               Investor              Purchase              Standard       59.01   6.250       360,000
6926539070         Condominium            Primary             Refinance               Reduced       57.00   6.125       513,000
6927141751             PUD                Primary             Refinance              Standard       71.80   6.125       675,000
6929457668        Single Family           Primary              Purchase              Standard       80.00   6.250       316,000
6929543582        Single Family           Primary              Purchase                Rapid        80.00   5.750       412,000
6930348286        Single Family           Primary             Refinance                Rapid        79.71   6.125       550,000
6931648015             PUD                Primary              Purchase               Reduced       79.97   6.500       615,000
6932337642        Single Family           Primary             Refinance                Rapid        80.00   6.000       460,000
6932878330             PUD                Primary              Purchase               Reduced       61.64   6.000       450,000
6933800929        Single Family           Primary             Refinance               Reduced       61.29   5.875       570,000
6935342748        Single Family           Primary              Purchase              Standard       80.00   6.250       447,600
6941349067             PUD                Primary              Purchase                Rapid        80.00   6.000       592,000
6941885136        Single Family           Primary             Refinance               Reduced       58.75   6.250       705,000
6943749983        Single Family           Primary             Refinance              Standard       61.42   5.875       820,000
6944925715        Single Family           Primary              Purchase                Rapid        52.03   6.125       320,000
6946497242        Single Family           Primary              Purchase                Rapid        75.00   6.625       841,875
6948979130             PUD                Primary             Refinance              Standard       80.00   5.875       468,000
6950156288         Condominium            Primary              Purchase                Rapid        80.00   6.375       559,200
6950908266        Single Family           Primary             Refinance           All Ready Home    44.06   6.125       656,500
6952141353        Single Family           Primary         Cash-out Refinance         Standard       52.91   5.875       635,000
6952299797        Single Family           Primary             Refinance               Reduced       56.48   6.000       706,000
6954180748             PUD               Secondary        Cash-out Refinance         Standard       66.66   6.375       500,000
6954533219        Single Family           Primary             Refinance               Reduced       57.77   6.500       361,100
6955455099        Single Family           Primary             Refinance              Standard       51.38   6.250       668,000
6955554420        Single Family           Primary             Refinance               Reduced       63.36   6.750       735,000
6957470138        Single Family           Primary             Refinance              Standard       44.44   6.250     1,000,000
6957853234        Single Family           Primary             Refinance               Reduced       63.83   6.000       315,983
6958912195         Condominium            Primary              Purchase                Rapid        80.00   5.875       340,000
6959050979       High-Rise Condo          Primary              Purchase                Rapid        79.38   6.625       539,000
6960123534        Single Family           Primary             Refinance               Reduced       52.02   6.250       476,000
6960552997        Single Family           Primary             Refinance              Standard       80.00   6.500       348,800
6961289201        Single Family           Primary         Cash-out Refinance          Reduced       60.57   6.000       530,000
6962928898             PUD                Primary             Refinance              Standard       80.00   6.000       572,000
6963407363        Single Family           Primary             Refinance               Reduced       70.00   6.125       518,000
6964081365         Condominium            Primary              Purchase                Rapid        70.00   6.375       336,000
6964381799             PUD                Primary              Purchase                Rapid        80.00   6.625       551,200
6965399196        Single Family           Primary             Refinance              Standard       79.93   6.125       526,000
6969110979             PUD               Secondary            Refinance              Standard       71.27   6.000       392,000
6970699580             PUD                Primary             Refinance              Standard       75.00   6.500       366,750
6971174070        Single Family           Primary             Refinance               Reduced       54.66   6.250       492,000
6973311548        Single Family           Primary              Purchase               Reduced       67.49   6.000       380,000
6975415156        Single Family           Primary             Refinance                Rapid        50.60   6.125       420,000
6975976496        Single Family           Primary             Refinance               Reduced       56.53   6.000       735,000
6976105004        Single Family           Primary              Purchase                Rapid        80.00   6.125       502,400
6976943677        Single Family           Primary             Refinance              Standard       80.00   5.625       720,000
6977562062        Single Family           Primary             Refinance               Reduced       25.82   6.125       452,000
6977780367        Single Family           Primary              Purchase               Reduced       85.11   6.125       484,500
6978613955        Single Family           Primary             Refinance           All Ready Home    28.88   6.250       491,000
6980704016             PUD               Secondary            Refinance               Reduced       76.63   6.125       425,300
6981786228             PUD                Primary             Refinance               Reduced       80.00   6.250       368,000
6982402619             PUD                Primary             Refinance              Standard       80.00   6.375       372,000
6983734010             PUD                Primary              Purchase              Standard       70.88   6.375       560,000
6988069701        Single Family           Primary              Purchase              Standard       69.62   5.750       550,000
6988857436        Single Family           Primary              Purchase              Standard       75.00   6.500       576,000
6991271815        Single Family           Primary             Refinance           All Ready Home    59.81   6.000       379,800
6991523157        Single Family           Primary             Refinance                Rapid        64.78   6.125       745,000
6991867703             PUD                Primary              Purchase                Rapid        73.59   5.875       557,500
6992230539        Single Family           Primary             Refinance              Standard       58.12   6.375       372,000
6992362167        Single Family           Primary             Refinance              Standard       80.00   6.125       584,000
6992417359        Single Family           Primary              Purchase                Rapid        80.00   6.625       430,400
6994551999        Single Family           Primary             Refinance              Standard       79.84   5.875       519,000
6995362982        Single Family           Primary             Refinance               Reduced       36.07   6.250       505,000
6999138800             PUD                Primary         Cash-out Refinance           Rapid        43.00   6.000       430,000



   LOAN      1ST PAYMENT    MATURITY   ORIG      MONTHLY     CURRENT        SCHEDULED      APPRAISAL      SALES      1ST RATE
  NUMBER         DATE         DATE     TERM        P&I       DUE DATE           PB           VALUE        PRICE       CHANGE
  ------     -----------    --------   ----      -------     --------       ---------      ---------      -----      --------
6000143708     20020401     20320301    360     2,817.37     20020501        439,611.80      550,000           --    20070301
6000206372     20020401     20320301    360     2,980.08     20020401        483,540.75    1,000,000           --    20070301
6000637147     20020501     20320401    360     1,966.53     20020501        328,000.00      410,000      410,000    20070401
6001343901     20020501     20320401    360     3,748.90     20020501        578,000.00      735,000           --    20070401
6003201354     20020501     20320401    360     2,804.90     20020501        455,550.00      569,500      569,450    20070401
6003905319     20020501     20320401    360     5,990.93     20020501        973,000.00    1,800,000           --    20070401
6004508294     20020501     20320401    360     3,645.67     20020501        600,000.00      753,000      753,000    20070401
6006444803     20020501     20320401    360     4,156.10     20020501        675,000.00    1,100,000           --    20070401
6007029421     20020501     20320401    360     2,686.29     20020501        425,000.00      610,000           --    20070401
6009434579     20020501     20320401    360     6,040.19     20020501        981,000.00    1,700,000           --    20070401
6009466365     20020501     20320401    360     3,160.34     20020501        500,000.00      780,000           --    20070401
6010345566     20020501     20320401    360     2,493.66     20020501        405,000.00      540,000           --    20070401
6010368733     20020501     20320401    360     2,220.98     20020501        356,000.00      450,000      479,000    20070401
6011214597     20020401     20320301    360     4,679.03     20020401        749,305.35    1,180,000           --    20070301
6011600332     20020501     20320401    360     2,586.02     20020501        420,000.00      525,000           --    20070401
6012007735     20020501     20320401    360     4,557.08     20020501        750,000.00    1,670,000           --    20070401
6012792799     20020501     20320401    360     2,584.32     20020501        468,000.00      590,000      585,000    20070401
6012920457     20020401     20320301    360     2,807.42     20020401        449,583.21      620,000      654,742    20070301
6013411886     20020501     20320401    360     3,797.57     20020501        625,000.00      839,000      825,000    20070401
6014162033     20020501     20320401    360     5,451.59     20020501        862,500.00    1,150,000           --    20070401
6014549007     20020501     20320401    360     5,837.39     20020501        900,000.00    2,150,000    2,147,500    20070401
6015589085     20020401     20320301    360     5,767.74     20020401        935,861.17    1,270,000           --    20070301
6018003316     20020501     20320401    360     3,888.71     20020501        640,000.00      800,000           --    20070401
6019573317     20020401     20320301    360     2,641.43     20020401        428,592.95      632,000      629,000    20070301
6020389976     20020401     20320301    360     2,278.54     20020401        374,635.52      560,000           --    20070301
6021211914     20020501     20320401    360     1,952.08     20020501        330,000.00      435,000      435,000    20070401
6021556979     20020401     20320301    360     2,461.91     20020401        389,147.88      493,000      487,245    20070301
6022318734     20020501     20320401    360     2,128.41     20020501        355,000.00      630,000           --    20070401
6022867987     20020401     20320301    360     2,839.38     20020401        479,509.62      600,000      599,999    20070301
6025914372     20020501     20320401    360     2,261.23     20020501        367,251.00      390,000      386,580    20070401
6028371984     20020501     20320401    360     2,002.63     20020501        321,000.00      556,500           --    20070401
6029442446     20020501     20320401    360     3,146.99     20020501        532,000.00      760,000      760,000    20070401
6031741694     20020501     20320401    360     1,918.57     20020501        320,000.00      418,000           --    20070401
6033029429     20020501     20320401    360     3,151.30     20020501        540,000.00      675,000      675,000    20070401
6033638559     20020501     20320401    360     2,430.45     20020501        400,000.00      650,000           --    20070401
6034884905     20020501     20320401    360     2,807.42     20020501        450,000.00      770,000           --    20070401
6035884235     20020501     20320401    360     2,462.87     20020501        400,000.00      560,000           --    20070401
6036770458     20020501     20320401    360     1,918.57     20020501        320,000.00      470,000           --    20070401
6038928005     20020301     20320201    360     2,358.20     20020401        382,271.29      580,000           --    20070201
6041819845     20020501     20320401    360     2,224.19     20020501        376,000.00      850,000           --    20070401
6046883002     20020401     20320301    360     1,890.26     20020401        306,708.70      575,000           --    20070301
6048846296     20020401     20320301    360     2,495.48     20020401        399,629.52      805,000           --    20070301
6050691648     20020501     20320401    360     2,851.09     20020501        457,000.00      600,000           --    20070401
6051785753     20020501     20320401    360     3,400.66     20020501        567,200.00      740,000      709,000    20070401
6054791600     20020401     20320301    360     2,014.49     20020401        335,665.51      420,000           --    20070301
6055386780     20020401     20320301    360     5,430.63     20020401        881,163.12    2,850,000           --    20070301
6057332246     20020401     20320301    360     2,236.26     20020401        382,799.91      490,000      479,000    20070301
6057556323     20020401     20320301    360     2,532.92     20020401        405,623.96      550,000           --    20070301
6057797158     20020501     20320401    360     3,423.39     20020501        556,000.00      751,500           --    20070401
6057904622     20020501     20320401    360     2,185.74     20020501        369,500.00      600,000           --    20070401
6060549760     20020501     20320401    360     2,596.06     20020501        433,000.00      483,000      483,000    20070401
6063897257     20020501     20320401    360     3,468.72     20020501        556,000.00      700,000      695,000    20070401
6065167865     20020501     20320401    360     4,496.63     20020501        750,000.00    1,475,000           --    20070401
6065889419     20020501     20320401    360     2,795.02     20020501        472,500.00      675,000           --    20070401
6066760114     20020401     20320301    360     2,285.86     20020401        366,060.64      458,000           --    20070301
6068486940     20020501     20320401    360     2,430.45     20020501        400,000.00      519,000      519,000    20070401
6068499877     20020401     20320301    360     2,364.36     20020401        383,635.64      480,000      480,000    20070301
6070638538     20020401     20320301    360     5,960.15     20020401        967,081.52    3,500,000           --    20070301
6070732935     20020501     20320401    360     3,201.56     20020501        500,000.00      760,000           --    20070401
6071513151     20020501     20320401    360     3,324.88     20020501        540,000.00    1,000,000           --    20070401
6071953514     20020501     20320401    360     2,290.47     20020501        372,000.00      465,000           --    20070401
6071962903     20020401     20320301    360     4,833.39     20020401        784,255.15    4,800,000           --    20070301
6072509570     20020501     20320401    360     2,770.73     20020501        450,000.00      600,000           --    20070401
6072693911     20020401     20320301    360     2,193.50     20020401        355,911.97      380,000      375,000    20070301
6072863951     20020401     20320301    360     2,527.66     20020401        415,595.67      520,000      520,000    20070301
6074854768     20020501     20320401    360     2,452.43     20020501        388,000.00      485,000      485,000    20070401
6074878197     20020501     20320401    360     2,355.12     20020501        382,500.00      425,000      425,000    20070401
6077989140     20020401     20320301    360     2,076.24     20020401        332,491.76      416,000           --    20070301
6079165111     20020401     20320301    360     2,503.36     20020401        411,599.56      515,000      515,000    20070301
6079438625     20020401     20320301    360     2,028.92     20020401        377,495.87      580,000      577,950    20070301
6081378504     20020501     20320401    360     2,361.35     20020501        378,500.00      510,000           --    20070401
6083087822     20020501     20320401    360     3,818.09     20020501        612,000.00      765,000      765,000    20070401
6083748910     20020401     20320301    360     2,709.16     20020401        439,582.51      550,000           --    20070301
6083826435     20020501     20320401    360     2,080.46     20020501        342,400.00      430,000      428,000    20070401
6084434890     20020501     20320401    360     2,728.16     20020501        437,295.00      650,000           --    20070401
6084826624     20020401     20320301    360     2,265.84     20020401        367,650.83      460,000      460,000    20070301
6086819379     20020501     20320401    360     2,434.18     20020501        406,000.00      775,000           --    20070401
6089409434     20020501     20320401    360     2,056.60     20020501        329,652.00      455,000           --    20070401
6092045225     20020401     20320301    360     1,883.60     20020401        309,698.69      630,000           --    20070301
6092166393     20020501     20320401    360     3,705.69     20020501        635,000.00    1,100,000           --    20070401
6093829197     20020501     20320401    360     3,038.06     20020501        500,000.00      779,500           --    20070401
6094199749     20020401     20320301    360     2,076.56     20020401        332,541.71      357,000      350,388    20070301
6094903884     20020401     20320301    360     2,044.32     20020401        318,987.31      595,000           --    20070301
6096034357     20020501     20320401    360     2,173.91     20020501        367,500.00      495,000           --    20070401
6096151763     20020501     20320401    360     2,870.96     20020501        472,500.00      675,000           --    20070401
6096234973     20020401     20320301    360     2,925.81     20020401        487,514.19      625,000      610,000    20070301
6096877599     20020401     20320301    360     2,157.02     20020401        354,654.96      570,000      569,900    20070301
6097649807     20020401     20320301    360     2,776.23     20020401        444,587.83      650,000           --    20070301
6099224823     20020501     20320401    360     2,171.07     20020501        348,000.00      485,000           --    20070401
6100190633     20020501     20320401    360     4,002.17     20020501        650,000.00      980,000      930,000    20070401
6101170717     20020501     20320401    360     4,676.04     20020501        739,800.00    1,250,000           --    20070401
6101242169     20020501     20320401    360     1,999.85     20020501        324,800.00      406,000      406,000    20070401
6101991757     20020501     20320401    360     2,425.60     20020501        427,200.00      534,000      534,000    20070401
6104893687     20020501     20320401    360     3,117.67     20020501        520,000.00      650,000      650,000    20070401
6105107954     20020501     20320401    360     3,602.79     20020501        570,000.00      950,000           --    20070401
6105532805     20020401     20320301    360     2,114.49     20020401        347,661.76      440,000      435,000    20070301
6105539404     20020501     20320401    360     3,743.22     20020501        600,000.00    1,200,000           --    20070401
6105669490     20020401     20320301    360     2,610.65     20020401        423,597.68      530,000      530,000    20070301
6106338384     20020501     20320401    360     2,794.94     20020501        448,000.00      661,000           --    20070401
6107100494     20020501     20320401    360     2,957.69     20020501        500,000.00      700,000           --    20070401
6108478519     20020401     20320301    360     3,261.56     20020401        543,458.44      681,000      681,000    20070301
6109726338     20020501     20320401    360     4,392.88     20020501        695,000.00      950,000           --    20070401
6110420707     20020401     20320301    360     2,657.49     20020401        448,791.96      599,000      599,000    20070301
6113392887     20020501     20320401    360     4,557.08     20020501        750,000.00    1,300,000           --    20070401
6114442145     20020501     20320401    360     2,321.08     20020501        382,000.00      549,000           --    20070401
6115759489     20020401     20320301    360     3,509.59     20020401        569,459.16    2,000,000           --    20070301
6116113728     20020401     20270301    300     6,674.18     20020401        998,638.32    2,535,000           --    20070301
6116633790     20020501     20320401    360     5,603.03     20020501        910,000.00    2,500,000           --    20070401
6118408506     20020501     20320401    360     2,913.74     20020501        455,050.00      479,000      479,000    20070401
6118622080     20020501     20320401    360     2,969.63     20020501        476,000.00      595,000      595,000    20070401
6118870952     20020401     20320301    360     2,610.45     20020401        412,626.63      590,000           --    20070301
6119723416     20020401     20320301    360     5,079.67     20020401        824,217.21    1,176,000    1,100,000    20070301
6121825092     20020501     20320401    360     3,646.52     20020501        584,500.00      835,000           --    20070401
6122015743     20020401     20320301    360     1,833.77     20020401        309,683.94      400,000           --    20070301
6122330142     20020501     20320401    360     2,976.23     20020501        510,000.00      850,000           --    20070401
6125878428     20020501     20320401    360     2,155.02     20020501        350,000.00    1,300,000           --    20070401
6126436648     20020401     20320301    360     3,697.60     20020401        584,471.15      875,000      875,000    20070301
6126607248     20020401     20320301    360     2,778.58     20020401        439,202.59      550,000      549,500    20070301
6128092357     20020501     20320401    360     2,153.35     20020501        332,000.00      440,000           --    20070401
6130559757     20020501     20320401    360     2,793.75     20020501        442,000.00      750,000           --    20070401
6131144096     20020501     20320401    360     2,401.17     20020501        375,000.00      528,000           --    20070401
6133268232     20020501     20320401    360     2,278.54     20020501        375,000.00      640,000           --    20070401
6133905254     20020501     20320401    360     4,298.07     20020501        680,000.00      850,000           --    20070401
6134979654     20020401     20320301    360     2,383.19     20020401        381,646.19      550,000           --    20070301
6137029432     20020501     20320401    360     3,237.58     20020501        540,000.00    1,500,000           --    20070401
6137611361     20020501     20320401    360     3,645.67     20020501        600,000.00    2,500,000           --    20070401
6138009987     20020501     20320401    360     2,557.87     20020501        410,000.00      640,000           --    20070401
6138338386     20020401     20270301    300     2,865.07     20020401        449,338.06      625,000      625,000    20070301
6138344434     20020501     20320401    360     2,152.36     20020501        345,000.00      650,000           --    20070401
6139789645     20020501     20320401    360     2,398.21     20020501        400,000.00      840,000           --    20070401
6139830944     20020401     20320301    360     3,859.29     20020401        641,115.89    1,500,000           --    20070301
6140146579     20020501     20320401    360     2,925.81     20020501        488,000.00      760,000           --    20070401
6140239952     20020401     20320301    360     2,099.96     20020401        354,638.06    1,180,000           --    20070301
6143415849     20020501     20320401    360     2,527.66     20020501        416,000.00      520,000      520,000    20070401
6143582317     20020501     20320401    360     3,425.67     20020501        535,000.00    1,775,000           --    20070401
6144139794     20020401     20320301    360     3,949.47     20020401        649,368.24      960,000      950,000    20070301
6144619795     20020501     20320401    360     2,058.96     20020501        334,400.00      418,000      418,000    20070401
6145418247     20020501     20320401    360     2,320.80     20020501        371,094.23      475,000           --    20070401
6145583776     20020401     20320301    360     5,390.24     20020401        863,199.76    1,152,000    1,152,000    20070301
6145881501     20020401     20320301    360     3,949.47     20020401        649,368.24      850,000           --    20070301
6147438607     20020501     20320401    360     3,047.81     20020501        495,000.00      885,000           --    20070401
6148357772     20020501     20320401    360     2,945.44     20020501        466,000.00      590,000           --    20070401
6149460666     20020501     20320401    360     3,632.74     20020501        590,000.00      863,000      860,000    20070401
6149912872     20020501     20320401    360     2,781.10     20020501        440,000.00      615,000           --    20070401
6150112370     20020401     20320301    360     3,377.69     20020401        570,417.83      935,000           --    20070301
6152701238     20020501     20320401    360     2,398.21     20020501        400,000.00      580,000           --    20070401
6154465667     20020501     20320401    360     3,318.99     20020501        532,000.00      665,000      665,000    20070401
6154524133     20020501     20320401    360     2,649.19     20020501        436,000.00      545,000      545,000    20070401
6154684762     20020501     20320401    360     2,847.87     20020501        475,000.00      600,000           --    20070401
6156031756     20020501     20320401    360     2,781.10     20020501        440,000.00      550,000      550,000    20070401
6157754190     20020501     20320401    360     2,419.77     20020501        393,000.00      800,000           --    20070401
6158832409     20020501     20320401    360     3,054.29     20020501        477,000.00    1,025,000           --    20070401
6159786083     20020501     20320401    360     6,238.70     20020501      1,000,000.00    4,400,000           --    20070401
6160778525     20020501     20320401    360     2,542.10     20020501        424,000.00      530,000      530,000    20070401
6163150557     20020401     20320301    360     2,351.30     20020401        371,663.70      465,000      465,000    20070301
6163175703     20020501     20320401    360     5,380.88     20020501        862,500.00    1,150,000           --    20070401
6163441980     20020501     20320401    360     6,076.11     20020501      1,000,000.00    3,375,000           --    20070401
6165140556     20020501     20320401    360     3,792.41     20020501        600,000.00      750,000           --    20070401
6167268587     20020401     20320301    360     4,055.16     20020401        647,359.61    1,365,000           --    20070301
6167342689     20020401     20320301    360     2,376.98     20020401        390,819.77      489,000      489,000    20070301
6167574935     20020401     20320301    360     4,310.03     20020401        699,335.80    1,000,000           --    20070301
6168393590     20020401     20320301    360     2,098.47     20020401        331,699.86      415,000      415,000    20070301
6169785091     20020501     20320401    360     2,320.80     20020501        370,667.90      465,000           --    20070401
6170238189     20020501     20320401    360     3,949.47     20020501        650,000.00      960,000           --    20070401
6172851310     20020401     20320301    360     2,977.30     20020401        477,462.49      710,000           --    20070301
6175270054     20020401     20320301    360     1,968.66     20020401        323,685.09      405,000           --    20070301
6175721627     20020501     20320401    360     6,403.11     20020501      1,000,000.00    3,200,000           --    20070401
6176182712     20020501     20320401    360     3,943.48     20020501        608,000.00      760,000      760,000    20070401
6178105281     20020501     20320401    360     2,503.28     20020501        401,250.00      535,000      535,000    20070401
6178303852     20020401     20320301    360     2,745.03     20020401        439,592.47    1,000,000           --    20070301
6180933589     20020401     20320301    360     3,738.02     20020401        614,602.06      769,000      769,000    20070301
6182086006     20020501     20320401    360     4,212.37     20020501        675,200.00      845,000      844,000    20070401
6183887923     20020401     20320301    360     1,982.84     20020401        334,858.24      421,000      419,000    20070301
6186246945     20020501     20320401    360     5,307.49     20020501        862,000.00    1,500,000           --    20070401
6187502882     20020501     20320401    360     2,647.59     20020501        430,000.00      585,000           --    20070401
6188964784     20020501     20320401    360     2,276.31     20020501        355,500.00      485,000           --    20070401
6189218834     20020501     20320401    360     3,064.91     20020501        511,200.00      639,000      639,000    20070401
6190985579     20020501     20320401    360     2,001.03     20020501        352,423.55      410,000           --    20070401
6192425095     20020501     20320401    360     2,994.85     20020501        486,400.00      610,000           --    20070401
6193270458     20020501     20320401    360     2,555.23     20020501        415,000.00      650,000           --    20070401
6194176126     20020501     20320401    360     2,093.44     20020501        340,000.00      930,000           --    20070401
6195577413     20020501     20320401    360     1,895.75     20020501        312,000.00      770,000           --    20070401
6196769639     20020501     20320401    360     3,386.45     20020501        550,000.00      830,000           --    20070401
6199104727     20020501     20320401    360     2,098.43     20020501        350,000.00    1,515,000           --    20070401
6200143573     20020501     20320401    360     2,377.99     20020501        402,000.00      700,000           --    20070401
6200355227     20020401     20320301    360     4,106.93     20020401        684,318.07    1,050,000           --    20070301
6200547385     20020501     20320401    360     1,938.28     20020501        319,000.00      560,000           --    20070401
6205538678     20020501     20320401    360     2,624.88     20020501        432,000.00      540,000           --    20070401
6209691945     20020401     20320301    360     2,770.71     20020401        455,556.79      570,000      570,000    20070301
6210010374     20020501     20320401    360     2,543.66     20020501        407,722.00      720,000           --    20070401
6210202393     20020501     20320401    360     3,845.00     20020501        650,000.00    1,200,000           --    20070401
6210255466     20020501     20320401    360     1,804.79     20020501        305,100.00      750,000           --    20070401
6211254120     20020501     20320401    360     2,610.45     20020501        413,000.00    1,200,000           --    20070401
6211375537     20020501     20320401    360     2,245.94     20020501        360,000.00      840,000      840,000    20070401
6212034471     20020401     20320301    360     2,693.01     20020401        431,262.19      481,000      479,625    20070301
6214117258     20020501     20320401    360     3,075.51     20020501        499,500.00      660,000           --    20070401
6215262400     20020501     20320401    360     2,734.25     20020501        450,000.00      950,000           --    20070401
6215989267     20020501     20320401    360     2,357.53     20020501        388,000.00      485,000      485,000    20070401
6219859961     20020501     20320401    360     2,444.40     20020501        397,000.00      650,000           --    20070401
6220709429     20020501     20320401    360     2,245.94     20020501        360,000.00      450,000      450,000    20070401
6222814375     20020501     20320401    360     2,342.49     20020501        396,000.00      800,000           --    20070401
6223585925     20020501     20320401    360     2,484.46     20020501        420,000.00      525,000           --    20070401
6223759249     20020401     20320301    360     2,382.90     20020401        376,659.18      775,000           --    20070301
6224266665     20020501     20320401    360     3,078.59     20020501        500,000.00    1,300,000           --    20070401
6224926243     20020501     20320401    360     2,302.63     20020501        396,957.24      850,000           --    20070401
6225461208     20020501     20320401    360     3,141.35     20020501        517,000.00      820,000           --    20070401
6227243349     20020501     20320401    360     3,041.50     20020501        487,520.00      620,500      609,400    20070401
6227581540     20020401     20320301    360     3,680.84     20020401        589,453.54      900,000           --    20070301
6227728448     20020501     20320401    360     2,136.54     20020501        347,000.00      445,000           --    20070401
6227750178     20020501     20320401    360     2,462.87     20020501        400,000.00    1,700,000           --    20070401
6229273724     20020501     20320401    360     2,620.26     20020501        420,000.00      780,000           --    20070401
6229735581     20020501     20320401    360     3,700.35     20020501        609,000.00    1,800,000           --    20070401
6230973288     20020501     20320401    360     2,495.48     20020501        400,000.00      675,000           --    20070401
6232748431     20020401     20320301    360     6,157.18     20020401        999,051.15    1,825,000           --    20070301
6234834486     20020501     20320401    360     5,068.43     20020501        812,417.00    1,016,000    1,015,522    20070401
6236253131     20020501     20320401    360     2,118.07     20020501        344,000.00      600,000           --    20070401
6238131988     20020501     20320401    360     3,621.36     20020501        596,000.00    1,500,000           --    20070401
6239568873     20020501     20320401    360     2,620.04     20020501        437,000.00    2,775,000           --    20070401
6239630947     20020401     20320301    360     2,949.79     20020401        491,510.21      975,000           --    20070301
6240336609     20020501     20320401    360     3,718.58     20020501        612,000.00    1,350,000           --    20070401
6240479748     20020401     20320301    360     2,479.06     20020401        407,603.44      510,000      510,000    20070301
6240625191     20020501     20320401    360     2,762.81     20020501        454,700.00    1,000,000           --    20070401
6241762472     20020501     20320401    360     2,019.56     20020501        328,000.00    1,050,000           --    20070401
6241804746     20020501     20320401    360     2,002.63     20020501        321,000.00      425,000      425,000    20070401
6243704811     20020501     20320401    360     3,265.29     20020501        552,000.00      690,000      690,000    20070401
6244210131     20020401     20320301    360     2,839.48     20020401        473,128.52      592,000           --    20070301
6244588544     20020501     20320401    360     2,278.30     20020501        380,000.00      568,000           --    20070401
6245296717     20020401     20320301    360     3,329.71     20020401        547,467.37      685,000           --    20070301
6247448316     20020401     20320301    360     5,909.47     20020401        997,981.47    1,250,000           --    20070301
6247612036     20020501     20320401    360     5,848.79     20020501        937,500.00    1,300,000    1,300,000    20070401
6247648220     20020501     20320401    360     3,524.15     20020501        580,000.00      725,000      725,000    20070401
6248284009     20020501     20320401    360     3,144.31     20020501        504,000.00      630,000      630,000    20070401
6249266583     20020501     20320401    360     2,228.38     20020501        381,850.00      715,000           --    20070401
6249495729     20020501     20320401    360     2,734.25     20020501        450,000.00      685,000           --    20070401
6249639227     20020401     20320301    360     2,449.27     20020401        387,149.69      775,000           --    20070301
6250502900     20020501     20320401    360     2,495.48     20020501        400,000.00      750,000           --    20070401
6251234347     20020501     20320401    360     2,305.12     20020501        360,000.00      450,000      450,000    20070401
6251490550     20020501     20320401    360     3,179.57     20020501        516,400.00      753,000           --    20070401
6251527955     20020501     20320401    360     2,654.51     20020501        448,747.00      561,000      560,934    20070401
6251732514     20020401     20320301    360     1,903.91     20020401        339,619.01      445,000           --    20070301
6252876559     20020501     20320401    360     2,216.59     20020501        360,000.00      460,000           --    20070401
6253146499     20020501     20320401    360     5,959.54     20020501        994,000.00    1,420,000           --    20070401
6257988359     20020501     20320401    360     2,324.72     20020501        382,600.00      600,000           --    20070401
6260804825     20020501     20320401    360     2,582.35     20020501        425,000.00      720,000           --    20070401
6263054915     20020501     20320401    360     4,040.18     20020501        639,200.00      799,000      799,000    20070401
6267904818     20020501     20320401    360     4,247.22     20020501        689,800.00      990,000           --    20070401
6268169486     20020401     20320301    360     1,948.54     20020401        324,676.46      437,500           --    20070301
6269171101     20020401     20320301    360     2,096.21     20020401        335,688.79      420,000      420,000    20070301
6272395192     20020401     20320301    360     2,098.47     20020401        331,699.86      430,204      415,000    20070301
6273070752     20020501     20320401    360     5,845.62     20020501        975,000.00    1,800,000           --    20070401
6273322583     20020501     20320401    360     2,420.62     20020501        388,000.00      485,000      499,000    20070401
6274643821     20020401     20320301    360     2,685.64     20020401        441,570.40      540,000           --    20070301
6274810735     20020501     20320401    360     5,614.83     20020501        900,000.00    1,200,000    1,200,000    20070401
6277308406     20020501     20320401    360     3,044.49     20020501        488,000.00      610,000      610,000    20070401
6277321110     20020401     20320301    360     2,098.47     20020401        331,699.86      415,000      415,000    20070301
6277693856     20020501     20320401    360     2,551.97     20020501        420,000.00      525,000      525,000    20070401
6280229243     20020501     20320401    360     1,971.55     20020501        311,920.00      390,000      389,900    20070401
6283075973     20020501     20320401    360     2,690.69     20020501        437,000.00      696,000           --    20070401
6283201249     20020401     20320301    360     5,899.58     20020401        983,020.42    1,600,000           --    20070301
6284906507     20020401     20320301    360     3,239.14     20020401        518,719.11      649,000      649,000    20070301
6285082191     20020401     20320301    360     3,845.00     20020401        649,337.29    1,050,000    1,050,000    20070301
6288103614     20020501     20320401    360     2,093.44     20020501        340,000.00      450,000      425,000    20070401
6289418326     20020501     20320401    360     3,436.04     20020501        565,500.00    1,145,000           --    20070401
6289459080     20020501     20320401    360     2,477.71     20020501        392,000.00      494,000      490,000    20070401
6290434189     20020301     20320201    360     2,958.53     20020401        479,585.77      650,000           --    20070201
6291044227     20020501     20320401    360     2,243.85     20020501        355,000.00      455,000      455,000    20070401
6291630124     20020401     20320301    360     2,470.53     20020401        395,633.22      495,000      495,000    20070301
6291870340     20020501     20320401    360     2,586.02     20020501        420,000.00      875,000           --    20070401
6292431423     20020501     20320401    360     1,992.97     20020501        328,000.00      410,000      410,000    20070401
6293025810     20020401     20320301    360     2,839.86     20020401        454,778.39      569,000      569,000    20070301
6294101214     20020401     20320301    360     1,982.30     20020401        339,327.34      450,000           --    20070301
6296264093     20020501     20320401    360     2,458.54     20020501        383,960.00      479,950      479,950    20070401
6301065485     20020401     20320301    360     1,934.21     20020401        335,640.79      485,000           --    20070301
6301937469     20020501     20320401    360     2,966.58     20020501        494,800.00      800,000           --    20070401
6302558710     20020501     20320401    360     1,980.92     20020501        330,400.00      421,000      413,000    20070401
6303545070     20020501     20320401    360     2,745.03     20020501        440,000.00      550,000      550,000    20070401
6305785146     20020501     20320401    360     2,638.03     20020501        440,000.00      550,000      550,000    20070401
6306283174     20020501     20320401    360     2,296.63     20020501        373,000.00      605,000           --    20070401
6311668146     20020401     20320301    360     1,846.92     20020401        311,903.67      430,000           --    20070301
6311780057     20020501     20320401    360     2,359.43     20020501        383,200.00      540,000      479,000    20070401
6313376482     20020501     20320401    360     3,605.95     20020501        570,500.00      820,000      815,000    20070401
6313524644     20020501     20320401    360     3,897.08     20020501        650,000.00    1,450,000           --    20070401
6313739838     20020501     20320401    360     2,213.53     20020501        364,300.00      550,000           --    20070401
6315404951     20020501     20320401    360     2,021.34     20020501        324,000.00      405,000           --    20070401
6315868916     20020401     20320301    360     2,110.42     20020401        351,649.58      450,000      440,000    20070301
6316106324     20020501     20320401    360     3,573.33     20020501        596,000.00      900,000           --    20070401
6316688495     20020501     20320401    360     2,216.59     20020501        360,000.00      480,000           --    20070401
6317736806     20020501     20320401    360     2,400.07     20020501        395,000.00      685,000           --    20070401
6319008493     20020501     20320401    360     2,106.99     20020501        342,200.00      428,000      428,000    20070401
6321839802     20020501     20320401    360     6,320.68     20020501      1,000,000.00    2,000,000           --    20070401
6321921303     20020401     20320301    360     2,984.31     20020401        503,985.64      900,000           --    20070301
6323231149     20020501     20320401    360     4,140.77     20020501        700,000.00    1,100,000           --    20070401
6323520558     20020401     20320301    360     2,707.60     20020401        433,598.03      543,000      542,500    20070301
6324872073     20020501     20320401    360     2,300.73     20020501        364,000.00      615,000      612,500    20070401
6325069950     20020501     20320401    360     2,318.04     20020501        381,500.00      545,000           --    20070401
6325599071     20020401     20320301    360     3,073.50     20020401        479,576.50      600,000           --    20070301
6331301934     20020501     20320401    360     2,126.64     20020501        350,000.00      500,000           --    20070401
6333660220     20020401     20320301    360     4,568.63     20020401        741,295.95    1,060,000           --    20070301
6334731913     20020501     20320401    360     2,152.55     20020501        349,600.00      437,000      451,000    20070401
6334914451     20020501     20320401    360     3,233.71     20020501        532,200.00      675,000           --    20070401
6336713331     20020401     20320301    360     2,339.73     20020401        379,639.44      475,000      475,000    20070301
6338901033     20020501     20320401    360     3,324.88     20020501        540,000.00      675,000      675,000    20070401
6340922829     20020401     20320301    360     2,209.71     20020401        349,283.96      437,000      437,000    20070301
6341015920     20020501     20320401    360     2,149.12     20020501        353,700.00      670,000           --    20070401
6343940190     20020401     20320301    360     2,093.44     20020401        339,677.39      495,000           --    20070301
6346214460     20020501     20320401    360     3,849.30     20020501        609,000.00    1,100,000           --    20070401
6347432855     20020501     20320401    360     2,155.02     20020501        350,000.00      500,000           --    20070401
6347939339     20020501     20320401    360     6,114.08     20020501        993,000.00    2,850,000           --    20070401
6348813582     20020401     20320301    360     2,823.68     20020401        458,164.86      880,000           --    20070301
6352469628     20020501     20320401    360     2,752.26     20020501        447,000.00      690,000           --    20070401
6354359876     20020401     20320301    360     2,563.57     20020401        451,005.81      645,000      645,000    20070301
6355703809     20020401     20320301    360     4,286.79     20020401        714,288.21    1,050,000           --    20070301
6358378864     20020501     20320401    360     2,838.95     20020501        500,000.00      659,000      657,000    20070401
6359794275     20020401     20320301    360     2,691.32     20020401        448,441.12      590,000      588,888    20070301
6363517746     20020501     20320401    360     2,620.52     20020501        443,000.00      665,000           --    20070401
6368426224     20020401     20320301    360     2,308.32     20020401        369,657.31      520,000      465,000    20070301
6368756828     20020501     20320401    360     1,831.63     20020501        305,500.00      715,000           --    20070401
6369177891     20020501     20320401    360     2,265.84     20020501        368,000.00      460,000      460,000    20070401
6370420389     20020501     20320401    360     2,054.23     20020501        325,000.00      550,000           --    20070401
6371047512     20020401     20320301    360     1,892.93     20020401        319,673.74      420,000      420,000    20070301
6372053428     20020401     20320301    360     3,407.26     20020401        575,412.74      720,000      755,662    20070301
6373502001     20020501     20320401    360     2,516.43     20020501        393,000.00      550,000           --    20070401
6374110432     20020401     20320301    360     2,370.71     20020401        379,648.04      505,000           --    20070301
6374421086     20020501     20320401    360     3,185.63     20020501        504,000.00      630,000      630,000    20070401
6376049349     20020501     20320401    360     5,570.10     20020501        881,250.00    1,180,000    1,175,000    20070401
6376364078     20020401     20320301    360     3,346.80     20020401        572,901.22    1,150,000           --    20070301
6376795941     20020501     20320401    360     3,322.42     20020501        546,800.00      730,000           --    20070401
6376988868     20020501     20320401    360     4,386.99     20020501        712,500.00      950,000           --    20070401
6378100058     20020501     20320401    360     5,688.62     20020501        900,000.00    1,202,000    1,202,000    20070401
6378497645     20020501     20320401    360     2,360.78     20020501        373,500.00      415,000           --    20070401
6378572645     20020501     20320401    360     4,010.23     20020501        660,000.00    1,050,000           --    20070401
6378935685     20020501     20320401    360     4,334.65     20020501        704,000.00      925,000      880,000    20070401
6379285239     20020501     20320401    360     3,649.64     20020501        585,000.00      780,000           --    20070401
6379413583     20020501     20320401    360     4,864.49     20020501        750,000.00      950,000      950,000    20070401
6380364122     20020501     20320401    360     4,404.53     20020501        706,000.00      900,000           --    20070401
6380892213     20020401     20320301    360     1,971.75     20020401        324,192.59      411,000           --    20070301
6384275399     20020401     20320301    360     2,422.19     20020401        403,597.81      545,000           --    20070301
6385014987     20020501     20320401    360     2,732.91     20020501        462,000.00      950,000           --    20070401
6385686883     20020501     20320401    360     3,038.06     20020501        500,000.00      625,000      625,000    20070401
6386440397     20020501     20320401    360     2,906.19     20020501        472,000.00      590,000      590,000    20070401
6386449232     20020401     20320301    360     4,796.41     20020401        799,203.59    1,100,000    1,100,000    20070301
6386875626     20020501     20320401    360     4,021.54     20020501        636,250.00    1,200,000           --    20070401
6386938663     20020501     20320401    360     1,970.73     20020501        328,700.00      346,000      346,000    20070401
6387227488     20020501     20320401    360     2,034.90     20020501        344,000.00      430,000           --    20070401
6387449462     20020501     20320401    360     3,957.04     20020501        660,000.00    1,300,000           --    20070401
6387689901     20020501     20320401    360     2,919.72     20020501        468,000.00      585,000      585,000    20070401
6388141985     20020401     20320301    360     5,282.57     20020401        824,272.12    1,450,000    1,450,000    20070301
6388833821     20020501     20320401    360     4,006.05     20020501        633,800.00      940,000           --    20070401
6390210737     20020501     20320401    360     3,477.40     20020501        580,000.00      750,000      725,000    20070401
6391042352     20020501     20320401    360     3,327.30     20020501        578,000.00      723,000      722,500    20070401
6392175961     20020401     20320301    360     2,807.42     20020401        449,583.20      872,000           --    20070301
6392403025     20020501     20320401    360     2,730.71     20020501        443,500.00      560,000           --    20070401
6393958266     20020401     20320301    360     1,990.25     20020401        322,933.29      410,000      404,059    20070301
6394308636     20020501     20320401    360     2,005.12     20020501        330,000.00      489,000           --    20070401
6394634692     20020501     20320401    360     2,315.10     20020501        376,000.00      480,000      470,000    20070401
6395929638     20020401     20320301    360     2,734.25     20020401        449,562.63    1,000,000           --    20070301
6396442508     20020501     20320401    360     3,160.34     20020501        500,000.00      745,000           --    20070401
6397546810     20020501     20320401    360     4,038.33     20020501        692,000.00      865,000      865,000    20070401
6397818292     20020401     20320301    360     2,089.97     20020401        334,689.72      635,000      635,000    20070301
6399933560     20020401     20320301    360     2,745.03     20020401        439,592.47      555,000      551,000    20070301
6400505183     20020401     20320301    360     2,235.64     20020401        340,030.09      585,000           --    20070301
6401118473     20020501     20320401    360     2,767.34     20020501        426,664.00      550,000      533,330    20070401
6401120917     20020401     20320301    360     4,466.91     20020401        715,336.84      895,000           --    20070301
6401289332     20020501     20320401    360     6,199.71     20020501        993,750.00    1,400,000    1,325,000    20070401
6402721440     20020501     20320401    360     2,831.67     20020501        448,000.00      563,000           --    20070401
6404273895     20020501     20320401    360     2,462.87     20020501        400,000.00      585,000           --    20070401
6405621886     20020501     20320401    360     2,763.03     20020501        426,000.00      910,000           --    20070401
6405645687     20020501     20320401    360     6,157.18     20020501      1,000,000.00    2,100,000           --    20070401
6406241890     20020501     20320401    360     2,145.62     20020501        343,920.00      430,000      429,900    20070401
6407203824     20020501     20320401    360     2,138.79     20020501        352,000.00      440,000           --    20070401
6407625059     20020501     20320401    360     4,557.08     20020501        750,000.00    1,500,000           --    20070401
6409655153     20020501     20320401    360     2,158.39     20020501        360,000.00      720,000           --    20070401
6410375106     20020501     20320401    360     2,330.74     20020501        364,000.00      460,000      455,000    20070401
6411141309     20020501     20320401    360     3,225.59     20020501        538,000.00      893,000           --    20070401
6412024694     20020401     20320301    360     2,892.23     20020401        475,537.35      595,000      595,000    20070301
6412804939     20020501     20320401    360     3,070.59     20020501        498,700.00    1,350,000           --    20070401
6415769451     20020401     20320301    360     3,152.48     20020401        509,929.74      939,000           --    20070301
6415998126     20020501     20320401    360     2,659.26     20020501        410,000.00      575,000      575,000    20070401
6416540380     20020501     20320401    360     2,265.84     20020501        368,000.00      540,000           --    20070401
6418625411     20020501     20320401    360     1,997.34     20020501        316,000.00      399,000           --    20070401
6418983182     20020501     20320401    360     3,075.70     20020501        513,000.00    1,350,000           --    20070401
6420170174     20020501     20320401    360     2,126.64     20020501        350,000.00      575,000           --    20070401
6420214790     20020501     20320401    360     3,805.61     20020501        610,000.00    1,200,000           --    20070401
6421055564     20020401     20320301    360     2,539.70     20020401        423,178.30      530,000      529,500    20070301
6421593747     20020501     20320401    360     2,138.79     20020501        352,000.00      455,000      440,000    20070401
6421688414     20020501     20320401    360     2,315.10     20020501        376,000.00      470,000      470,000    20070401
6422333051     20020501     20320401    360     2,073.19     20020501        328,000.00      410,000      410,000    20070401
6424176847     20020501     20320401    360     2,731.33     20020501        443,600.00      710,000           --    20070401
6424577093     20020501     20320401    360     1,944.36     20020501        320,000.00      400,000      400,000    20070401
6430824562     20020501     20320401    360     3,842.08     20020501        624,000.00      781,000      781,000    20070401
6432268875     20020401     20320301    360     2,366.16     20020401        399,592.17      925,000           --    20070301
6432891205     20020501     20170401    180     5,144.54     20020501        600,000.00      750,000           --    20070401
6439953776     20020401     20320301    360     2,983.37     20020401        471,573.30      590,000      590,000    20070301
6442045263     20020501     20320401    360     5,135.30     20020501        802,000.00    1,875,000           --    20070401
6443256877     20020401     20320301    360     2,503.36     20020401        411,599.56      515,000      515,000    20070301
6444815580     20020501     20320401    360     2,122.72     20020501        340,250.00      426,000      425,365    20070401
6446435155     20020501     20320401    360     3,497.28     20020501        568,000.00      720,000           --    20070401
6446800317     20020401     20320301    360     3,069.44     20020401        491,544.31      615,000      615,000    20070301
6447964278     20020501     20320401    360     3,426.93     20020501        564,000.00      815,000           --    20070401
6451091885     20020501     20320401    360     2,585.40     20020501        419,900.00      525,000      524,900    20070401
6453456391     20020501     20320401    360     2,388.99     20020501        388,000.00      485,000           --    20070401
6454031573     20020501     20320401    360     4,002.17     20020501        650,000.00    1,600,000           --    20070401
6455066230     20020501     20320401    360     3,109.38     20020501        505,000.00      780,000           --    20070401
6455950581     20020501     20320401    360     4,310.03     20020501        700,000.00      929,000           --    20070401
6456923785     20020501     20320401    360     2,495.48     20020501        400,000.00      690,000           --    20070401
6457075288     20020501     20320401    360     4,479.77     20020501        800,000.00    1,900,000    1,900,000    20070401
6457391503     20020501     20320401    360     2,869.81     20020501        460,000.00      575,000      575,000    20070401
6458191266     20020501     20320401    360     2,038.48     20020501        340,000.00    1,178,571           --    20070401
6459017817     20020501     20320401    360     2,432.09     20020501        395,000.00      525,000           --    20070401
6459182819     20020401     20320301    360     3,297.53     20020401        549,452.47    1,300,000           --    20070301
6460799486     20020401     20320301    360     4,303.12     20020401        680,184.55      851,000      851,000    20070301
6461152131     20020501     20320401    360     3,743.22     20020501        600,000.00      750,000      750,000    20070401
6462816874     20020401     20320301    360     3,765.03     20020401        587,481.22      735,000      735,000    20070301
6462985141     20020501     20320401    360     3,879.10     20020501        647,000.00      810,000           --    20070401
6463416682     20020501     20320401    360     2,407.56     20020501        407,000.00      738,000           --    20070401
6467454960     20020501     20320401    360     2,062.46     20020501        344,000.00      430,000      430,000    20070401
6468081812     20020501     20320401    360     3,717.22     20020501        620,000.00      975,000           --    20070401
6468217820     20020501     20320401    360     3,675.48     20020501        581,500.00    4,500,000           --    20070401
6468415010     20020401     20320301    360     2,188.36     20020401        364,636.64      510,000           --    20070301
6472172144     20020501     20320401    360     1,936.50     20020501        310,400.00      388,000      388,000    20070401
6474358642     20020501     20320401    360     1,932.21     20020501        318,000.00      442,000           --    20070401
6475167281     20020501     20320401    360     2,638.97     20020501        423,000.00      543,000           --    20070401
6475302839     20020501     20320401    360     2,271.51     20020501        384,000.00      490,000      480,000    20070401
6478159111     20020501     20320401    360     2,330.74     20020501        364,000.00      575,000           --    20070401
6478967570     20020501     20320401    360     2,535.64     20020501        396,000.00      495,000      495,000    20070401
6480624037     20020501     20320401    360     3,824.02     20020501        605,000.00    1,025,000           --    20070401
6481509997     20020401     20320301    360     5,915.38     20020401        998,980.45    1,800,000    1,725,000    20070301
6482506661     20020401     20320301    360     2,278.54     20020401        374,635.52      483,000           --    20070301
6484178840     20020501     20320401    360     6,238.70     20020501      1,000,000.00    1,380,000    1,380,000    20070401
6484629545     20020501     20320401    360     4,679.03     20020501        750,000.00    1,100,000           --    20070401
6485203886     20020501     20320401    360     2,681.17     20020501        401,811.08    2,000,000           --    20070401
6487245646     20020501     20320401    360     1,971.43     20020501        316,000.00      550,000           --    20070401
6487571744     20020501     20320401    360     2,379.14     20020501        386,400.00      483,000      483,000    20070401
6488995298     20020501     20320401    360     3,253.46     20020501        550,000.00      815,000      815,000    20070401
6489843562     20020501     20320401    360     6,213.75     20020501        996,000.00    1,500,000           --    20070401
6490860100     20020501     20320401    360     2,715.95     20020501        465,400.00    1,160,000           --    20070401
6490939490     20020401     20320301    360     4,557.08     20020401        749,271.05    1,015,000    1,012,500    20070301
6491854888     20020501     20320401    360     2,146.12     20020501        344,000.00      430,000           --    20070401
6493311994     20020501     20320401    360     1,964.14     20020501        319,000.00      410,000           --    20070401
6496483097     20020501     20320401    360     3,243.00     20020501        500,000.00      715,000           --    20070401
6497580982     20020501     20320401    360     4,278.80     20020501        704,200.00      970,000           --    20070401
6499472188     20020501     20320401    360     2,289.26     20020501        387,000.00      724,000           --    20070401
6503063882     20020401     20320301    360     2,506.40     20020401        412,099.07      550,000           --    20070301
6504643062     20020401     20320301    360     2,882.28     20020401        461,572.10      825,000           --    20070301
6505036183     20020501     20320401    360     4,235.05     20020501        697,000.00    1,625,000           --    20070401
6505445368     20020501     20320401    360     3,694.31     20020501        600,000.00    1,875,000           --    20070401
6505752300     20020401     20320301    360     2,510.92     20020401        418,383.08      523,500      523,500    20070301
6508466353     20020501     20320401    360     2,686.29     20020501        425,000.00      660,000           --    20070401
6512996775     20020401     20320301    360     2,801.33     20020401        442,799.34      554,000      554,000    20070301
6513324514     20020501     20320401    360     3,029.33     20020501        492,000.00      615,000      615,000    20070401
6517216567     20020501     20320401    360     3,041.37     20020501        487,500.00      665,000           --    20070401
6518901555     20020401     20320301    360     3,785.85     20020401        639,347.48    1,300,000           --    20070301
6524114920     20020501     20320401    360     3,384.73     20020501        580,000.00      725,000      725,000    20070401
6525570575     20020501     20320401    360     2,401.90     20020501        385,000.00      593,000           --    20070401
6527300310     20020501     20320401    360     2,310.08     20020501        395,850.00      490,000      475,357    20070401
6527869389     20020401     20320301    360     2,111.80     20020401        338,186.48      655,000           --    20070301
6528800151     20020501     20320401    360     2,881.56     20020501        468,000.00      585,000      585,000    20070401
6528883058     20020501     20320401    360     2,886.15     20020501        475,000.00      625,000      625,000    20070401
6530666814     20020401     20320301    360     2,041.58     20020401        335,673.42      423,000      420,000    20070301
6530966362     20020501     20320401    360     4,156.10     20020501        675,000.00    1,075,000           --    20070401
6531655212     20020501     20320401    360     2,265.84     20020501        368,000.00      460,000           --    20070401
6532598072     20020401     20320301    360     2,567.42     20020401        411,148.83      560,000           --    20070301
6532874853     20020501     20320401    360     2,632.35     20020501        445,000.00      700,000           --    20070401
6536204917     20020501     20320401    360     3,019.21     20020501        510,400.00      638,000      638,000    20070401
6538136760     20020501     20320401    360     2,114.92     20020501        339,000.00      705,000           --    20070401
6538872547     20020401     20320301    360     2,512.13     20020401        407,612.87      516,000      510,000    20070301
6539000007     20020501     20320401    360     4,376.80     20020501        750,000.00    1,260,000           --    20070401
6539275047     20020501     20320401    360     3,686.23     20020501        583,200.00      730,000      729,000    20070401
6539335155     20020501     20320401    360     2,272.47     20020501        374,000.00      610,000           --    20070401
6539613544     20020501     20320401    360     2,021.34     20020501        324,000.00      405,000      405,000    20070401
6539701828     20020501     20320401    360     2,090.36     20020501        339,500.00      495,000           --    20070401
6542415606     20020501     20320401    360     2,248.32     20020501        375,000.00      685,000      575,000    20070401
6547147212     20020501     20320401    360     2,817.89     20020501        470,000.00    1,000,000           --    20070401
6549204854     20020401     20320301    360     2,110.42     20020401        351,649.58      650,000           --    20070301
6549749643     20020501     20320401    360     4,617.88     20020501        750,000.00      975,000           --    20070401
6551738914     20020501     20320401    360     3,712.78     20020501        603,000.00    1,290,000           --    20070401
6553189405     20020501     20320401    360     1,966.53     20020501        328,000.00      590,000      570,360    20070401
6553983641     20020501     20320401    360     2,062.46     20020501        344,000.00      430,000      430,000    20070401
6554764750     20020501     20320401    360     2,368.23     20020501        395,000.00      575,000           --    20070401
6554840147     20020501     20320401    360     4,818.08     20020501        814,500.00    1,200,000           --    20070401
6555912853     20020501     20320401    360     2,626.43     20020501        444,000.00      635,000      635,000    20070401
6557323158     20020401     20320301    360     3,488.69     20020401        558,682.06      700,000      699,000    20070301
6558147184     20020501     20320401    360     3,726.69     20020501        630,000.00    1,250,000           --    20070401
6558623978     20020501     20320401    360     4,557.37     20020501        730,500.00    1,400,000           --    20070401
6558980865     20020501     20320401    360     6,320.68     20020501      1,000,000.00    1,600,000    1,600,000    20070401
6559188708     20020501     20320401    360     3,201.73     20020501        520,000.00      650,000      650,000    20070401
6559423295     20020501     20320401    360     4,557.08     20020501        750,000.00    1,200,000           --    20070401
6559487829     20020501     20320401    360     3,567.33     20020501        595,000.00      850,000           --    20070401
6560068824     20020501     20320401    360     2,460.83     20020501        405,000.00      950,000      900,000    20070401
6561648186     20020501     20320401    360     2,623.04     20020501        437,500.00    1,275,000           --    20070401
6561781367     20020501     20320401    360     6,076.11     20020501      1,000,000.00    2,200,000           --    20070401
6561994929     20020501     20320401    360     2,124.23     20020501        345,000.00      615,000           --    20070401
6567164774     20020501     20320401    360     4,436.68     20020501        740,000.00    1,750,000           --    20070401
6567765257     20020401     20320301    360     2,965.98     20020401        494,207.52      850,000           --    20070301
6568534710     20020501     20320401    360     2,807.42     20020501        450,000.00      575,000           --    20070401
6569641605     20020501     20320401    360     2,791.51     20020501        465,600.00      586,000      582,000    20070401
6569843615     20020401     20320301    360     2,158.39     20020401        359,641.61      520,000      450,000    20070301
6573007009     20020501     20320401    360     2,528.28     20020501        400,000.00      520,000      512,500    20070401
6577466821     20020501     20320401    360     2,398.21     20020501        400,000.00      950,000           --    20070401
6577685578     20020401     20320301    360     2,310.18     20020401        374,843.99      469,000      469,000    20070301
6579055200     20020501     20320401    360     3,675.84     20020501        597,000.00      973,000           --    20070401
6579169795     20020401     20320301    360     6,320.68     20020401        999,095.99    1,450,000    1,450,000    20070301
6581765093     20020401     20320301    360     3,050.73     20020401        488,547.08    1,000,000           --    20070301
6586387828     20020501     20320401    360     3,716.78     20020501        636,900.00    1,400,000           --    20070401
6587330140     20020501     20320401    360     2,450.56     20020501        398,000.00    1,125,000           --    20070401
6587658045     20020501     20320401    360     4,772.79     20020501        785,500.00    1,275,000           --    20070401
6587738490     20020501     20320401    360     2,372.36     20020501        370,500.00      391,000      390,000    20070401
6587930790     20020501     20320401    360     4,247.50     20020501        672,000.00    1,219,000           --    20070401
6589178596     20020501     20320401    360     2,444.24     20020501        391,786.00      500,000      489,733    20070401
6589480000     20020401     20320301    360     1,920.94     20020401        299,735.31      530,000           --    20070301
6591457913     20020501     20320401    360     2,312.39     20020501        352,000.00      440,000      440,000    20070401
6591691099     20020501     20320401    360     2,795.36     20020501        454,000.00      800,000           --    20070401
6593966010     20020501     20320401    360     2,332.34     20020501        369,000.00      410,000      410,000    20070401
6595281343     20020501     20320401    360     2,627.89     20020501        426,800.00      553,000           --    20070401
6596644804     20020401     20320301    360     3,167.87     20020401        514,011.82      712,000           --    20070301
6597037818     20020501     20320401    360     2,014.84     20020501        331,600.00      415,000      414,500    20070401
6598099957     20020501     20320401    360     2,781.10     20020501        440,000.00      565,000      580,000    20070401
6599123277     20020501     20320401    360     5,650.78     20020501        930,000.00    1,850,000           --    20070401
6599820583     20020501     20320401    360     2,521.75     20020501        388,800.00      486,000      486,000    20070401
6601920397     20020401     20320301    360     2,077.52     20020401        355,628.31      738,250           --    20070301
6602092287     20020501     20320401    360     1,987.27     20020501        350,000.00      735,000           --    20070401
6603070209     20020501     20320401    360     2,156.10     20020501        345,600.00      432,000      432,000    20070401
6605003489     20020401     20320301    360     2,320.80     20020401        371,655.45      466,000      466,000    20070301
6606448386     20020501     20320401    360     2,590.06     20020501        432,000.00      540,000      540,000    20070401
6613561478     20020501     20320401    360     2,359.43     20020501        383,200.00      479,000      479,000    20070401
6615508238     20020501     20320401    360     3,355.66     20020501        545,000.00      750,000           --    20070401
6615691091     20020501     20320401    360     4,955.42     20020501        784,000.00      980,000      980,000    20070401
6617136921     20020501     20320401    360     2,151.45     20020501        336,000.00      420,000      420,000    20070401
6617461410     20020501     20320401    360     3,306.52     20020501        530,000.00      760,000           --    20070401
6618503897     20020501     20320401    360     4,617.88     20020501        750,000.00    1,000,000    1,000,000    20070401
6620833100     20020401     20320301    360     2,095.39     20020401        363,084.53      455,000      455,000    20070301
6621194189     20020501     20320401    360     2,386.22     20020501        398,000.00      525,000           --    20070401
6621439246     20020501     20320401    360     2,109.82     20020501        351,900.00      441,000      439,900    20070401
6621676292     20020501     20320401    360     6,156.56     20020501        999,900.00    1,750,000           --    20070401
6622754908     20020501     20320401    360     3,217.91     20020501        529,600.00      662,000      662,000    20070401
6622767041     20020501     20320401    360     5,917.05     20020501        961,000.00    2,050,000           --    20070401
6623556757     20020501     20320401    360     3,921.61     20020501        672,000.00    1,300,000           --    20070401
6626659822     20020501     20320401    360     2,844.85     20020501        456,000.00      570,000      611,400    20070401
6627421875     20020501     20320401    360     4,436.54     20020501        750,000.00    1,450,000           --    20070401
6630054051     20020501     20320401    360     3,942.86     20020501        632,000.00      850,000      790,000    20070401
6631669048     20020501     20320401    360     2,689.31     20020501        420,000.00      525,000           --    20070401
6631983233     20020501     20320401    360     4,406.70     20020501        735,000.00    1,200,000           --    20070401
6634062738     20020501     20320401    360     2,062.66     20020501        335,000.00    1,350,000           --    20070401
6634490806     20020501     20320401    360     2,965.30     20020501        481,600.00      602,000      602,000    20070401
6637303485     20020401     20320301    360     2,721.08     20020401        459,531.00      575,000           --    20070301
6639281176     20020501     20320401    360     2,912.57     20020501        460,800.00      580,000      576,000    20070401
6640618887     20020501     20320401    360     1,821.94     20020501        308,000.00      700,000           --    20070401
6640934458     20020401     20320301    360     3,368.90     20020401        538,653.14      675,000           --    20070301
6641797235     20020501     20320401    360     4,864.49     20020501        750,000.00      970,000      970,000    20070401
6642507203     20020501     20320401    360     2,957.69     20020501        500,000.00      645,000           --    20070401
6645865483     20020501     20320401    360     2,506.65     20020501        423,750.00      565,000           --    20070401
6647237525     20020401     20320301    360     1,733.86     20020401        281,332.81      352,000      352,000    20070301
6648317854     20020501     20320401    360     2,545.39     20020501        408,000.00      510,000      510,000    20070401
6648979059     20020501     20320401    360     1,908.73     20020501        310,000.00      475,000           --    20070401
6649244875     20020501     20320401    360     3,117.67     20020501        520,000.00      650,000      650,000    20070401
6650586354     20020501     20320401    360     2,528.28     20020501        400,000.00      540,000           --    20070401
6652312528     20020501     20320401    360     2,091.22     20020501        335,200.00      419,000           --    20070401
6652962074     20020401     20320301    360     2,302.53     20020401        354,694.35      520,000      518,110    20070301
6655008941     20020401     20320301    360     2,278.30     20020401        379,621.70      400,000      400,000    20070301
6655214036     20020501     20320401    360     2,175.25     20020501        358,000.00      540,000           --    20070401
6655429386     20020401     20320301    360     2,336.58     20020401        394,597.27      850,000           --    20070301
6657989544     20020501     20320401    360     1,956.51     20020501        322,000.00      405,000           --    20070401
6659017849     20020401     20320301    360     2,844.31     20020401        449,593.19      690,000           --    20070301
6659414772     20020501     20320401    360     3,152.48     20020501        512,000.00      640,000      640,000    20070401
6660174365     20020501     20320401    360     3,495.38     20020501        583,000.00    1,385,000           --    20070401
6662162228     20020501     20320401    360     2,571.41     20020501        423,200.00      529,000           --    20070401
6663763222     20020401     20320301    360     2,245.31     20020401        359,566.66      400,000      400,000    20070301
6665466220     20020501     20320401    360     2,246.76     20020501        385,000.00      890,000           --    20070401
6665810617     20020401     20320301    360     3,571.16     20020401        579,449.67    1,100,000           --    20070301
6665877327     20020501     20170401    180     6,278.39     20020501        750,000.00      950,000      950,000    20070401
6666802852     20020501     20320401    360     2,344.25     20020501        391,000.00      900,000           --    20070401
6667927393     20020501     20320401    360     1,826.59     20020501        313,000.00      500,000           --    20070401
6669275379     20020501     20320401    360     2,310.95     20020501        396,000.00      504,000      495,000    20070401
6670486379     20020501     20320401    360     4,396.23     20020501        714,000.00    1,300,000           --    20070401
6674101099     20020501     20320401    360     2,548.09     20020501        425,000.00    1,685,000           --    20070401
6675468596     20020501     20320401    360     3,063.71     20020501        511,000.00      720,000           --    20070401
6676709956     20020401     20320301    360     4,215.82     20020401        684,050.33      856,000      855,900    20070301
6676751032     20020501     20320401    360     2,366.16     20020501        400,000.00      799,500           --    20070401
6679670700     20020501     20320401    360     3,341.86     20020501        550,000.00      860,000      860,000    20070401
6679937083     20020501     20320401    360     2,444.95     20020501        391,900.00      489,950      489,950    20070401
6680692933     20020501     20320401    360     4,310.03     20020501        700,000.00    1,385,000    1,383,000    20070401
6682079550     20020501     20320401    360     2,851.22     20020501        482,000.00      620,000           --    20070401
6682460164     20020501     20320401    360     2,364.83     20020501        389,200.00      490,000      486,500    20070401
6682899486     20020401     20320301    360     2,678.37     20020401        434,587.26      780,000           --    20070301
6683001108     20020501     20320401    360     1,786.45     20020501        302,000.00      650,000           --    20070401
6683794421     20020401     20320301    360     4,334.03     20020401        694,056.56    2,000,000           --    20070301
6684789651     20020501     20320401    360     2,709.16     20020501        440,000.00      645,000           --    20070401
6687553914     20020401     20320301    360     2,957.69     20020401        499,490.23      695,000           --    20070301
6689357868     20020501     20320401    360     2,169.17     20020501        357,000.00      510,000           --    20070401
6689825070     20020401     20320301    360     3,324.88     20020401        539,487.62      675,000           --    20070301
6690130726     20020501     20320401    360     2,300.73     20020501        364,000.00      455,000      455,000    20070401
6691729690     20020501     20320401    360     2,528.28     20020501        400,000.00      600,000      500,000    20070401
6695129863     20020501     20320401    360     2,770.71     20020501        456,000.00      900,000           --    20070401
6695489267     20020401     20320301    360     1,985.08     20020401        322,094.09      403,000      403,000    20070301
6697092408     20020501     20320401    360     3,777.17     20020501        630,000.00      790,000           --    20070401
6697863436     20020401     20320301    360     3,497.18     20020401        590,597.24      750,000      739,000    20070301
6699262728     20020501     20320401    360     2,424.37     20020501        399,000.00      570,000           --    20070401
6699339997     20020501     20320401    360     3,099.94     20020501        531,200.00      810,000           --    20070401
6701123322     20020501     20320401    360     3,597.06     20020501        592,000.00      740,000           --    20070401
6701145622     20020501     20320401    360     3,767.13     20020501        596,000.00      763,000           --    20070401
6701632447     20020501     20320401    360     3,571.19     20020501        565,000.00      863,000      863,000    20070401
6703193521     20020401     20320301    360     4,617.88     20020401        749,288.37    1,400,000           --    20070301
6704473583     20020501     20320401    360     6,157.18     20020501      1,000,000.00    1,600,000           --    20070401
6705234232     20020501     20170401    180     3,521.59     20020501        414,000.00    1,700,000           --    20070401
6706243620     20020501     20320401    360     3,286.76     20020501        520,000.00      650,000      650,000    20070401
6706329072     20020401     20320301    360     4,916.32     20020401        819,183.68    1,100,000           --    20070301
6707278344     20020501     20320401    360     2,708.54     20020501        439,900.00      645,000           --    20070401
6711313665     20020501     20320401    360     5,925.64     20020501        937,500.00    1,275,000           --    20070401
6712983839     20020401     20320301    360     2,191.96     20020401        355,662.21      445,000      445,000    20070301
6713505425     20020501     20320401    360     2,951.38     20020501        466,940.00      650,000           --    20070401
6713693858     20020501     20320401    360     4,002.17     20020501        650,000.00    1,800,000           --    20070401
6714052377     20020501     20320401    360     3,472.65     20020501        564,000.00      705,000      705,000    20070401
6716259756     20020501     20320401    360     2,068.81     20020501        336,000.00      525,000           --    20070401
6716356479     20020401     20320301    360     2,564.73     20020401        421,689.74      571,750           --    20070301
6717680810     20020501     20320401    360     3,105.68     20020501        518,000.00      740,000           --    20070401
6719758226     20020501     20320401    360     2,111.11     20020501        334,000.00      471,000           --    20070401
6720806287     20020501     20320401    360     3,055.31     20020501        509,600.00      750,000      637,000    20070401
6721461512     20020501     20320401    360     2,015.10     20020501        323,000.00      347,000      340,000    20070401
6721724471     20020501     20320401    360     2,316.53     20020501        366,500.00      580,000           --    20070401
6722533533     20020501     20320401    360     2,333.62     20020501        364,450.00      405,000      405,000    20070401
6722604961     20020401     20320301    360     2,121.16     20020401        339,685.09      431,000      425,000    20070301
6723264054     20020401     20320301    360     2,509.44     20020401        412,598.58      590,000           --    20070301
6725739020     20020501     20320401    360     2,495.48     20020501        400,000.00    2,252,000           --    20070401
6727033646     20020501     20320401    360     2,462.87     20020501        400,000.00      580,000           --    20070401
6727497429     20020501     20320401    360     2,545.39     20020501        408,000.00      510,000      510,000    20070401
6727715317     20020501     20320401    360     2,176.86     20020501        368,000.00      460,000      460,000    20070401
6729029568     20020401     20320301    360     2,248.16     20020401        369,640.38      600,000           --    20070301
6732187288     20020501     20320401    360     2,078.03     20020501        342,000.00      454,000           --    20070401
6734915736     20020501     20320401    360     6,157.18     20020501      1,000,000.00    1,975,000           --    20070401
6735441682     20020501     20320401    360     6,238.70     20020501      1,000,000.00    1,420,000           --    20070401
6735970961     20020501     20320401    360     2,622.96     20020501        426,000.00      750,000           --    20070401
6736581254     20020501     20320401    360     3,447.42     20020501        575,000.00      852,000           --    20070401
6736605483     20020501     20320401    360     2,907.52     20020501        460,000.00      575,000      575,000    20070401
6737772779     20020501     20320401    360     3,062.36     20020501        504,000.00      630,000      630,000    20070401
6738622551     20020401     20320301    360     2,479.89     20020401        397,131.83      660,000           --    20070301
6738690467     20020501     20320401    360     4,706.48     20020501        785,000.00    2,100,000           --    20070401
6739849138     20020501     20320401    360     2,342.49     20020501        396,000.00      495,000      495,000    20070401
6741296740     20020501     20320401    360     3,244.13     20020501        520,000.00      730,000      723,000    20070401
6741533712     20020501     20320401    360     2,624.88     20020501        432,000.00      540,000      540,000    20070401
6743260843     20020401     20320301    360     4,085.02     20020401        699,269.15    1,150,000           --    20070301
6744954519     20020501     20320401    360     3,615.29     20020501        595,000.00    1,050,000           --    20070401
6747669940     20020401     20320301    360     2,601.54     20020401        416,613.77      700,000           --    20070301
6748611966     20020501     20320401    360     4,494.74     20020501        730,000.00    1,176,000           --    20070401
6748992887     20020501     20320401    360     2,508.13     20020501        424,000.00      550,000      550,000    20070401
6750457241     20020501     20320401    360     2,356.35     20020501        368,000.00      460,000      460,000    20070401
6751245637     20020401     20320301    360     2,647.59     20020401        429,591.99      625,000           --    20070301
6752759107     20020501     20320401    360     2,968.98     20020501        495,200.00      660,000           --    20070401
6752952108     20020501     20320401    360     4,268.80     20020501        712,000.00      950,000           --    20070401
6753106522     20020501     20320401    360     2,533.21     20020501        380,760.00      476,000      475,950    20070401
6756292808     20020501     20320401    360     5,541.46     20020501        900,000.00    3,200,000           --    20070401
6757592586     20020501     20320401    360     3,152.48     20020501        512,000.00      640,000      640,000    20070401
6758664376     20020401     20320301    360     2,077.49     20020401        332,691.57      500,000           --    20070301
6759888974     20020401     20320301    360     3,103.22     20020401        503,521.78      630,000      630,000    20070301
6761491841     20020501     20320401    360     2,156.62     20020501        341,200.00      430,000      426,500    20070401
6761590741     20020501     20320401    360     3,127.96     20020501        536,000.00      670,000           --    20070401
6762191176     20020501     20320401    360     3,002.33     20020501        475,000.00      640,000      628,500    20070401
6762395918     20020401     20320301    360     3,137.33     20020401        544,417.36    1,450,000           --    20070301
6762460365     20020501     20320401    360     2,462.87     20020501        400,000.00      660,000           --    20070401
6763379077     20020501     20320401    360     2,245.94     20020501        360,000.00      650,000           --    20070401
6768901198     20020501     20320401    360     4,668.59     20020501        800,000.00    1,225,000    1,210,000    20070401
6769208122     20020501     20320401    360     4,494.74     20020501        730,000.00    1,200,000           --    20070401
6769846459     20020401     20320301    360     4,496.63     20020401        749,253.37    1,270,000           --    20070301
6771069280     20020501     20320401    360     2,876.05     20020501        461,000.00      645,000           --    20070401
6771935613     20020501     20320401    360     2,520.44     20020501        404,000.00      505,000      563,000    20070401
6774413055     20020501     20320401    360     2,570.35     20020501        412,000.00      515,000      515,000    20070401
6776847383     20020401     20320301    360     4,498.11     20020401        720,332.20    1,030,000    1,030,000    20070301
6777887347     20020501     20320401    360     2,068.45     20020501        345,000.00      440,000           --    20070401
6779131645     20020501     20320401    360     2,199.56     20020501        362,000.00      800,000           --    20070401
6780733918     20020501     20320401    360     3,637.96     20020501        615,000.00      890,000           --    20070401
6782132366     20020501     20320401    360     4,040.98     20020501        674,000.00      974,000      974,000    20070401
6782308404     20020501     20320401    360     3,848.24     20020501        625,000.00    1,000,000           --    20070401
6782725698     20020501     20320401    360     2,027.58     20020501        325,000.00      440,000      425,000    20070401
6783461590     20020501     20320401    360     2,898.31     20020501        477,000.00      700,000           --    20070401
6783785543     20020501     20320401    360     5,346.98     20020501        880,000.00    3,700,000           --    20070401
6784907823     20020501     20320401    360     4,253.28     20020501        700,000.00    1,400,000           --    20070401
6787171625     20020501     20320401    360     2,126.64     20020501        350,000.00      487,000           --    20070401
6788380621     20020501     20320401    360     2,609.11     20020501        423,750.00      565,000      565,000    20070401
6788429352     20020501     20320401    360     5,145.35     20020501        858,200.00    1,230,000    1,226,000    20070401
6789594881     20020501     20320401    360     4,211.13     20020501        675,000.00    1,100,000           --    20070401
6789640528     20020401     20320301    360     2,265.18     20020401        372,437.65      466,000           --    20070301
6789743785     20020501     20320401    360     2,194.61     20020501        371,000.00      530,000           --    20070401
6791236505     20020501     20320401    360     3,189.96     20020501        525,000.00    1,100,000           --    20070401
6791726125     20020401     20320301    360     2,046.30     20020401        327,696.20      420,000      410,000    20070301
6792395284     20020501     20320401    360     2,719.79     20020501        424,760.00      530,950      530,950    20070401
6792446210     20020401     20320301    360     2,893.88     20020401        469,554.04      610,000           --    20070301
6792806157     20020501     20320401    360     2,602.77     20020501        440,000.00      555,000      550,000    20070401
6796832423     20020501     20320401    360     2,807.42     20020501        450,000.00    1,000,000           --    20070401
6797039713     20020501     20320401    360     2,423.74     20020501        388,500.00      600,000           --    20070401
6797788350     20020501     20320401    360     2,014.72     20020501        318,750.00      425,000           --    20070401
6798258973     20020501     20320401    360     4,617.88     20020501        750,000.00      945,000      945,000    20070401
6799123036     20020501     20320401    360     4,738.31     20020501        740,000.00    2,000,000           --    20070401
6799372765     20020501     20170401    180     3,291.05     20020501        390,000.00      975,000           --    20070401
6800844810     20020501     20320401    360     5,912.06     20020501        973,000.00    1,451,000           --    20070401
6803693552     20020501     20320401    360     3,845.00     20020501        650,000.00      880,000      830,000    20070401
6805638191     20020501     20320401    360     1,957.54     20020501        326,500.00      520,000           --    20070401
6807808784     20020401     20320301    360     2,590.86     20020401        425,985.56      533,000      533,000    20070301
6808440520     20020401     20320301    360     1,917.10     20020401        319,436.68      504,000      502,750    20070301
6809610311     20020501     20320401    360     2,105.67     20020501        337,516.00      460,000           --    20070401
6809727107     20020401     20320301    360     3,170.65     20020401        535,453.52      670,000      671,000    20070301
6814328644     20020501     20320401    360     5,233.60     20020501        850,000.00    1,215,000    1,209,659    20070401
6815005480     20020401     20320301    360     2,626.08     20020401        449,530.17    1,000,000           --    20070301
6820253273     20020501     20320401    360     2,650.09     20020501        448,000.00      560,000      560,000    20070401
6821304638     20020401     20320301    360     3,618.45     20020401        579,462.80      890,000           --    20070301
6823269581     20020501     20320401    360     2,401.30     20020501        390,000.00      625,000           --    20070401
6823694275     20020501     20320401    360     3,341.45     20020501        535,600.00      669,500           --    20070401
6827685493     20020501     20320401    360     3,383.88     20020501        542,400.00      678,000      678,000    20070401
6830305386     20020501     20320401    360     2,284.32     20020501        371,000.00      570,000           --    20070401
6830835457     20020401     20320301    360     2,654.98     20020401        430,790.85      539,000      539,000    20070301
6833277053     20020501     20320401    360     5,444.87     20020501      1,000,000.00    1,410,000    1,410,000    20070401
6833846352     20020401     20320301    360     3,743.22     20020501        589,444.28      965,000           --    20070301
6835196335     20020401     20320301    360     1,765.31     20020401        302,184.17      453,000           --    20070301
6835822625     20020501     20320401    360     2,528.28     20020501        400,000.00      950,000           --    20070401
6837897245     20020501     20320401    360     1,937.47     20020501        332,000.00      415,000      415,000    20070401
6838054515     20020501     20320401    360     5,572.25     20020501        905,000.00    2,800,000           --    20070401
6840948258     20020501     20320401    360     2,200.36     20020501        367,000.00    2,275,000           --    20070401
6845423216     20020501     20320401    360     2,333.28     20020501        374,000.00      650,000           --    20070401
6845481891     20020401     20320301    360     2,502.99     20020401        395,642.01      495,000      495,000    20070301
6846353099     20020501     20320401    360     2,271.16     20020501        400,000.00      575,000      572,000    20070401
6846718259     20020501     20320401    360     2,849.39     20020501        445,000.00      650,000           --    20070401
6846968086     20020501     20320401    360     2,333.57     20020501        379,000.00      625,000           --    20070401
6847009237     20020501     20320401    360     2,226.44     20020501        361,600.00      452,000      452,000    20070401
6847325732     20020501     20320401    360     6,126.39     20020501        995,000.00    4,500,000           --    20070401
6847667356     20020501     20320401    360     4,217.67     20020501        685,000.00      875,000           --    20070401
6848960396     20020501     20320401    360     3,047.81     20020501        495,000.00      864,000      864,000    20070401
6850585248     20020501     20320401    360     2,032.27     20020501        325,752.00      540,000           --    20070401
6851526225     20020401     20320301    360     2,503.36     20020401        411,599.56    1,230,000           --    20070301
6851604428     20020501     20170401    180     6,278.39     20020501        750,000.00    4,000,000           --    20070401
6853730114     20020401     20320301    360     2,561.25     20020401        399,647.08      900,000           --    20070301
6854515670     20020501     20320401    360     5,804.77     20020501        981,300.00    4,600,000           --    20070401
6854701510     20020501     20320401    360     2,241.09     20020501        350,000.00      470,000           --    20070401
6854751655     20020501     20320401    360     3,514.30     20020501        556,000.00      695,000      695,000    20070401
6855736937     20020401     20320301    360     2,516.43     20020401        392,653.26      524,000      524,000    20070301
6858943340     20020501     20320401    360     5,522.04     20020501      1,000,000.00    1,600,000           --    20070401
6859368349     20020401     20320301    360     2,170.38     20020401        361,639.62      640,000           --    20070301
6861214424     20020501     20320401    360     1,967.84     20020501        319,600.00      399,500      399,500    20070401
6861981576     20020501     20320401    360     2,351.30     20020501        372,000.00      465,000      465,000    20070401
6862022909     20020501     20320401    360     2,614.41     20020501        448,000.00      560,000      560,000    20070401
6864940660     20020501     20320401    360     2,098.43     20020501        350,000.00      620,000           --    20070401
6867026442     20020501     20320401    360     2,775.60     20020501        444,900.00      561,000      561,000    20070401
6867491570     20020501     20320401    360     2,607.78     20020501        418,000.00      540,000           --    20070401
6867814854     20020501     20320401    360     3,413.17     20020501        540,000.00      785,000           --    20070401
6868828846     20020501     20320401    360     2,290.86     20020501        367,200.00      459,000      459,000    20070401
6870204085     20020501     20320401    360     2,245.94     20020501        360,000.00      450,000           --    20070401
6870688758     20020501     20320401    360     2,042.51     20020501        350,000.00      480,000      480,000    20070401
6871214844     20020501     20320401    360     1,984.70     20020501        314,000.00      392,500      392,500    20070401
6873765967     20020401     20320301    360     2,781.10     20020401        439,602.23      550,000      550,000    20070301
6874667121     20020401     20320301    360     2,241.22     20020401        363,654.61      455,000      455,000    20070301
6876091866     20020501     20320401    360     4,162.14     20020501        685,000.00    3,300,000           --    20070401
6878350161     20020401     20320301    360     2,807.42     20020401        449,583.20      860,000           --    20070301
6879370259     20020501     20320401    360     2,245.94     20020501        360,000.00      695,000           --    20070401
6880979023     20020401     20320301    360     3,897.08     20020401        649,352.92    3,350,000           --    20070301
6881066317     20020401     20320301    360     2,327.04     20020401        372,654.52      475,000      470,000    20070301
6881418492     20020501     20320401    360     2,495.48     20020501        400,000.00    1,350,000           --    20070401
6882452342     20020501     20320401    360     2,808.90     20020501        468,500.00      630,000           --    20070401
6885913795     20020401     20320301    360     4,256.79     20020401        664,213.46      835,000      831,000    20070301
6887540471     20020401     20320301    360     2,458.80     20020401        383,661.20      480,000           --    20070301
6888506463     20020501     20320401    360     1,913.98     20020501        315,000.00      650,000           --    20070401
6889072929     20020501     20320401    360     2,493.66     20020501        405,000.00    1,250,000           --    20070401
6892105351     20020501     20320401    360     3,159.91     20020501        506,500.00    1,025,000           --    20070401
6893852910     20020501     20320401    360     1,996.12     20020501        366,605.00      385,900      385,900    20070401
6897737364     20020501     20320401    360     4,732.31     20020501        800,000.00    1,550,000    1,550,000    20070401
6897982473     20020501     20320401    360     2,462.87     20020501        400,000.00      500,000      500,000    20070401
6898421893     20020501     20320401    360     2,937.80     20020501        490,000.00    1,225,000           --    20070401
6898588709     20020501     20320401    360     3,244.13     20020501        520,000.00      650,000      650,000    20070401
6898676124     20020401     20320301    360     4,525.27     20020401        764,220.04    1,100,000           --    20070301
6898737124     20020501     20320401    360     2,185.80     20020501        355,000.00      530,000           --    20070401
6898995292     20020501     20320401    360     2,997.76     20020501        500,000.00    1,100,000           --    20070401
6900205342     20020501     20320401    360     2,093.44     20020501        340,000.00      600,000      600,000    20070401
6900522985     20020501     20320401    360     4,310.03     20020501        700,000.00    1,000,000           --    20070401
6902394425     20020401     20320301    360     5,960.66     20020401        980,046.53    1,325,000           --    20070301
6902409306     20020501     20320401    360     3,963.07     20020501        627,000.00      840,000           --    20070401
6902555736     20020501     20320401    360     2,062.66     20020501        335,000.00      425,000           --    20070401
6905369689     20020501     20320401    360     1,912.73     20020501        310,650.00      327,000      327,000    20070401
6909652858     20020401     20320301    360     2,745.03     20020401        439,592.47      735,000           --    20070301
6911103478     20020501     20320401    360     3,160.34     20020501        500,000.00      750,000      750,000    20070401
6911443825     20020501     20320401    360     2,023.35     20020501        333,000.00      450,000           --    20070401
6912474035     20020501     20320401    360     4,229.98     20020501        687,000.00    2,500,000           --    20070401
6915888827     20020501     20320401    360     2,903.47     20020501        477,850.00    1,135,000           --    20070401
6916737627     20020401     20320301    360     6,238.70     20020401        999,073.80    3,000,000           --    20070301
6917096239     20020501     20320401    360     2,508.13     20020501        424,000.00      530,000      530,000    20070401
6917777507     20020501     20320401    360     6,157.18     20020501      1,000,000.00    2,100,000           --    20070401
6918271385     20020501     20320401    360     2,260.28     20020501        357,600.00      447,000      447,000    20070401
6919752094     20020501     20320401    360     2,491.21     20020501        410,000.00      535,000           --    20070401
6919943834     20020501     20320401    360     3,915.97     20020501        636,000.00      795,000      795,000    20070401
6920034433     20020501     20320401    360     3,743.22     20020501        600,000.00      750,000      750,000    20070401
6920991095     20020501     20320401    360     2,697.80     20020501        444,000.00      555,000      555,000    20070401
6923516527     20011201     20311101    360     2,238.73     20020401        366,638.06      460,000      460,559    20061101
6925538743     20020401     20320301    360     2,110.42     20020401        351,649.58      615,000           --    20070301
6926187748     20020501     20320401    360     2,216.59     20020501        360,000.00      610,000      610,000    20070401
6926539070     20020501     20320401    360     3,117.05     20020501        513,000.00      900,000           --    20070401
6927141751     20020501     20270401    300     4,400.76     20020501        675,000.00      940,000           --    20070401
6929457668     20020401     20320301    360     1,945.67     20020401        315,700.16      395,000      395,000    20070301
6929543582     20020501     20320401    360     2,404.33     20020501        412,000.00      515,000      515,000    20070401
6930348286     20020501     20320401    360     3,341.86     20020501        550,000.00      690,000           --    20070401
6931648015     20020501     20320401    360     3,887.22     20020501        149,850.00      870,000      769,000    20070401
6932337642     20020501     20320401    360     2,757.94     20020501        460,000.00      575,000           --    20070401
6932878330     20020501     20320401    360     2,697.98     20020501        450,000.00      735,000      730,000    20070401
6933800929     20020401     20320301    360     3,371.77     20020401        569,418.86      930,000           --    20070301
6935342748     20020501     20320401    360     2,755.96     20020501        447,600.00      560,000      559,500    20070401
6941349067     20020501     20320401    360     3,549.34     20020501        592,000.00      740,000      740,000    20070401
6941885136     20020401     20320301    360     4,340.81     20020401        704,331.06    1,200,000           --    20070301
6943749983     20020401     20320301    360     4,850.61     20020401        819,163.97    1,335,000           --    20070301
6944925715     20020501     20320401    360     1,944.36     20020501        320,000.00      615,000      615,000    20070401
6946497242     20020501     20320401    360     5,390.62     20020501        841,875.00    1,125,000    1,122,500    20070401
6948979130     20020501     20320401    360     2,768.40     20020501        468,000.00      585,000           --    20070401
6950156288     20020401     20320301    360     3,488.69     20020401        558,682.06      700,000      699,000    20070301
6950908266     20020401     20320301    360     3,988.97     20020401        655,861.92    1,490,000           --    20070301
6952141353     20020501     20320401    360     3,756.27     20020501        635,000.00    1,200,000           --    20070401
6952299797     20020501     20320401    360     4,232.83     20020501        706,000.00    1,250,000           --    20070401
6954180748     20020501     20320401    360     3,119.35     20020501        500,000.00      750,000           --    20070401
6954533219     20020501     20320401    360     2,282.40     20020501        361,100.00      625,000           --    20070401
6955455099     20020501     20320401    360     4,113.00     20020501        668,000.00    1,300,000           --    20070401
6955554420     20020501     20320401    360     4,767.20     20020501        735,000.00    1,160,000           --    20070401
6957470138     20020501     20320401    360     6,157.18     20020501      1,000,000.00    2,250,000           --    20070401
6957853234     20020501     20320401    360     1,894.48     20020501        315,983.00      495,000           --    20070401
6958912195     20020401     20320301    360     2,011.23     20020401        339,653.35      425,000      425,000    20070301
6959050979     20020501     20320401    360     3,451.28     20020501        539,000.00      700,000      679,000    20070401
6960123534     20020401     20320301    360     2,930.82     20020401        475,548.35      915,000           --    20070301
6960552997     20020401     20320301    360     2,204.66     20020401        348,484.67      436,000           --    20070301
6961289201     20020501     20320401    360     3,177.62     20020501        530,000.00      875,000           --    20070401
6962928898     20020501     20320401    360     3,429.43     20020501        572,000.00      715,000           --    20070401
6963407363     20020401     20320301    360     3,147.43     20020401        517,496.53      740,000           --    20070301
6964081365     20020501     20320401    360     2,096.21     20020501        336,000.00      480,000      480,000    20070401
6964381799     20020501     20320401    360     3,529.40     20020501        551,200.00      690,000      689,000    20070401
6965399196     20020401     20320301    360     3,196.04     20020401        525,488.75      658,000           --    20070301
6969110979     20020401     20320301    360     2,350.24     20020401        391,609.76      550,000           --    20070301
6970699580     20020401     20320301    360     2,318.11     20020401        366,418.45      489,000           --    20070301
6971174070     20020501     20320401    360     3,029.33     20020501        492,000.00      900,000           --    20070401
6973311548     20020501     20320401    360     2,278.30     20020501        380,000.00      563,000      563,000    20070401
6975415156     20020401     20320301    360     2,551.97     20020401        419,591.78      830,000           --    20070301
6975976496     20020501     20320401    360     4,406.70     20020501        735,000.00    1,300,000           --    20070401
6976105004     20020501     20320401    360     3,052.64     20020501        502,400.00      633,000      628,000    20070401
6976943677     20020401     20320301    360     4,144.73     20020401        719,230.27      900,000           --    20070301
6977562062     20020501     20320401    360     2,746.40     20020501        452,000.00    1,750,000           --    20070401
6977780367     20020401     20320301    360     2,943.88     20020401        484,029.09      570,000      569,250    20070301
6978613955     20020501     20320401    360     3,023.18     20020501        488,536.74    1,700,000           --    20070401
6980704016     20020401     20320301    360     2,584.17     20020401        424,886.63      555,000           --    20070301
6981786228     20020501     20320401    360     2,265.84     20020501        368,000.00      460,000           --    20070401
6982402619     20020501     20320401    360     2,320.80     20020501        372,000.00      465,000           --    20070401
6983734010     20020501     20320401    360     3,493.68     20020501        560,000.00      790,000      790,000    20070401
6988069701     20020501     20320401    360     3,209.66     20020501        550,000.00      792,000      790,000    20070401
6988857436     20020501     20320401    360     3,640.72     20020501        576,000.00      768,000      768,000    20070401
6991271815     20020401     20320301    360     2,277.10     20020401        377,420.76      635,000           --    20070301
6991523157     20020401     20320301    360     4,526.70     20020401        744,275.90    1,150,000           --    20070301
6991867703     20020501     20320401    360     3,297.83     20020501        557,500.00      757,500      757,500    20070401
6992230539     20020501     20320401    360     2,320.80     20020501        372,000.00      640,000           --    20070401
6992362167     20020401     20320301    360     3,548.45     20020501        582,555.66      730,000           --    20070301
6992417359     20020501     20320401    360     2,755.90     20020501        430,400.00      538,000      538,000    20070401
6994551999     20020501     20320401    360     3,070.09     20020501        519,000.00      650,000           --    20070401
6995362982     20020401     20320301    360     3,109.38     20020401        504,520.83    1,400,000           --    20070301
6999138800     20020501     20320401    360     2,578.07     20020501        430,000.00    1,000,000           --    20070401



   LOAN        ARM CONVERSION     1ST CHANGE            LIFE CAP           MAXIMUM              PERIODIC
  NUMBER            FLAG              CAP             ARM LIFE CAP          RATE     MARGIN       CAP
  ------       --------------     ----------          ------------         -------   ------     --------
6000143708            N             5.00000               5.00             11.625    2.250        2.00
6000206372            N             5.00000               5.00             11.250    2.250        2.00
6000637147            N             5.00000               5.00             11.000    2.250        2.00
6001343901            N             5.00000               5.00             11.750    2.250        2.00
6003201354            N             5.00000               5.00             11.250    2.250        2.00
6003905319            N             5.00000               5.00             11.250    2.250        2.00
6004508294            N             5.00000               5.00             11.125    2.250        2.00
6006444803            N             5.00000               5.00             11.250    2.250        2.00
6007029421            N             5.00000               5.00             11.500    2.250        2.00
6009434579            N             5.00000               5.00             11.250    2.250        2.00
6009466365            N             5.00000               5.00             11.500    2.250        2.00
6010345566            N             5.00000               5.00             11.250    2.250        2.00
6010368733            N             5.00000               5.00             11.375    2.250        2.00
6011214597            N             5.00000               5.00             11.375    2.250        2.00
6011600332            N             5.00000               5.00             11.250    2.250        2.00
6012007735            N             5.00000               5.00             11.125    2.250        2.00
6012792799            N             5.00000               5.00             10.250    2.250        2.00
6012920457            N             5.00000               5.00             11.375    2.250        2.00
6013411886            N             5.00000               5.00             11.125    2.250        2.00
6014162033            N             5.00000               5.00             11.500    2.250        2.00
6014549007            N             5.00000               5.00             11.750    2.250        2.00
6015589085            N             5.00000               5.00             11.250    2.250        2.00
6018003316            N             5.00000               5.00             11.125    2.250        2.00
6019573317            N             5.00000               5.00             11.250    2.250        2.00
6020389976            N             5.00000               5.00             11.125    2.250        2.00
6021211914            N             5.00000               5.00             10.875    2.250        2.00
6021556979            N             5.00000               5.00             11.500    2.250        2.00
6022318734            N             5.00000               5.00             11.000    2.250        2.00
6022867987            N             5.00000               5.00             10.875    2.250        2.00
6025914372            N             5.00000               5.00             11.250    2.250        2.00
6028371984            N             5.00000               5.00             11.375    2.250        2.00
6029442446            N             5.00000               5.00             10.875    2.250        2.00
6031741694            N             5.00000               5.00             11.000    2.250        2.00
6033029429            N             5.00000               5.00             10.750    2.250        2.00
6033638559            N             5.00000               5.00             11.125    2.250        2.00
6034884905            N             5.00000               5.00             11.375    2.250        2.00
6035884235            N             5.00000               5.00             11.250    2.250        2.00
6036770458            N             5.00000               5.00             11.000    2.250        2.00
6038928005            N             5.00000               5.00             11.250    2.250        2.00
6041819845            N             5.00000               5.00             10.875    2.250        2.00
6046883002            N             5.00000               5.00             11.250    2.250        2.00
6048846296            N             5.00000               5.00             11.375    2.250        2.00
6050691648            N             5.00000               5.00             11.375    2.250        2.00
6051785753            N             5.00000               5.00             11.000    2.250        2.00
6054791600            N             5.00000               5.00             11.000    2.250        2.00
6055386780            N             5.00000               5.00             11.250    2.250        2.00
6057332246            N             5.00000               5.00             10.750    2.250        2.00
6057556323            N             5.00000               5.00             11.375    2.250        2.00
6057797158            N             5.00000               5.00             11.250    2.250        2.00
6057904622            N             5.00000               5.00             10.875    2.250        2.00
6060549760            N             5.00000               5.00             11.000    2.250        2.00
6063897257            N             5.00000               5.00             11.375    2.250        2.00
6065167865            N             5.00000               5.00             11.000    2.250        2.00
6065889419            N             5.00000               5.00             10.875    2.250        2.00
6066760114            N             5.00000               5.00             11.375    2.250        2.00
6068486940            N             5.00000               5.00             11.125    2.250        2.00
6068499877            N             5.00000               5.00             11.250    2.250        2.00
6070638538            N             5.00000               5.00             11.250    2.250        2.00
6070732935            N             5.00000               5.00             11.625    2.250        2.00
6071513151            N             5.00000               5.00             11.250    2.250        2.00
6071953514            N             5.00000               5.00             11.250    2.250        2.00
6071962903            N             5.00000               5.00             11.250    2.250        2.00
6072509570            N             5.00000               5.00             11.250    2.250        2.00
6072693911            N             5.00000               5.00             11.250    2.250        2.00
6072863951            N             5.00000               5.00             11.125    2.250        2.00
6074854768            N             5.00000               5.00             11.500    2.250        2.00
6074878197            N             5.00000               5.00             11.250    2.250        2.00
6077989140            N             5.00000               5.00             11.375    2.250        2.00
6079165111            N             5.00000               5.00             11.125    2.250        2.00
6079438625            N             5.00000               5.00             10.000    2.250        2.00
6081378504            N             5.00000               5.00             11.375    2.250        2.00
6083087822            N             5.00000               5.00             11.375    2.250        2.00
6083748910            N             5.00000               5.00             11.250    2.250        2.00
6083826435            N             5.00000               5.00             11.125    2.250        2.00
6084434890            N             5.00000               5.00             11.375    2.250        2.00
6084826624            N             5.00000               5.00             11.250    2.250        2.00
6086819379            N             5.00000               5.00             11.000    2.250        2.00
6089409434            N             5.00000               5.00             11.375    2.250        2.00
6092045225            N             5.00000               5.00             11.125    2.250        2.00
6092166393            N             5.00000               5.00             10.750    2.250        2.00
6093829197            N             5.00000               5.00             11.125    2.250        2.00
6094199749            N             5.00000               5.00             11.375    2.250        2.00
6094903884            N             5.00000               5.00             11.625    2.250        2.00
6096034357            N             5.00000               5.00             10.875    2.250        2.00
6096151763            N             5.00000               5.00             11.125    2.250        2.00
6096234973            N             5.00000               5.00             11.000    2.250        2.00
6096877599            N             5.00000               5.00             11.125    2.250        2.00
6097649807            N             5.00000               5.00             11.375    2.250        2.00
6099224823            N             5.00000               5.00             11.375    2.250        2.00
6100190633            N             5.00000               5.00             11.250    2.250        2.00
6101170717            N             5.00000               5.00             11.500    2.250        2.00
6101242169            N             5.00000               5.00             11.250    2.250        2.00
6101991757            N             5.00000               5.00             10.500    2.250        2.00
6104893687            N             5.00000               5.00             11.000    2.250        2.00
6105107954            N             5.00000               5.00             11.500    2.250        2.00
6105532805            N             5.00000               5.00             11.125    2.250        2.00
6105539404            N             5.00000               5.00             11.375    2.250        2.00
6105669490            N             5.00000               5.00             11.250    2.250        2.00
6106338384            N             5.00000               5.00             11.375    2.250        2.00
6107100494            N             5.00000               5.00             10.875    2.250        2.00
6108478519            N             5.00000               5.00             11.000    2.250        2.00
6109726338            N             5.00000               5.00             11.500    2.250        2.00
6110420707            N             5.00000               5.00             10.875    2.250        2.00
6113392887            N             5.00000               5.00             11.125    2.250        2.00
6114442145            N             5.00000               5.00             11.125    2.250        2.00
6115759489            N             5.00000               5.00             11.250    2.250        2.00
6116113728            N             5.00000               5.00             11.375    2.250        2.00
6116633790            N             5.00000               5.00             11.250    2.250        2.00
6118408506            N             5.00000               5.00             11.625    2.250        2.00
6118622080            N             5.00000               5.00             11.375    2.250        2.00
6118870952            N             5.00000               5.00             11.500    2.250        2.00
6119723416            N             5.00000               5.00             11.250    2.250        2.00
6121825092            N             5.00000               5.00             11.375    2.250        2.00
6122015743            N             5.00000               5.00             10.875    2.250        2.00
6122330142            N             5.00000               5.00             10.750    2.250        2.00
6125878428            N             5.00000               5.00             11.250    2.250        2.00
6126436648            N             5.00000               5.00             11.500    2.250        2.00
6126607248            N             5.00000               5.00             11.500    2.250        2.00
6128092357            N             5.00000               5.00             11.750    2.250        2.00
6130559757            N             5.00000               5.00             11.500    2.250        2.00
6131144096            N             5.00000               5.00             11.625    2.250        2.00
6133268232            N             5.00000               5.00             11.125    2.250        2.00
6133905254            N             5.00000               5.00             11.500    2.250        2.00
6134979654            N             5.00000               5.00             11.375    2.250        2.00
6137029432            N             5.00000               5.00             11.000    2.250        2.00
6137611361            N             5.00000               5.00             11.125    2.250        2.00
6138009987            N             5.00000               5.00             11.375    2.250        2.00
6138338386            N             5.00000               5.00             10.875    2.250        2.00
6138344434            N             5.00000               5.00             11.375    2.250        2.00
6139789645            N             5.00000               5.00             11.000    2.250        2.00
6139830944            N             5.00000               5.00             11.000    2.250        2.00
6140146579            N             5.00000               5.00             11.000    2.250        2.00
6140239952            N             5.00000               5.00             10.875    2.250        2.00
6143415849            N             5.00000               5.00             11.125    2.250        2.00
6143582317            N             5.00000               5.00             11.625    2.250        2.00
6144139794            N             5.00000               5.00             11.125    2.250        2.00
6144619795            N             5.00000               5.00             11.250    2.250        2.00
6145418247            N             5.00000               5.00             11.375    2.250        2.00
6145583776            N             5.00000               5.00             11.375    2.250        2.00
6145881501            N             5.00000               5.00             11.125    2.250        2.00
6147438607            N             5.00000               5.00             11.250    2.250        2.00
6148357772            N             5.00000               5.00             11.500    2.250        2.00
6149460666            N             5.00000               5.00             11.250    2.250        2.00
6149912872            N             5.00000               5.00             11.500    2.250        2.00
6150112370            N             5.00000               5.00             10.875    2.250        2.00
6152701238            N             5.00000               5.00             11.000    2.250        2.00
6154465667            N             5.00000               5.00             11.375    2.250        2.00
6154524133            N             5.00000               5.00             11.125    2.250        2.00
6154684762            N             5.00000               5.00             11.000    2.250        2.00
6156031756            N             5.00000               5.00             11.500    2.250        2.00
6157754190            N             5.00000               5.00             11.250    2.250        2.00
6158832409            N             5.00000               5.00             11.625    2.250        2.00
6159786083            N             5.00000               5.00             11.375    2.250        2.00
6160778525            N             5.00000               5.00             11.000    2.250        2.00
6163150557            N             5.00000               5.00             11.500    2.250        2.00
6163175703            N             5.00000               5.00             11.375    2.250        2.00
6163441980            N             5.00000               5.00             11.125    2.250        2.00
6165140556            N             5.00000               5.00             11.500    2.250        2.00
6167268587            N             5.00000               5.00             11.375    2.250        2.00
6167342689            N             5.00000               5.00             11.125    2.250        2.00
6167574935            N             5.00000               5.00             11.250    2.250        2.00
6168393590            N             5.00000               5.00             11.500    2.250        2.00
6169785091            N             5.00000               5.00             11.375    2.250        2.00
6170238189            N             5.00000               5.00             11.125    2.250        2.00
6172851310            N             5.00000               5.00             11.125    2.250        2.00
6175270054            N             5.00000               5.00             11.125    2.250        2.00
6175721627            N             5.00000               5.00             11.625    2.250        2.00
6176182712            N             5.00000               5.00             11.750    2.250        2.00
6178105281            N             5.00000               5.00             11.375    2.250        2.00
6178303852            N             5.00000               5.00             11.375    2.250        2.00
6180933589            N             5.00000               5.00             11.125    2.250        2.00
6182086006            N             5.00000               5.00             11.375    2.250        2.00
6183887923            N             5.00000               5.00             10.875    2.250        2.00
6186246945            N             5.00000               5.00             11.250    2.250        2.00
6187502882            N             5.00000               5.00             11.250    2.250        2.00
6188964784            N             5.00000               5.00             11.625    2.250        2.00
6189218834            N             5.00000               5.00             11.000    2.250        2.00
6190985579            N             5.00000               5.00             10.500    2.250        2.00
6192425095            N             5.00000               5.00             11.250    2.250        2.00
6193270458            N             5.00000               5.00             11.250    2.250        2.00
6194176126            N             5.00000               5.00             11.250    2.250        2.00
6195577413            N             5.00000               5.00             11.125    2.250        2.00
6196769639            N             5.00000               5.00             11.250    2.250        2.00
6199104727            N             5.00000               5.00             11.000    2.250        2.00
6200143573            N             5.00000               5.00             10.875    2.250        2.00
6200355227            N             5.00000               5.00             11.000    2.250        2.00
6200547385            N             5.00000               5.00             11.125    2.250        2.00
6205538678            N             5.00000               5.00             11.125    2.250        2.00
6209691945            N             5.00000               5.00             11.125    2.250        2.00
6210010374            N             5.00000               5.00             11.375    2.250        2.00
6210202393            N             5.00000               5.00             10.875    2.250        2.00
6210255466            N             5.00000               5.00             10.875    2.250        2.00
6211254120            N             5.00000               5.00             11.500    2.250        2.00
6211375537            N             5.00000               5.00             11.375    2.250        2.00
6212034471            N             5.00000               5.00             11.375    2.250        2.00
6214117258            N             5.00000               5.00             11.250    2.250        2.00
6215262400            N             5.00000               5.00             11.125    2.250        2.00
6215989267            N             5.00000               5.00             11.125    2.250        2.00
6219859961            N             5.00000               5.00             11.250    2.250        2.00
6220709429            N             5.00000               5.00             11.375    2.250        2.00
6222814375            N             5.00000               5.00             10.875    2.250        2.00
6223585925            N             5.00000               5.00             10.875    2.250        2.00
6223759249            N             5.00000               5.00             11.500    2.250        2.00
6224266665            N             5.00000               5.00             11.250    2.250        2.00
6224926243            N             5.00000               5.00             10.625    2.250        2.00
6225461208            N             5.00000               5.00             11.125    2.250        2.00
6227243349            N             5.00000               5.00             11.375    2.250        2.00
6227581540            N             5.00000               5.00             11.375    2.250        2.00
6227728448            N             5.00000               5.00             11.250    2.250        2.00
6227750178            N             5.00000               5.00             11.250    2.250        2.00
6229273724            N             5.00000               5.00             11.375    2.250        2.00
6229735581            N             5.00000               5.00             11.125    2.250        2.00
6230973288            N             5.00000               5.00             11.375    2.250        2.00
6232748431            N             5.00000               5.00             11.250    2.250        2.00
6234834486            N             5.00000               5.00             11.375    2.250        2.00
6236253131            N             5.00000               5.00             11.250    2.250        2.00
6238131988            N             5.00000               5.00             11.125    2.250        2.00
6239568873            N             5.00000               5.00             11.000    2.250        2.00
6239630947            N             5.00000               5.00             11.000    2.250        2.00
6240336609            N             5.00000               5.00             11.125    2.250        2.00
6240479748            N             5.00000               5.00             11.125    2.250        2.00
6240625191            N             5.00000               5.00             11.125    2.250        2.00
6241762472            N             5.00000               5.00             11.250    2.250        2.00
6241804746            N             5.00000               5.00             11.375    2.250        2.00
6243704811            N             5.00000               5.00             10.875    2.250        2.00
6244210131            N             5.00000               5.00             11.000    2.250        2.00
6244588544            N             5.00000               5.00             11.000    2.250        2.00
6245296717            N             5.00000               5.00             11.125    2.250        2.00
6247448316            N             5.00000               5.00             10.875    2.250        2.00
6247612036            N             5.00000               5.00             11.375    2.250        2.00
6247648220            N             5.00000               5.00             11.125    2.250        2.00
6248284009            N             5.00000               5.00             11.375    2.250        2.00
6249266583            N             5.00000               5.00             10.750    2.250        2.00
6249495729            N             5.00000               5.00             11.125    2.250        2.00
6249639227            N             5.00000               5.00             11.500    2.250        2.00
6250502900            N             5.00000               5.00             11.375    2.250        2.00
6251234347            N             5.00000               5.00             11.625    2.250        2.00
6251490550            N             5.00000               5.00             11.250    2.250        2.00
6251527955            N             5.00000               5.00             10.875    2.250        2.00
6251732514            N             5.00000               5.00             10.375    2.250        2.00
6252876559            N             5.00000               5.00             11.250    2.250        2.00
6253146499            N             5.00000               5.00             11.000    2.250        2.00
6257988359            N             5.00000               5.00             11.125    2.250        2.00
6260804825            N             5.00000               5.00             11.125    2.250        2.00
6263054915            N             5.00000               5.00             11.500    2.250        2.00
6267904818            N             5.00000               5.00             11.250    2.250        2.00
6268169486            N             5.00000               5.00             11.000    2.250        2.00
6269171101            N             5.00000               5.00             11.375    2.250        2.00
6272395192            N             5.00000               5.00             11.500    2.250        2.00
6273070752            N             5.00000               5.00             11.000    2.250        2.00
6273322583            N             5.00000               5.00             11.375    2.250        2.00
6274643821            N             5.00000               5.00             11.125    2.250        2.00
6274810735            N             5.00000               5.00             11.375    2.250        2.00
6277308406            N             5.00000               5.00             11.375    2.250        2.00
6277321110            N             5.00000               5.00             11.500    2.250        2.00
6277693856            N             5.00000               5.00             11.125    2.250        2.00
6280229243            N             5.00000               5.00             11.500    2.250        2.00
6283075973            N             5.00000               5.00             11.250    2.250        2.00
6283201249            N             5.00000               5.00             11.000    2.250        2.00
6284906507            N             5.00000               5.00             11.375    2.250        2.00
6285082191            N             5.00000               5.00             10.875    2.250        2.00
6288103614            N             5.00000               5.00             11.250    2.250        2.00
6289418326            N             5.00000               5.00             11.125    2.250        2.00
6289459080            N             5.00000               5.00             11.500    2.250        2.00
6290434189            N             5.00000               5.00             11.250    2.250        2.00
6291044227            N             5.00000               5.00             11.500    2.250        2.00
6291630124            N             5.00000               5.00             11.375    2.250        2.00
6291870340            N             5.00000               5.00             11.250    2.250        2.00
6292431423            N             5.00000               5.00             11.125    2.250        2.00
6293025810            N             5.00000               5.00             11.375    2.250        2.00
6294101214            N             5.00000               5.00             10.750    2.250        2.00
6296264093            N             5.00000               5.00             11.625    2.250        2.00
6301065485            N             5.00000               5.00             10.625    2.250        2.00
6301937469            N             5.00000               5.00             11.000    2.250        2.00
6302558710            N             5.00000               5.00             11.000    2.250        2.00
6303545070            N             5.00000               5.00             11.375    2.250        2.00
6305785146            N             5.00000               5.00             11.000    2.250        2.00
6306283174            N             5.00000               5.00             11.250    2.250        2.00
6311668146            N             5.00000               5.00             10.875    2.250        2.00
6311780057            N             5.00000               5.00             11.250    2.250        2.00
6313376482            N             5.00000               5.00             11.500    2.250        2.00
6313524644            N             5.00000               5.00             11.000    2.250        2.00
6313739838            N             5.00000               5.00             11.125    2.250        2.00
6315404951            N             5.00000               5.00             11.375    2.250        2.00
6315868916            N             5.00000               5.00             11.000    2.250        2.00
6316106324            N             5.00000               5.00             11.000    2.250        2.00
6316688495            N             5.00000               5.00             11.250    2.250        2.00
6317736806            N             5.00000               5.00             11.125    2.250        2.00
6319008493            N             5.00000               5.00             11.250    2.250        2.00
6321839802            N             5.00000               5.00             11.500    2.250        2.00
6321921303            N             5.00000               5.00             10.875    2.250        2.00
6323231149            N             5.00000               5.00             10.875    2.250        2.00
6323520558            N             5.00000               5.00             11.375    2.250        2.00
6324872073            N             5.00000               5.00             11.500    2.250        2.00
6325069950            N             5.00000               5.00             11.125    2.250        2.00
6325599071            N             5.00000               5.00             11.625    2.250        2.00
6331301934            N             5.00000               5.00             11.125    2.250        2.00
6333660220            N             5.00000               5.00             11.250    2.250        2.00
6334731913            N             5.00000               5.00             11.250    2.250        2.00
6334914451            N             5.00000               5.00             11.125    2.250        2.00
6336713331            N             5.00000               5.00             11.250    2.250        2.00
6338901033            N             5.00000               5.00             11.250    2.250        2.00
6340922829            N             5.00000               5.00             11.500    2.250        2.00
6341015920            N             5.00000               5.00             11.125    2.250        2.00
6343940190            N             5.00000               5.00             11.250    2.250        2.00
6346214460            N             5.00000               5.00             11.500    2.250        2.00
6347432855            N             5.00000               5.00             11.250    2.250        2.00
6347939339            N             5.00000               5.00             11.250    2.250        2.00
6348813582            N             5.00000               5.00             11.250    2.250        2.00
6352469628            N             5.00000               5.00             11.250    2.250        2.00
6354359876            N             5.00000               5.00             10.500    2.250        2.00
6355703809            N             5.00000               5.00             11.000    2.250        2.00
6358378864            N             5.00000               5.00             10.500    2.250        2.00
6359794275            N             5.00000               5.00             11.000    2.250        2.00
6363517746            N             5.00000               5.00             10.875    2.250        2.00
6368426224            N             5.00000               5.00             11.375    2.250        2.00
6368756828            N             5.00000               5.00             11.000    2.250        2.00
6369177891            N             5.00000               5.00             11.250    2.250        2.00
6370420389            N             5.00000               5.00             11.500    2.250        2.00
6371047512            N             5.00000               5.00             10.875    2.250        2.00
6372053428            N             5.00000               5.00             10.875    2.250        2.00
6373502001            N             5.00000               5.00             11.625    2.250        2.00
6374110432            N             5.00000               5.00             11.375    2.250        2.00
6374421086            N             5.00000               5.00             11.500    2.250        2.00
6376049349            N             5.00000               5.00             11.500    2.250        2.00
6376364078            N             5.00000               5.00             10.750    2.250        2.00
6376795941            N             5.00000               5.00             11.125    2.250        2.00
6376988868            N             5.00000               5.00             11.250    2.250        2.00
6378100058            N             5.00000               5.00             11.500    2.250        2.00
6378497645            N             5.00000               5.00             11.500    2.250        2.00
6378572645            N             5.00000               5.00             11.125    2.250        2.00
6378935685            N             5.00000               5.00             11.250    2.250        2.00
6379285239            N             5.00000               5.00             11.375    2.250        2.00
6379413583            N             5.00000               5.00             11.750    2.250        2.00
6380364122            N             5.00000               5.00             11.375    2.250        2.00
6380892213            N             5.00000               5.00             11.125    2.250        2.00
6384275399            N             5.00000               5.00             11.000    2.250        2.00
6385014987            N             5.00000               5.00             10.875    2.250        2.00
6385686883            N             5.00000               5.00             11.125    2.250        2.00
6386440397            N             5.00000               5.00             11.250    2.250        2.00
6386449232            N             5.00000               5.00             11.000    2.250        2.00
6386875626            N             5.00000               5.00             11.500    2.250        2.00
6386938663            N             5.00000               5.00             11.000    2.250        2.00
6387227488            N             5.00000               5.00             10.875    2.250        2.00
6387449462            N             5.00000               5.00             11.000    2.250        2.00
6387689901            N             5.00000               5.00             11.375    2.250        2.00
6388141985            N             5.00000               5.00             11.625    2.250        2.00
6388833821            N             5.00000               5.00             11.500    2.250        2.00
6390210737            N             5.00000               5.00             11.000    2.250        2.00
6391042352            N             5.00000               5.00             10.625    2.250        2.00
6392175961            N             5.00000               5.00             11.375    2.250        2.00
6392403025            N             5.00000               5.00             11.250    2.250        2.00
6393958266            N             5.00000               5.00             11.250    2.250        2.00
6394308636            N             5.00000               5.00             11.125    2.250        2.00
6394634692            N             5.00000               5.00             11.250    2.250        2.00
6395929638            N             5.00000               5.00             11.125    2.250        2.00
6396442508            N             5.00000               5.00             11.500    2.250        2.00
6397546810            N             5.00000               5.00             10.750    2.250        2.00
6397818292            N             5.00000               5.00             11.375    2.250        2.00
6399933560            N             5.00000               5.00             11.375    2.250        2.00
6400505183            N             5.00000               5.00             11.875    2.250        2.00
6401118473            N             5.00000               5.00             11.750    2.250        2.00
6401120917            N             5.00000               5.00             11.375    2.250        2.00
6401289332            N             5.00000               5.00             11.375    2.250        2.00
6402721440            N             5.00000               5.00             11.500    2.250        2.00
6404273895            N             5.00000               5.00             11.250    2.250        2.00
6405621886            N             5.00000               5.00             11.750    2.250        2.00
6405645687            N             5.00000               5.00             11.250    2.250        2.00
6406241890            N             5.00000               5.00             11.375    2.250        2.00
6407203824            N             5.00000               5.00             11.125    2.250        2.00
6407625059            N             5.00000               5.00             11.125    2.250        2.00
6409655153            N             5.00000               5.00             11.000    2.250        2.00
6410375106            N             5.00000               5.00             11.625    2.250        2.00
6411141309            N             5.00000               5.00             11.000    2.250        2.00
6412024694            N             5.00000               5.00             11.125    2.250        2.00
6412804939            N             5.00000               5.00             11.250    2.250        2.00
6415769451            N             5.00000               5.00             11.250    2.250        2.00
6415998126            N             5.00000               5.00             11.750    2.250        2.00
6416540380            N             5.00000               5.00             11.250    2.250        2.00
6418625411            N             5.00000               5.00             11.500    2.250        2.00
6418983182            N             5.00000               5.00             11.000    2.250        2.00
6420170174            N             5.00000               5.00             11.125    2.250        2.00
6420214790            N             5.00000               5.00             11.375    2.250        2.00
6421055564            N             5.00000               5.00             11.000    2.250        2.00
6421593747            N             5.00000               5.00             11.125    2.250        2.00
6421688414            N             5.00000               5.00             11.250    2.250        2.00
6422333051            N             5.00000               5.00             11.500    2.250        2.00
6424176847            N             5.00000               5.00             11.250    2.250        2.00
6424577093            N             5.00000               5.00             11.125    2.250        2.00
6430824562            N             5.00000               5.00             11.250    2.250        2.00
6432268875            N             5.00000               5.00             10.875    2.250        2.00
6432891205            Y             5.00000               5.00             11.250    2.250        2.00
6439953776            N             5.00000               5.00             11.500    2.250        2.00
6442045263            N             5.00000               5.00             11.625    2.250        2.00
6443256877            N             5.00000               5.00             11.125    2.250        2.00
6444815580            N             5.00000               5.00             11.375    2.250        2.00
6446435155            N             5.00000               5.00             11.250    2.250        2.00
6446800317            N             5.00000               5.00             11.375    2.250        2.00
6447964278            N             5.00000               5.00             11.125    2.250        2.00
6451091885            N             5.00000               5.00             11.250    2.250        2.00
6453456391            N             5.00000               5.00             11.250    2.250        2.00
6454031573            N             5.00000               5.00             11.250    2.250        2.00
6455066230            N             5.00000               5.00             11.250    2.250        2.00
6455950581            N             5.00000               5.00             11.250    2.250        2.00
6456923785            N             5.00000               5.00             11.375    2.250        2.00
6457075288            N             5.00000               5.00             10.375    2.250        2.00
6457391503            N             5.00000               5.00             11.375    2.250        2.00
6458191266            N             5.00000               5.00             11.000    2.250        2.00
6459017817            N             5.00000               5.00             11.250    2.250        2.00
6459182819            N             5.00000               5.00             11.000    2.250        2.00
6460799486            N             5.00000               5.00             11.500    2.250        2.00
6461152131            N             5.00000               5.00             11.375    2.250        2.00
6462816874            N             5.00000               5.00             11.625    2.250        2.00
6462985141            N             5.00000               5.00             11.000    2.250        2.00
6463416682            N             5.00000               5.00             10.875    2.250        2.00
6467454960            N             5.00000               5.00             11.000    2.250        2.00
6468081812            N             5.00000               5.00             11.000    2.250        2.00
6468217820            N             5.00000               5.00             11.500    2.250        2.00
6468415010            N             5.00000               5.00             11.000    2.250        2.00
6472172144            N             5.00000               5.00             11.375    2.250        2.00
6474358642            N             5.00000               5.00             11.125    2.250        2.00
6475167281            N             5.00000               5.00             11.375    2.250        2.00
6475302839            N             5.00000               5.00             10.875    2.250        2.00
6478159111            N             5.00000               5.00             11.625    2.250        2.00
6478967570            N             5.00000               5.00             11.625    2.250        2.00
6480624037            N             5.00000               5.00             11.500    2.250        2.00
6481509997            N             5.00000               5.00             10.875    2.250        2.00
6482506661            N             5.00000               5.00             11.125    2.250        2.00
6484178840            N             5.00000               5.00             11.375    2.250        2.00
6484629545            N             5.00000               5.00             11.375    2.250        2.00
6485203886            N             5.00000               5.00             12.000    2.250        2.00
6487245646            N             5.00000               5.00             11.375    2.250        2.00
6487571744            N             5.00000               5.00             11.250    2.250        2.00
6488995298            N             5.00000               5.00             10.875    2.250        2.00
6489843562            N             5.00000               5.00             11.375    2.250        2.00
6490860100            N             5.00000               5.00             10.750    2.250        2.00
6490939490            N             5.00000               5.00             11.125    2.250        2.00
6491854888            N             5.00000               5.00             11.375    2.250        2.00
6493311994            N             5.00000               5.00             11.250    2.250        2.00
6496483097            N             5.00000               5.00             11.750    2.250        2.00
6497580982            N             5.00000               5.00             11.125    2.250        2.00
6499472188            N             5.00000               5.00             10.875    2.250        2.00
6503063882            N             5.00000               5.00             11.125    2.250        2.00
6504643062            N             5.00000               5.00             11.375    2.250        2.00
6505036183            N             5.00000               5.00             11.125    2.250        2.00
6505445368            N             5.00000               5.00             11.250    2.250        2.00
6505752300            N             5.00000               5.00             11.000    2.250        2.00
6508466353            N             5.00000               5.00             11.500    2.250        2.00
6512996775            N             5.00000               5.00             11.500    2.250        2.00
6513324514            N             5.00000               5.00             11.250    2.250        2.00
6517216567            N             5.00000               5.00             11.375    2.250        2.00
6518901555            N             5.00000               5.00             10.875    2.250        2.00
6524114920            N             5.00000               5.00             10.750    2.250        2.00
6525570575            N             5.00000               5.00             11.375    2.250        2.00
6527300310            N             5.00000               5.00             10.750    2.250        2.00
6527869389            Y             5.00000               5.00             11.375    2.250        2.00
6528800151            N             5.00000               5.00             11.250    2.250        2.00
6528883058            N             5.00000               5.00             11.125    2.250        2.00
6530666814            N             5.00000               5.00             11.125    2.250        2.00
6530966362            N             5.00000               5.00             11.250    2.250        2.00
6531655212            N             5.00000               5.00             11.250    2.250        2.00
6532598072            N             5.00000               5.00             11.375    2.250        2.00
6532874853            N             5.00000               5.00             10.875    2.250        2.00
6536204917            N             5.00000               5.00             10.875    2.250        2.00
6538136760            N             5.00000               5.00             11.375    2.250        2.00
6538872547            N             5.00000               5.00             11.250    2.250        2.00
6539000007            N             5.00000               5.00             10.750    2.250        2.00
6539275047            N             5.00000               5.00             11.500    2.250        2.00
6539335155            N             5.00000               5.00             11.125    2.250        2.00
6539613544            N             5.00000               5.00             11.375    2.250        2.00
6539701828            N             5.00000               5.00             11.250    2.250        2.00
6542415606            N             5.00000               5.00             11.000    2.250        2.00
6547147212            N             5.00000               5.00             11.000    2.250        2.00
6549204854            N             5.00000               5.00             11.000    2.250        2.00
6549749643            N             5.00000               5.00             11.250    2.250        2.00
6551738914            N             5.00000               5.00             11.250    2.250        2.00
6553189405            N             5.00000               5.00             11.000    2.250        2.00
6553983641            N             5.00000               5.00             11.000    2.250        2.00
6554764750            N             5.00000               5.00             11.000    2.250        2.00
6554840147            N             5.00000               5.00             10.875    2.250        2.00
6555912853            N             5.00000               5.00             10.875    2.250        2.00
6557323158            N             5.00000               5.00             11.375    2.250        2.00
6558147184            N             5.00000               5.00             10.875    2.250        2.00
6558623978            N             5.00000               5.00             11.375    2.250        2.00
6558980865            N             5.00000               5.00             11.500    2.250        2.00
6559188708            N             5.00000               5.00             11.250    2.250        2.00
6559423295            N             5.00000               5.00             11.125    2.250        2.00
6559487829            N             5.00000               5.00             11.000    2.250        2.00
6560068824            N             5.00000               5.00             11.125    2.250        2.00
6561648186            N             5.00000               5.00             11.000    2.250        2.00
6561781367            N             5.00000               5.00             11.125    2.250        2.00
6561994929            N             5.00000               5.00             11.250    2.250        2.00
6567164774            N             5.00000               5.00             11.000    2.250        2.00
6567765257            N             5.00000               5.00             11.000    2.250        2.00
6568534710            N             5.00000               5.00             11.375    2.250        2.00
6569641605            N             5.00000               5.00             11.000    2.250        2.00
6569843615            N             5.00000               5.00             11.000    2.250        2.00
6573007009            N             5.00000               5.00             11.500    2.250        2.00
6577466821            N             5.00000               5.00             11.000    2.250        2.00
6577685578            N             5.00000               5.00             11.250    2.250        2.00
6579055200            N             5.00000               5.00             11.250    2.250        2.00
6579169795            N             5.00000               5.00             11.500    2.250        2.00
6581765093            N             5.00000               5.00             11.375    2.250        2.00
6586387828            N             5.00000               5.00             10.750    2.250        2.00
6587330140            N             5.00000               5.00             11.250    2.250        2.00
6587658045            N             5.00000               5.00             11.125    2.250        2.00
6587738490            N             5.00000               5.00             11.625    2.250        2.00
6587930790            N             5.00000               5.00             11.500    2.250        2.00
6589178596            N             5.00000               5.00             11.375    2.250        2.00
6589480000            N             5.00000               5.00             11.625    2.250        2.00
6591457913            N             5.00000               5.00             11.875    2.250        2.00
6591691099            N             5.00000               5.00             11.250    2.250        2.00
6593966010            N             5.00000               5.00             11.500    2.250        2.00
6595281343            N             5.00000               5.00             11.250    2.250        2.00
6596644804            N             5.00000               5.00             11.250    2.250        2.00
6597037818            N             5.00000               5.00             11.125    2.250        2.00
6598099957            N             5.00000               5.00             11.500    2.250        2.00
6599123277            N             5.00000               5.00             11.125    2.250        2.00
6599820583            N             5.00000               5.00             11.750    2.250        2.00
6601920397            N             5.00000               5.00             10.750    2.250        2.00
6602092287            N             5.00000               5.00             10.500    2.250        2.00
6603070209            N             5.00000               5.00             11.375    2.250        2.00
6605003489            N             5.00000               5.00             11.375    2.250        2.00
6606448386            N             5.00000               5.00             11.000    2.250        2.00
6613561478            N             5.00000               5.00             11.250    2.250        2.00
6615508238            N             5.00000               5.00             11.250    2.250        2.00
6615691091            N             5.00000               5.00             11.500    2.250        2.00
6617136921            N             5.00000               5.00             11.625    2.250        2.00
6617461410            N             5.00000               5.00             11.375    2.250        2.00
6618503897            N             5.00000               5.00             11.250    2.250        2.00
6620833100            N             5.00000               5.00             10.625    2.250        2.00
6621194189            N             5.00000               5.00             11.000    2.250        2.00
6621439246            N             5.00000               5.00             11.000    2.250        2.00
6621676292            N             5.00000               5.00             11.250    2.250        2.00
6622754908            N             5.00000               5.00             11.125    2.250        2.00
6622767041            N             5.00000               5.00             11.250    2.250        2.00
6623556757            N             5.00000               5.00             10.750    2.250        2.00
6626659822            N             5.00000               5.00             11.375    2.250        2.00
6627421875            N             5.00000               5.00             10.875    2.250        2.00
6630054051            N             5.00000               5.00             11.375    2.250        2.00
6631669048            N             5.00000               5.00             11.625    2.250        2.00
6631983233            N             5.00000               5.00             11.000    2.250        2.00
6634062738            N             5.00000               5.00             11.250    2.250        2.00
6634490806            N             5.00000               5.00             11.250    2.250        2.00
6637303485            N             5.00000               5.00             10.875    2.250        2.00
6639281176            N             5.00000               5.00             11.500    2.250        2.00
6640618887            N             5.00000               5.00             10.875    2.250        2.00
6640934458            N             5.00000               5.00             11.375    2.250        2.00
6641797235            N             5.00000               5.00             11.750    2.250        2.00
6642507203            N             5.00000               5.00             10.875    2.250        2.00
6645865483            N             5.00000               5.00             10.875    2.250        2.00
6647237525            N             5.00000               5.00             11.250    2.250        2.00
6648317854            N             5.00000               5.00             11.375    2.250        2.00
6648979059            N             5.00000               5.00             11.250    2.250        2.00
6649244875            N             5.00000               5.00             11.000    2.250        2.00
6650586354            N             5.00000               5.00             11.500    2.250        2.00
6652312528            N             5.00000               5.00             11.375    2.250        2.00
6652962074            N             5.00000               5.00             11.750    2.250        2.00
6655008941            N             5.00000               5.00             11.000    2.250        2.00
6655214036            N             5.00000               5.00             11.125    2.250        2.00
6655429386            N             5.00000               5.00             10.875    2.250        2.00
6657989544            N             5.00000               5.00             11.125    2.250        2.00
6659017849            N             5.00000               5.00             11.500    2.250        2.00
6659414772            N             5.00000               5.00             11.250    2.250        2.00
6660174365            N             5.00000               5.00             11.000    2.250        2.00
6662162228            N             5.00000               5.00             11.125    2.250        2.00
6663763222            N             5.00000               5.00             11.375    2.250        2.00
6665466220            N             5.00000               5.00             10.750    2.250        2.00
6665810617            N             5.00000               5.00             11.250    2.250        2.00
6665877327            N             5.00000               5.00             10.875    2.250        2.00
6666802852            N             5.00000               5.00             11.000    2.250        2.00
6667927393            N             5.00000               5.00             10.750    2.250        2.00
6669275379            N             5.00000               5.00             10.750    2.250        2.00
6670486379            N             5.00000               5.00             11.250    2.250        2.00
6674101099            N             5.00000               5.00             11.000    2.250        2.00
6675468596            N             5.00000               5.00             11.000    2.250        2.00
6676709956            N             5.00000               5.00             11.250    2.250        2.00
6676751032            N             5.00000               5.00             10.875    2.250        2.00
6679670700            N             5.00000               5.00             11.125    2.250        2.00
6679937083            N             5.00000               5.00             11.375    2.250        2.00
6680692933            N             5.00000               5.00             11.250    2.250        2.00
6682079550            N             5.00000               5.00             10.875    2.250        2.00
6682460164            N             5.00000               5.00             11.125    2.250        2.00
6682899486            N             5.00000               5.00             11.250    2.250        2.00
6683001108            N             5.00000               5.00             10.875    2.250        2.00
6683794421            N             5.00000               5.00             11.375    2.250        2.00
6684789651            N             5.00000               5.00             11.250    2.250        2.00
6687553914            N             5.00000               5.00             10.875    2.250        2.00
6689357868            N             5.00000               5.00             11.125    2.250        2.00
6689825070            N             5.00000               5.00             11.250    2.250        2.00
6690130726            N             5.00000               5.00             11.500    2.250        2.00
6691729690            N             5.00000               5.00             11.500    2.250        2.00
6695129863            N             5.00000               5.00             11.125    2.250        2.00
6695489267            N             5.00000               5.00             11.250    2.250        2.00
6697092408            N             5.00000               5.00             11.000    2.250        2.00
6697863436            N             5.00000               5.00             10.875    2.250        2.00
6699262728            N             5.00000               5.00             11.125    2.250        2.00
6699339997            N             5.00000               5.00             10.750    2.250        2.00
6701123322            N             5.00000               5.00             11.125    2.250        2.00
6701145622            N             5.00000               5.00             11.500    2.250        2.00
6701632447            N             5.00000               5.00             11.500    2.250        2.00
6703193521            N             5.00000               5.00             11.250    2.250        2.00
6704473583            N             5.00000               5.00             11.250    2.250        2.00
6705234232            N             5.00000               5.00             11.125    2.250        2.00
6706243620            N             5.00000               5.00             11.500    2.250        2.00
6706329072            N             5.00000               5.00             11.000    2.250        2.00
6707278344            N             5.00000               5.00             11.250    2.250        2.00
6711313665            N             5.00000               5.00             11.500    2.250        2.00
6712983839            N             5.00000               5.00             11.250    2.250        2.00
6713505425            N             5.00000               5.00             11.500    2.250        2.00
6713693858            N             5.00000               5.00             11.250    2.250        2.00
6714052377            N             5.00000               5.00             11.250    2.250        2.00
6716259756            N             5.00000               5.00             11.250    2.250        2.00
6716356479            N             5.00000               5.00             11.125    2.250        2.00
6717680810            N             5.00000               5.00             11.000    2.250        2.00
6719758226            N             5.00000               5.00             11.500    2.250        2.00
6720806287            N             5.00000               5.00             11.000    2.250        2.00
6721461512            N             5.00000               5.00             11.375    2.250        2.00
6721724471            Y             5.00000               5.00             11.500    2.250        2.00
6722533533            N             5.00000               5.00             11.625    2.250        2.00
6722604961            N             5.00000               5.00             11.375    2.250        2.00
6723264054            N             5.00000               5.00             11.125    2.250        2.00
6725739020            N             5.00000               5.00             11.375    2.250        2.00
6727033646            N             5.00000               5.00             11.250    2.250        2.00
6727497429            N             5.00000               5.00             11.375    2.250        2.00
6727715317            N             5.00000               5.00             10.875    2.250        2.00
6729029568            N             5.00000               5.00             11.125    2.250        2.00
6732187288            N             5.00000               5.00             11.125    2.250        2.00
6734915736            N             5.00000               5.00             11.250    2.250        2.00
6735441682            N             5.00000               5.00             11.375    2.250        2.00
6735970961            N             5.00000               5.00             11.250    2.250        2.00
6736581254            N             5.00000               5.00             11.000    2.250        2.00
6736605483            N             5.00000               5.00             11.500    2.250        2.00
6737772779            N             5.00000               5.00             11.125    2.250        2.00
6738622551            N             5.00000               5.00             11.375    2.250        2.00
6738690467            N             5.00000               5.00             11.000    2.250        2.00
6739849138            N             5.00000               5.00             10.875    2.250        2.00
6741296740            N             5.00000               5.00             11.375    2.250        2.00
6741533712            N             5.00000               5.00             11.125    2.250        2.00
6743260843            N             5.00000               5.00             10.750    2.250        2.00
6744954519            N             5.00000               5.00             11.125    2.250        2.00
6747669940            N             5.00000               5.00             11.375    2.250        2.00
6748611966            N             5.00000               5.00             11.250    2.250        2.00
6748992887            N             5.00000               5.00             10.875    2.250        2.00
6750457241            N             5.00000               5.00             11.625    2.250        2.00
6751245637            N             5.00000               5.00             11.250    2.250        2.00
6752759107            N             5.00000               5.00             11.000    2.250        2.00
6752952108            N             5.00000               5.00             11.000    2.250        2.00
6753106522            N             5.00000               5.00             12.000    2.250        2.00
6756292808            N             5.00000               5.00             11.250    2.250        2.00
6757592586            N             5.00000               5.00             11.250    2.250        2.00
6758664376            N             5.00000               5.00             11.375    2.250        2.00
6759888974            N             5.00000               5.00             11.250    2.250        2.00
6761491841            N             5.00000               5.00             11.500    2.250        2.00
6761590741            N             5.00000               5.00             10.750    2.250        2.00
6762191176            N             5.00000               5.00             11.500    2.250        2.00
6762395918            Y             5.00000               5.00             10.625    2.250        2.00
6762460365            N             5.00000               5.00             11.250    2.250        2.00
6763379077            N             5.00000               5.00             11.375    2.250        2.00
6768901198            N             5.00000               5.00             10.750    2.250        2.00
6769208122            N             5.00000               5.00             11.250    2.250        2.00
6769846459            N             5.00000               5.00             11.000    2.250        2.00
6771069280            N             5.00000               5.00             11.375    2.250        2.00
6771935613            N             5.00000               5.00             11.375    2.250        2.00
6774413055            N             5.00000               5.00             11.375    2.250        2.00
6776847383            N             5.00000               5.00             11.375    2.250        2.00
6777887347            N             5.00000               5.00             11.000    2.250        2.00
6779131645            N             5.00000               5.00             11.125    2.250        2.00
6780733918            N             5.00000               5.00             10.875    2.250        2.00
6782132366            N             5.00000               5.00             11.000    2.250        2.00
6782308404            Y             5.00000               5.00             11.250    2.250        2.00
6782725698            N             5.00000               5.00             11.375    2.250        2.00
6783461590            N             5.00000               5.00             11.125    2.250        2.00
6783785543            N             5.00000               5.00             11.125    2.250        2.00
6784907823            N             5.00000               5.00             11.125    2.250        2.00
6787171625            N             5.00000               5.00             11.125    2.250        2.00
6788380621            N             5.00000               5.00             11.250    2.250        2.00
6788429352            N             5.00000               5.00             11.000    2.250        2.00
6789594881            N             5.00000               5.00             11.375    2.250        2.00
6789640528            N             5.00000               5.00             11.125    2.250        2.00
6789743785            N             5.00000               5.00             10.875    2.250        2.00
6791236505            N             5.00000               5.00             11.125    2.250        2.00
6791726125            N             5.00000               5.00             11.375    2.250        2.00
6792395284            N             5.00000               5.00             11.625    2.250        2.00
6792446210            N             5.00000               5.00             11.250    2.250        2.00
6792806157            N             5.00000               5.00             10.875    2.250        2.00
6796832423            N             5.00000               5.00             11.375    2.250        2.00
6797039713            N             5.00000               5.00             11.375    2.250        2.00
6797788350            N             5.00000               5.00             11.500    2.250        2.00
6798258973            N             5.00000               5.00             11.250    2.250        2.00
6799123036            N             5.00000               5.00             11.625    2.250        2.00
6799372765            N             5.00000               5.00             11.000    2.250        2.00
6800844810            N             5.00000               5.00             11.125    2.250        2.00
6803693552            N             5.00000               5.00             10.875    2.250        2.00
6805638191            N             5.00000               5.00             11.000    2.250        2.00
6807808784            N             5.00000               5.00             11.125    2.250        2.00
6808440520            N             5.00000               5.00             11.000    2.250        2.00
6809610311            N             5.00000               5.00             11.375    2.250        2.00
6809727107            N             5.00000               5.00             10.875    2.250        2.00
6814328644            N             5.00000               5.00             11.250    2.250        2.00
6815005480            N             5.00000               5.00             10.750    2.250        2.00
6820253273            N             5.00000               5.00             10.875    2.250        2.00
6821304638            N             5.00000               5.00             11.375    2.250        2.00
6823269581            N             5.00000               5.00             11.250    2.250        2.00
6823694275            N             5.00000               5.00             11.375    2.250        2.00
6827685493            N             5.00000               5.00             11.375    2.250        2.00
6830305386            N             5.00000               5.00             11.250    2.250        2.00
6830835457            N             5.00000               5.00             11.250    2.250        2.00
6833277053            N             5.00000               5.00             10.125    2.250        2.00
6833846352            N             5.00000               5.00             11.375    2.250        2.00
6835196335            N             5.00000               5.00             10.750    2.250        2.00
6835822625            N             5.00000               5.00             11.500    2.250        2.00
6837897245            Y             5.00000               5.00             10.750    2.250        2.00
6838054515            N             5.00000               5.00             11.250    2.250        2.00
6840948258            N             5.00000               5.00             11.000    2.250        2.00
6845423216            N             5.00000               5.00             11.375    2.250        2.00
6845481891            N             5.00000               5.00             11.500    2.250        2.00
6846353099            N             5.00000               5.00             10.500    2.250        2.00
6846718259            N             5.00000               5.00             11.625    2.250        2.00
6846968086            N             5.00000               5.00             11.250    2.250        2.00
6847009237            N             5.00000               5.00             11.250    2.250        2.00
6847325732            N             5.00000               5.00             11.250    2.250        2.00
6847667356            N             5.00000               5.00             11.250    2.250        2.00
6848960396            N             5.00000               5.00             11.250    2.250        2.00
6850585248            N             5.00000               5.00             11.375    2.250        2.00
6851526225            N             5.00000               5.00             11.125    2.250        2.00
6851604428            N             5.00000               5.00             10.875    2.250        2.00
6853730114            N             5.00000               5.00             11.625    2.250        2.00
6854515670            N             5.00000               5.00             10.875    2.250        2.00
6854701510            N             5.00000               5.00             11.625    2.250        2.00
6854751655            N             5.00000               5.00             11.500    2.250        2.00
6855736937            N             5.00000               5.00             11.625    2.250        2.00
6858943340            N             5.00000               5.00             10.250    2.250        2.00
6859368349            N             5.00000               5.00             11.000    2.250        2.00
6861214424            N             5.00000               5.00             11.250    2.250        2.00
6861981576            N             5.00000               5.00             11.500    2.250        2.00
6862022909            N             5.00000               5.00             10.750    2.250        2.00
6864940660            N             5.00000               5.00             11.000    2.250        2.00
6867026442            N             5.00000               5.00             11.375    2.250        2.00
6867491570            N             5.00000               5.00             11.375    2.250        2.00
6867814854            N             5.00000               5.00             11.500    2.250        2.00
6868828846            N             5.00000               5.00             11.375    2.250        2.00
6870204085            N             5.00000               5.00             11.375    2.250        2.00
6870688758            N             5.00000               5.00             10.750    2.250        2.00
6871214844            N             5.00000               5.00             11.500    2.250        2.00
6873765967            N             5.00000               5.00             11.500    2.250        2.00
6874667121            N             5.00000               5.00             11.250    2.250        2.00
6876091866            N             5.00000               5.00             11.125    2.250        2.00
6878350161            N             5.00000               5.00             11.375    2.250        2.00
6879370259            N             5.00000               5.00             11.375    2.250        2.00
6880979023            N             5.00000               5.00             11.000    2.250        2.00
6881066317            N             5.00000               5.00             11.375    2.250        2.00
6881418492            N             5.00000               5.00             11.375    2.250        2.00
6882452342            N             5.00000               5.00             11.000    2.250        2.00
6885913795            N             5.00000               5.00             11.625    2.250        2.00
6887540471            N             5.00000               5.00             11.625    2.250        2.00
6888506463            N             5.00000               5.00             11.125    2.250        2.00
6889072929            N             5.00000               5.00             11.250    2.250        2.00
6892105351            N             5.00000               5.00             11.375    2.250        2.00
6893852910            N             5.00000               5.00             10.125    2.250        2.00
6897737364            N             5.00000               5.00             10.875    2.250        2.00
6897982473            N             5.00000               5.00             11.250    2.250        2.00
6898421893            N             5.00000               5.00             11.000    2.250        2.00
6898588709            N             5.00000               5.00             11.375    2.250        2.00
6898676124            N             5.00000               5.00             10.875    2.250        2.00
6898737124            N             5.00000               5.00             11.250    2.250        2.00
6898995292            N             5.00000               5.00             11.000    2.250        2.00
6900205342            N             5.00000               5.00             11.250    2.250        2.00
6900522985            N             5.00000               5.00             11.250    2.250        2.00
6902394425            N             5.00000               5.00             11.125    2.250        2.00
6902409306            N             5.00000               5.00             11.500    2.250        2.00
6902555736            N             5.00000               5.00             11.250    2.250        2.00
6905369689            N             5.00000               5.00             11.250    2.250        2.00
6909652858            N             5.00000               5.00             11.375    2.250        2.00
6911103478            N             5.00000               5.00             11.500    2.250        2.00
6911443825            N             5.00000               5.00             11.125    2.250        2.00
6912474035            N             5.00000               5.00             11.250    2.250        2.00
6915888827            N             5.00000               5.00             11.125    2.250        2.00
6916737627            N             5.00000               5.00             11.375    2.250        2.00
6917096239            N             5.00000               5.00             10.875    2.250        2.00
6917777507            N             5.00000               5.00             11.250    2.250        2.00
6918271385            N             5.00000               5.00             11.500    2.250        2.00
6919752094            N             5.00000               5.00             11.125    2.250        2.00
6919943834            N             5.00000               5.00             11.250    2.250        2.00
6920034433            N             5.00000               5.00             11.375    2.250        2.00
6920991095            N             5.00000               5.00             11.125    2.250        2.00
6923516527            N             5.00000               5.00             11.125    2.250        2.00
6925538743            N             5.00000               5.00             11.000    2.250        2.00
6926187748            N             5.00000               5.00             11.250    2.250        2.00
6926539070            N             5.00000               5.00             11.125    2.250        2.00
6927141751            N             5.00000               5.00             11.125    2.250        2.00
6929457668            N             5.00000               5.00             11.250    2.250        2.00
6929543582            N             5.00000               5.00             10.750    2.250        2.00
6930348286            N             5.00000               5.00             11.125    2.250        2.00
6931648015            N             5.00000               5.00             11.500    2.250        2.00
6932337642            N             5.00000               5.00             11.000    2.250        2.00
6932878330            N             5.00000               5.00             11.000    2.250        2.00
6933800929            N             5.00000               5.00             10.875    2.250        2.00
6935342748            N             5.00000               5.00             11.250    2.250        2.00
6941349067            N             5.00000               5.00             11.000    2.250        2.00
6941885136            N             5.00000               5.00             11.250    2.250        2.00
6943749983            N             5.00000               5.00             10.875    2.250        2.00
6944925715            N             5.00000               5.00             11.125    2.250        2.00
6946497242            N             5.00000               5.00             11.625    2.250        2.00
6948979130            N             5.00000               5.00             10.875    2.250        2.00
6950156288            N             5.00000               5.00             11.375    2.250        2.00
6950908266            N             5.00000               5.00             11.125    2.250        2.00
6952141353            N             5.00000               5.00             10.875    2.250        2.00
6952299797            N             5.00000               5.00             11.000    2.250        2.00
6954180748            N             5.00000               5.00             11.375    2.250        2.00
6954533219            N             5.00000               5.00             11.500    2.250        2.00
6955455099            N             5.00000               5.00             11.250    2.250        2.00
6955554420            N             5.00000               5.00             11.750    2.250        2.00
6957470138            N             5.00000               5.00             11.250    2.250        2.00
6957853234            N             5.00000               5.00             11.000    2.250        2.00
6958912195            N             5.00000               5.00             10.875    2.250        2.00
6959050979            N             5.00000               5.00             11.625    2.250        2.00
6960123534            N             5.00000               5.00             11.250    2.250        2.00
6960552997            N             5.00000               5.00             11.500    2.250        2.00
6961289201            N             5.00000               5.00             11.000    2.250        2.00
6962928898            N             5.00000               5.00             11.000    2.250        2.00
6963407363            N             5.00000               5.00             11.125    2.250        2.00
6964081365            N             5.00000               5.00             11.375    2.250        2.00
6964381799            N             5.00000               5.00             11.625    2.250        2.00
6965399196            N             5.00000               5.00             11.125    2.250        2.00
6969110979            N             5.00000               5.00             11.000    2.250        2.00
6970699580            N             5.00000               5.00             11.500    2.250        2.00
6971174070            N             5.00000               5.00             11.250    2.250        2.00
6973311548            N             5.00000               5.00             11.000    2.250        2.00
6975415156            N             5.00000               5.00             11.125    2.250        2.00
6975976496            N             5.00000               5.00             11.000    2.250        2.00
6976105004            N             5.00000               5.00             11.125    2.250        2.00
6976943677            N             5.00000               5.00             10.625    2.250        2.00
6977562062            N             5.00000               5.00             11.125    2.250        2.00
6977780367            N             5.00000               5.00             11.125    2.250        2.00
6978613955            N             5.00000               5.00             11.250    2.250        2.00
6980704016            N             5.00000               5.00             11.125    2.250        2.00
6981786228            N             5.00000               5.00             11.250    2.250        2.00
6982402619            N             5.00000               5.00             11.375    2.250        2.00
6983734010            N             5.00000               5.00             11.375    2.250        2.00
6988069701            N             5.00000               5.00             10.750    2.250        2.00
6988857436            N             5.00000               5.00             11.500    2.250        2.00
6991271815            N             5.00000               5.00             11.000    2.250        2.00
6991523157            N             5.00000               5.00             11.125    2.250        2.00
6991867703            N             5.00000               5.00             10.875    2.250        2.00
6992230539            N             5.00000               5.00             11.375    2.250        2.00
6992362167            N             5.00000               5.00             11.125    2.250        2.00
6992417359            N             5.00000               5.00             11.625    2.250        2.00
6994551999            N             5.00000               5.00             10.875    2.250        2.00
6995362982            N             5.00000               5.00             11.250    2.250        2.00
6999138800            N             5.00000               5.00             11.000    2.250        2.00



LOAN COUNT: 851
SCHEDULED PB
AS OF APRIL 1: $426,858,493.52
INTEREST RATE W/A: 6.20%
REMAINING TERM W/A: 358

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]



To:   The Bank of New York
      5 Penn Plaza - 16th Floor
      New York, New York  10001
      Attn:  Inventory Control

      Re: The Pooling and Servicing Agreement dated April 25, 2002, among Bank of America Mortgage Securities,
            Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.


Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:


Reason for Requesting Documents (check one)


____  1. Mortgage Paid in Full


____  2. Foreclosure


____  3. Substitution


____  4. Other Liquidation


____  5. Nonliquidation                      Reason: ___________________


                                       By:
                                          -----------------------------------
                                          (authorized signer of Bank of
                                          America Mortgage Securities, Inc.)



                                       Issuer:
                                              -------------------------------
                                       Address:
                                               ------------------------------

                                               ------------------------------

                                       Date:
                                            ---------------------------------


Custodian
The Bank of New York
Please acknowledge the execution of the above request by your signature and date below:



__________________________________  _______________
Signature   Date


Documents returned to Custodian:



___________________________________ ________________
Custodian   Date

                                    EXHIBIT F

              FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT



                                     [Date]



      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated April 25, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.



                               [_______________],


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                                 EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]


The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C, Class ___, having an initial aggregate Certificate Balance as of April 25, 2002 of $___________


Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 25, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.


                                    Very truly yours,


                                    --------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]


The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C, Class ___, having an initial aggregate Certificate Balance as of April 25, 2002 of $_________]


Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 25, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                    Very truly yours,


                                    --------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                    --------------------------------------
                                    (Nominee)

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                                         ANNEX 1 TO EXHIBIT G-2A

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

--------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer.  The Transferee is a dealer registered  pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.


            ____  ____           Will the Transferee be purchasing the
            Yes    No            Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                    --------------------------------------
                                    Print Name of Transferee

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------
                                    Date:
                                         ---------------------------------

                                                         ANNEX 2 TO EXHIBIT G-2A

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.


            ____  ____           Will the Transferee be purchasing the
            Yes    No            Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                    --------------------------------------
                                    Print Name of Transferee or Adviser

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    IF AN ADVISER:


                                    --------------------------------------
                                    Print Name of Transferee

                                    By:
                                       -----------------------------------
                                    Date:
                                         ---------------------------------

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]


The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C, Class ___, having an initial aggregate Certificate Principal Balance as of April 25, 2002 of $_________


Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 25, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:


      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                    Very truly yours,


                                    --------------------------------------
                                    (Transferee)

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------
                                    Date:
                                          --------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                    --------------------------------------
                                    (Nominee)

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    EXHIBIT H

                   FORM OF TRANSFEREE REPRESENTATION LETTER
                   FOR BENEFIT PLAN-RESTRICTED CERTIFICATES


The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C, Class ___, having an initial aggregate Certificate Principal Balance as of April 25, 2002 of $_________


Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 25, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.


                                    Very truly yours,


                                    --------------------------------------
                                    (Transferee)

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------
                                    Date:
                                          --------------------------------

                                    EXHIBIT I

                   FORM OF AFFIDAVIT REGARDING TRANSFER OF
                RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                  Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 2002-C


STATE OF               )
                       )  ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class A-R Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated April 25, 2002, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

      9.    The    Transferee's    taxpayer     identification    number    is
________________________.

      10.   The  Transferee  is a U.S.  Person  as  defined  in  Code  Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Residual Certificate as such taxes become due.

      12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                    * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.



                                    --------------------------------------
                                    Print Name of Transferee

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

      Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of _______________________,
____







                                    --------------------------------------
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    ______________, ____

                                    EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6. Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K
                       FORM OF SPECIAL SERVICING AGREEMENT


            This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor ").

                              PRELIMINARY STATEMENT

      _________________ (the "Purchaser") is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.


            The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

            Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

            Loss Mitigation Advisor:  ______________.

            Purchaser: _______________________, or the holder of record of the Class B Certificates.

            Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

                        Section 1.02. Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01. Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

            (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii),
(a)(iii) or (a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

            (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

            (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

                  Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.

            (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

            (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

            (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

            (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

                  Section 2.03.  Termination.

            (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

            (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

            (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.



                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

            Section 3.01. Amendment.

            This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

            Section 3.02.  Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 3.03.  Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 3.04.  Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

            (a)  in the case of the Servicer,

                  Bank of America, N.A.
                  201 North Tryon Street
                  Charlotte, North Carolina  28255
                  Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

            (b)  in the case of the Loss Mitigation Advisor,

                  _______________________



            (c)  in the case of the Purchaser:

                  _______________________




            Section 3.05.  Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 3.06.  Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

            (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

            Section 3.07.  Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 3.08.  Confidentiality.

            The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

            The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

            Section 3.09.  Independent Contractor.

            In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

            IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          Bank of America, N.A.

                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------


                                          Loss Mitigation Advisor

                                          -----------------------

                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------


                  PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.



                                       Purchaser

                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                     Florida

                                    Maryland